                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ x ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
  14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-12

                               Storage USA, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[   ] No fee required.
[ x ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies: Common Stock, Par Value $0.01 Per Share
   (2) Aggregate number of securities to which transaction applies: 16,716,228 shares*
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined): $43.21 per share*
   (4) Proposed maximum aggregate value of transaction: $745,013,783*
   (5) Total fee paid: $68,541.27*
    * For purposes of calculating the filing fee only, the aggregate value of the transaction was determined by adding (a) the product of (i) the 16,716,228 shares of common stock, par value $0.01 per share, of Storage USA, Inc. ("Common Stock") that are proposed to be converted into the right to receive the transaction consideration and (ii) $43.21 (which is the sum of the consideration of $42.50 per share of Common Stock plus $0.71 per share of Common Stock for the maximum potential adjustments), plus
       (b) $22,705,571 payable to holders of options to purchase shares of Common Stock in exchange for the cancellation of such options (the "Total Consideration"). The filing fee equals $92.00 per $1,000,000 of the Total Consideration, pursuant to Section 14(g) of the Exchange Act, as amended.

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing party:
   (4) Date filed:

                               STORAGE USA, INC.
                          175 Toyota Plaza, Suite 700
                               Memphis, TN 38103

                               -----------------

Dear Shareholder:

   We cordially invite you to attend a special meeting of shareholders of
Storage USA, Inc. to be held at [                ], at [       ], local time,
on [            ], 2002.

   At the special meeting, we will ask you to consider and approve a purchase and sale agreement, as amended, that provides for the disposition of all of our assets, including all of our interests in our operating partnership, SUSA Partnership, L.P., to Security Capital Group Incorporated, and the merger of Storage USA with and into SUSA Partnership, L.P. In the transactions, each holder of our shares of common stock will be entitled to receive $42.50 per share in cash, subject to certain adjustments with respect to dividends described in the accompanying proxy statement.

   A special committee consisting entirely of non-management directors unaffiliated with Security Capital evaluated the purchase agreement and the transactions contemplated by it and unanimously approved and recommended approval of the purchase agreement and the transactions by our board of directors. Our directors who are unaffiliated with Security Capital have unanimously approved the transactions and concluded that the terms of the purchase agreement and the transactions are advisable and in the best interests of Storage USA and our shareholders and unanimously recommend that our shareholders vote FOR approval of the purchase agreement and the transactions. Our board of directors considered a number of factors in evaluating the transactions, including the positive recommendation of the special committee and the fairness opinion of Lehman Brothers Inc., the special committee's financial advisor.

   The purchase agreement and the transactions must be approved by holders of a majority of our outstanding common stock. If the purchase agreement and the transactions are so approved, the closing of the transactions will occur as soon as practicable after the special meeting, when all other conditions to the closing of the transactions are satisfied or waived.

   The accompanying notice of special meeting of shareholders and proxy statement explain the proposed transactions and provide specific information concerning the special meeting. Please give all of this information your careful attention. Your vote on these matters is very important. Whether or not you plan to attend the special meeting, please sign, date and return as soon as possible the enclosed proxy card in the postage-paid envelope provided. Returning a signed proxy card will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the purchase agreement and the transactions.

   Security Capital and certain key members of our management have interests in the transactions that may be different from, or in addition to, your interests as Storage USA shareholders. These interests are summarized in the section entitled "Special Factors" in the accompanying proxy statement. Security Capital owns approximately 41.3% of our common stock and has informed us that it intends to vote its Storage USA shares in favor of the purchase agreement and the transactions. Storage USA's directors and executive officers own approximately 2.3% of our common stock and to our knowledge intend to vote their Storage USA shares in favor of the purchase agreement and the transactions. Accordingly, the affirmative vote of holders of approximately an additional 6.4% of our outstanding shares will be sufficient to approve the purchase agreement and the transactions.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE TRANSACTIONS, PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          Sincerely,

                                          /s/ DEAN JERNIGAN
                                         --------------------------------------
                                          Dean Jernigan
                                          Chairman of the Board, Chief
                                            Executive Officer
                                          and President

                               STORAGE USA, INC.
                          175 Toyota Plaza, Suite 700
                               Memphis, TN 38103

                               -----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [      ], 2002

To our Shareholders:

   NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Storage USA, Inc., a Tennessee corporation, will be held at
[                          ], on [            ], 2002, at [      ], local time,
for the following purposes:

1. To consider and approve the purchase and sale agreement, dated as of December 5, 2001, by and among Storage USA, Inc., Storage USA Trust, SUSA Partnership, L.P. and Security Capital Group Incorporated, as amended, and, in connection with the purchase and sale agreement, the sale of all of our assets, including all of our interests in SUSA Partnership, L.P., our operating partnership, to Security Capital Group Incorporated, and the merger of Storage USA, Inc. with and into SUSA Partnership, L.P., all in the manner described in the accompanying proxy statement.

2. To transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting.

   Our board of directors has fixed the close of business on [        ], 2002
as the record date for the special meeting. Accordingly, only shareholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of that meeting. A form of proxy and a proxy statement containing more detailed information regarding matters to be considered at the special meeting accompany this notice.

   All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. We have enclosed a postage-prepaid envelope for that purpose. If you have any questions or need assistance, please call 901-252-2000. If you attend the special meeting, you may vote in person even if you have already returned a proxy.

   The members of the board of directors unaffiliated with Security Capital and a special committee of non-management directors unaffiliated with Security Capital have unanimously determined that the terms of the purchase agreement, as amended, and the transactions contemplated by it are advisable and in the best interests of Storage USA and our shareholders and unanimously recommend that you vote FOR approval of the purchase agreement, as amended, and the transactions.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ JOHN W. MCCONOMY
                                         --------------------------------------
                                          John W. McConomy
                                          Executive Vice President, General
                                            Counsel
                                          and Secretary

Memphis, Tennessee
[              ], 2002

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME.

                               STORAGE USA, INC.
                          175 Toyota Plaza, Suite 700
                           Memphis, Tennessee 38103

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        Special Meeting of Shareholders
                         To Be Held On [      ], 2002

                              SUMMARY TERM SHEET

   This summary term sheet highlights selected information in this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the legal terms of the transactions, you should carefully read this entire document, as well as the additional documents to which we refer you, including the purchase agreement attached as Appendix A and the letter agreement amending the purchase agreement attached as Appendix B. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. The information contained in this proxy statement concerning Security Capital Group Incorporated and concerning plans for Storage USA and its subsidiaries after the consummation of the transactions was prepared and supplied by Security Capital Group Incorporated, and Storage USA, Inc. takes no responsibility for the accuracy or completeness of such
information. This proxy statement is first being mailed on or about [      ],
2002 to our shareholders of record as of the close of business on [      ],
2002.

Parties to the Transactions (page 56)

   . Storage USA, Inc. We are a Tennessee corporation qualified as a real estate investment trust, which we refer to as a "REIT," with expertise in acquiring, developing, constructing, franchising, owning and operating self-storage facilities. We conduct substantially all of our operations through our operating partnership, SUSA Partnership, L.P., which is described below. We refer to ourselves as "Storage USA," "we," "us" or "our." Our principal office is located at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103, and the telephone number of our offices is (901) 252-2000.

   . SUSA Partnership, L.P.  SUSA Partnership, L.P., which we refer to as the
     "operating partnership," is the limited partnership through which we conduct substantially all of our and our subsidiaries' operations. The operating partnership's principal office is located at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 and the telephone number of its offices is (901) 252-2000. We refer to Storage USA, the operating partnership and Storage USA Trust (the entity through which we own most of our limited partnership interests in the operating partnership) collectively as the "sellers."

   . Security Capital Group Incorporated. Security Capital Group Incorporated, which we refer to as "Security Capital," is an international real estate operating company. Security Capital for much of its history had diverse investments in real estate operating companies operating in most commercial real estate sectors. Some of these investments were minority ownerships of publicly traded companies. In the third quarter of 1999, Security Capital embarked upon a strategy of focusing its capital in up to six operating divisions that would ultimately be private subsidiaries of Security Capital. Since initiating this strategy, Security Capital has disposed of investments in the office, apartment, and lodging sectors, and has proposed to increase its investments in the storage, parking and assisted living sectors. The combined assets of the entities in which Security Capital presently holds investments total $14.1 billion. In addition, Security Capital Research & Management Incorporated, a wholly owned subsidiary of Security Capital, manages $2.8 billion of real estate securities investments. Security Capital's principal offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Security Capital and its majority-owned affiliates also have offices also in Brussels, Chicago, El Paso, Houston, London, Luxembourg and New York City. On December 14, 2001, General Electric Capital Corporation, or GE Capital, through its Commercial Real Estate business, entered into a definitive agreement with Security Capital for GE Capital to acquire Security Capital. See "Special Factors--Acquisition of Security Capital by GE Capital."

The Transactions and Transaction Consideration (pages 67 and 68)

   . In a series of transactions, we plan to sell all of our interests in the operating partnership and all of our other assets to Security Capital and then merge with and into the operating partnership, which at the time of the merger will be a majority-owned subsidiary of Security Capital and which will be the surviving entity in the merger. The transactions will be accomplished under the Purchase and Sale Agreement by and among Storage USA, Storage USA Trust, the operating partnership and Security Capital, dated as of December 5, 2001, as amended by a letter agreement, dated as of January 17, 2002, to reflect the increase in the consideration payable to our shareholders and the limited partners of the operating partnership from $42.00 to $42.50 per share or unit as a result of the settlement of the class action litigation commenced in connection with the Transactions, as described under "Special Factors--Shareholder Litigation in Connection with the Transactions." Unless the context otherwise requires, we refer to the Purchase and Sale Agreement as amended by the letter agreement as the "purchase agreement." The purchase agreement is incorporated by reference into this proxy statement. The Purchase and Sale Agreement and the letter agreement are attached to this proxy statement as Appendices A and B, respectively. We refer to the transactions contemplated by the purchase agreement as the "Transactions."

   . In the Transactions, each holder of shares of our common stock, other than Security Capital and its affiliates, will be entitled to receive $42.50 per share in cash, without interest, subject to increase by the per share amount of the pro rata portion of normal quarterly dividends payable in the ordinary course of business consistent with past practice, not to exceed $0.71 per share, relating to the quarterly period in which the closing of the Transactions occurs, and subject to reduction by the per share amount of any dividends in excess of such normal quarterly dividends paid after the date of the purchase agreement.

   . Holders of limited partnership interests in the operating partnership, other than Security Capital and its affiliates, will also be entitled to receive $42.50 per unit in cash, without interest, subject to increase by the per unit amount of the pro rata portion of quarterly distributions payable in the ordinary course of business consistent with past practice, relating to the quarterly period in which the closing of the Transactions occurs, and subject to reduction by the per unit amount of any distributions in excess of such normal quarterly distributions paid after the date of the purchase agreement, unless such holders elect and are qualified to continue as limited partners in the surviving partnership. We refer to the consideration (including any adjustments described above) to be paid to our shareholders and to the holders of operating partnership units, other than Security Capital and its affiliates, as the "transaction consideration."

   . Each share of our common stock owned by Security Capital and its affiliates will be redeemed prior to the merger for $42.50 per share of common stock, either for cash and/or, to the extent any portion of the consideration paid in the partnership sale and asset sale (as described below) was paid by Security Capital in the form of promissory notes, such notes.

   . All options to acquire our common stock will vest and be exercisable immediately prior to the closing of the Transactions. Accordingly, holders of options to acquire shares of our common stock will be entitled to receive in the Transactions, with respect to each option held, an aggregate amount in cash equal to the product of: (1) the excess, if any, of the per share transaction consideration over the option's exercise price per share and (2) the number of shares of our common stock subject to such option, less tax withholding and loan repayments where applicable.

   . The parties contemplate that the Transactions will occur on the same day in the following order:

     . The operating partnership and Dean Jernigan, our Chairman, Chief
       Executive Officer and President, will sell all of their respective interests in SUSA Management, Inc. and Storage USA Franchise Corp. to Security Capital. We refer to this as the "subsidiary sale."

     . Storage USA and Storage USA Trust will sell all of their respective partnership interests in the operating partnership and in SUSA Holdings, L.P. to Security Capital. As a result of this sale, Security Capital will become the sole general partner and majority limited partner of the operating partnership and the sole general partner of SUSA Holdings, L.P. We refer to this as the "partnership sale."

     . Storage USA will sell all of its remaining assets to Security Capital and Security Capital will assume all of the liabilities of Storage USA. We refer to this as the "asset sale."

     . Storage USA will purchase all of the shares of its common stock owned by Security Capital and its affiliates in exchange for cash and/or notes. We refer to this as the "redemption."

     . Storage USA will merge with and into the operating partnership, and the operating partnership will be the surviving entity in the merger. In connection with the merger, the terms of the operating partnership's agreement of limited partnership will be amended and restated. We refer to this as the "merger."

   . After the completion of the Transactions, we will cease to exist as a separate legal entity and our shareholders will have no continuing interest in, and will not share in the future earnings, dividends or growth, if any, of, the surviving partnership. In addition, our common stock will be cancelled and will no longer be listed on the New York Stock Exchange or registered with the Securities and Exchange Commission.

Factors Considered by the Special Committee and Our Board of Directors (pages 29 and 33)

   Our board of directors formed a special committee of directors on March 1, 2001 to investigate the strategic alternatives available to Storage USA. The special committee consists of directors unaffiliated with Security Capital and management in order to protect your interests in evaluating and negotiating strategic alternatives from potential conflicts of interests, as directors affiliated with Security Capital or management may have interests in potential strategic alternatives that are different from, or in addition to, your interests. See "Special Factors--Interests of Storage USA's Executive Officers and Directors in the Transactions.''

   In reaching their conclusions to approve the Transactions, our board of directors and the special committee reviewed and evaluated the advisability of the Transactions and consulted their respective outside legal counsel and our management. The special committee also considered the advice of Lehman Brothers Inc., its independent financial advisor. In addition, the special committee and our board of directors considered the short-term and long-term interests of Storage USA and its shareholders and of the operating partnership and its partners, focusing on a variety of business, financial and market factors, including the following, no one of which by itself was determinative. Because, at the time of the special committee's determination, the class action litigation commenced in connection with the Transactions had not been settled, the following factors considered by the special committee at that time did not reflect the increase from $42.00 to $42.50 per share in the consideration payable to our shareholders as a result of the settlement described under "Special Factors--Shareholder Litigation in Connection with the Transactions."

Potentially Positive Factors

   . The opinion delivered by Lehman Brothers to the special committee, described under "Special Factors--Opinion of the Financial Advisor to the Special Committee," which concludes that as of December 3, 2001 the $42.00 per share cash consideration offered to our shareholders, other than Security Capital and its affiliates, is fair from a financial point of view.

   . The $42.00 per share cash consideration represents a premium of approximately 19% over the average closing price of our common stock over the 52-week period ending on December 5, 2001, the day of the announcement of the Transactions, and a premium of 14.8% over the average closing price of our common stock over the one-month period prior to September 7, 2001, the last business day prior to the announcement that Storage USA and Security Capital had modified their standstill arrangement.

   . The $42.00 per share cash consideration represents a premium over the net asset value calculations of: (1) six financial institutions publishing research coverage of Storage USA as of November 30, 2001, (2) Lehman Brothers and (3) after giving effect to change of control and transaction costs, Storage USA's management.

   . The terms of the purchase agreement provide that our shareholders will receive cash consideration in exchange for their shares, generally provides for no financing contingency (except as described under "Terms of the Transaction--Conditions to Closing"), and allows for the payment by Storage USA of regular quarterly dividends (and by the operating partnership of corresponding distributions on limited partnership units) through the closing of the Transactions.

   . The purchase agreement permits us to solicit alternative third party offers to purchase Storage USA for the period from December 5, 2001 until and including January 19, 2002, which we refer to as the "permitted period." Subject to the satisfaction of certain conditions, at any time prior to the special meeting we may enter into an agreement providing for a "superior transaction" (as defined under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions") with a third party and terminate the purchase agreement, provided that concurrently with such termination we pay Security Capital a $22.5 million termination fee. If we had entered into a superior transaction agreement on or prior to January 19, 2002, the purchase agreement obligated Security Capital to vote all of our common stock owned by Security Capital and its affiliates in favor of that transaction agreement. Despite an extensive solicitation process conducted by the special committee's financial advisor, Storage USA did not receive any acquisition proposals during the permitted period (see "Special Factors--Background of the Transactions").

   . There is a high likelihood that Security Capital will be able to consummate the Transactions.

   . The special committee and our board of directors believe that, unless and until a superior transaction is proposed, the Transactions are more desirable than any other strategic alternative available to us, including continuing to operate as an independent public company.

Potentially Negative Factors

   . The price of our shares of common stock increased above $42.00 per share shortly prior to December 3, 2001, the date of the special committee's approval of the purchase agreement.

   . The completion of the Transactions will preclude our shareholders from having the opportunity to participate in the future growth in the value of our assets and our funds from operations.

   . The Transactions will be taxable to our shareholders and the unitholders of the operating partnership who do not qualify or do not elect to continue as limited partners of the surviving partnership.

   . Security Capital and certain members of our management have interests in the Transactions that may be different from, or in addition to, the interests of our other shareholders.

   . There are significant costs associated with completing the Transactions.

   . The purchase agreement limits our ability in some cases to pursue alternative transactions other than with Security Capital, and generally requires us to pay Security Capital a termination fee of $22.5 million if we terminate the purchase agreement to enter into an agreement providing for a superior transaction.

   The special committee initially reached its conclusion to approve the Transactions based on the consideration of $42.00 per share of Storage USA common stock originally to be paid by Security Capital under the purchase agreement based upon the factors discussed above. The special committee subsequently reaffirmed its conclusion in light of the increase in the purchase price to $42.50 per share that, subsequent to the signing of the purchase agreement, Security Capital agreed to pay to Storage USA shareholders as part of the settlement of the class action litigation commenced in connection with the Transactions, as described under "Special Factors--Shareholder Litigation in Connection with the Transactions." In reaffirming its conclusion, the special committee noted that the increased consideration of $42.50 per share represents a greater premium to historical trading prices of Storage USA's common stock and to the net asset value analyses described above than $42.00 per share.

Recommendation of the Special Committee and Our Board of Directors (pages 29 and 33)

   . At separate meetings held on December 3, 2001, both the special committee and the members of our board of directors unaffiliated with Security Capital unanimously (1) determined that the Transactions were advisable and in the best interest of Storage USA and its shareholders and (2) adopted the purchase agreement and approved the Transactions. The special committee unanimously recommended that our board of directors approve and adopt the purchase agreement and the Transactions, and the members of our board of directors unaffiliated with Security Capital unanimously recommend that our shareholders vote FOR approval of the purchase agreement and the Transactions.

   . On January 16, 2002 and January 17, 2002, respectively, the special committee and the members of our board of directors unaffiliated with Security Capital unanimously approved and adopted the letter agreement amending the purchase agreement to increase the consideration payable to Storage USA shareholders in the Transactions from $42.00 to $42.50 per share and reaffirmed their determination that the purchase agreement, as amended, and the Transactions are advisable and in the best interests of Storage USA and our shareholders. The members of our board of directors unaffiliated with Security Capital also reaffirmed their recommendation that the shareholders approve the purchase agreement, as amended, and the Transactions.

Fairness Opinion (page 37)

   . Lehman Brothers has acted as financial advisor to the special committee in connection with the Transactions. As part of Lehman Brothers' role as financial advisor to the special committee, on December 3, 2001 Lehman Brothers delivered its written opinion, dated December 3, 2001, to the special committee that, as of such date, and based upon and subject to the matters stated in the opinion, the $42.00 per common share cash consideration to be offered in the Transactions to the holders of shares of our common stock, other than Security Capital and its affiliates, is fair to such holders from a financial point of view.

   . The full text of Lehman Brothers' written opinion, dated December 3, 2001, is attached to this proxy statement as Appendix C. You should read the opinion and the description in this proxy statement beginning on page 37 for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion.

   . Lehman Brothers' opinion was one of many factors taken into consideration by the special committee in making its decision to recommend the Transactions to our board of directors. Consequently, Lehman Brothers' analyses should not be viewed as determinative of the special committee's recommendation to our board. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any shareholder as to how to vote or whether to accept the cash consideration offered in the Transactions. Lehman Brothers was not required to opine as to, and its opinion does not address, Storage USA's underlying business decision to proceed with or consummate the Transactions.

Interests of Storage USA's Executive Officers and Directors in the Transactions (page 45)

   . Some of our directors, executive officers and employees have interests in the Transactions that may be different from, or in addition to, your interests as a shareholder. Our board of directors and the special committee were aware of these interests and considered them, among other matters, in approving and recommending the purchase agreement and the Transactions.

   . Stock Options. Directors, executive officers and other employees hold options to purchase our common stock, which will become fully vested and cancelled in exchange for a cash payment as a result of the Transactions.

   . Restricted Stock. Our executive officers, as well as other employees, hold restricted shares of our common stock, which will become fully vested and unrestricted and entitled to the transaction consideration as a result of the Transactions.

   . Severance Agreements.  The severance agreements with each of Messrs.
     Jernigan, Marr, McConomy, Haas, Yale, Taub, Brown, Stern and other Storage USA employees provide for severance payments and other benefits if the employee's employment is terminated for certain reasons within two years following a change in control of Storage USA, such as:

     . the right to receive an amount equal to three times (for Messrs.
       Jernigan and Marr), two times (for the other executive officers listed above) or one and a half times (for the other employees) the employee's base salary plus certain bonus amounts;

     . the cancellation of any loan under Storage USA's 1995 Employee Stock
       Purchase and Loan Plan or its 1996 Officers' Stock Option Loan Program to the extent it exceeds the fair market value of the stock (or options) securing the loan (however, none of the loans exceeds the fair market value of the underlying stock, based on the consideration of $42.50 per share to be paid in the Transactions); and

     . the continuation of certain health insurance benefits.

   . Other Payments. Our executive officers will also receive payments under other compensation plans as a result of the Transactions.

   . Employment Agreements.  Messrs. Jernigan, Marr, McConomy, Brown, Yale,
     Taub and Stern have employment agreements with Storage USA entitling them to continue to receive their base salary then in effect until the earlier of two years, for Messrs. Jernigan and Marr, one and a half years for Mr. McConomy, and one year for Messrs. Brown, Yale, Taub and Stern, or until the date they begin employment with another employer, as well as other benefits, if they are terminated "without cause" or resign for "good reason" as defined in each employment agreement. However, any action by Storage USA or termination of an employee's employment with Storage USA that constitutes or otherwise gives rise to a change of control termination under a severance agreement will be governed exclusively by that severance agreement, without duplication of payments under the employee's employment agreement.

   . Indemnification and Directors' and Officers' Insurance. Security Capital and the surviving partnership have agreed, jointly and severally, to fulfill and honor in all respects existing indemnification agreements between us and each of our directors and some of our officers. In addition, Security Capital and the surviving partnership have agreed for a period of six years from and after the closing of the Transactions to:

     . indemnify and advance expenses, to the fullest extent permitted by law, to each former and present director, trustee and officer of Storage USA or any of our subsidiaries with respect to all costs or expenses incurred in connection with any claim, action, suit or investigation arising out of acts or omissions by them in their capacities as such, that existed or occurred at or prior to the effective time of the merger; and

     . maintain directors' and officers' liability insurance for those persons currently covered by Storage USA's directors' and officers' liability insurance policy.

The Special Meeting (page 19)

   The special meeting of our shareholders will be held at              , on
      ,              , 2002, at        a.m., local time. At the special
meeting, the holders of record of our common stock will be asked to consider and vote upon a proposal to approve the purchase agreement and the Transactions.

Record Date and Vote Required (page 19)

   Only holders of shares of our common stock as of the close of business on
the record date,       , 2002, are entitled to notice of and to vote at the
special meeting. As of that date, there were        shares of our common stock
issued and outstanding. Each share of our common stock is entitled to one vote on any matter that may properly come before the meeting and any adjournment or postponement of that meeting. We have no other class of voting securities outstanding.

   The purchase agreement and the Transactions must be approved by holders of a majority of our outstanding shares of common stock. As of the record date, Security Capital beneficially owned 11,765,654 shares, or approximately 41.3%, of our common stock. Security Capital has informed us that it intends to vote its Storage USA shares in favor of the purchase agreement and the Transactions. Storage USA's directors and executive officers own approximately 2.3% of our common stock and to our knowledge they intend to vote their Storage USA shares in favor of the purchase agreement and the Transactions. Accordingly, the affirmative vote of holders of an additional 1,815,973 shares, which equals approximately an additional 6.4% of our outstanding shares of common stock, will be sufficient to approve the purchase agreement and the Transactions.

Voting and Revocation of Proxies (page 19)

   Shares of our common stock represented at the special meeting by properly executed proxies received, and not revoked, prior to or at the special meeting will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted "FOR" the approval of the purchase agreement and the Transactions. Proxies are being solicited on behalf of our board of directors.

   The person who executes a proxy may revoke it at or before the special meeting by:

   . delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy;

   . duly executing, dating and delivering to our secretary a subsequent proxy;
     or

   . attending the special meeting and voting in person.

   Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Payments by Security Capital (page 69)

   In addition to the consideration paid to holders of our common stock and optionholders (as described under "Consideration to Securityholders"), in connection with the Transactions, Security Capital:

   . will pay to the operating partnership's unitholders who do not elect or are not qualified to continue as limited partners of the surviving partnership the per share transaction consideration;

   . will pay to the operating partnership approximately $15.9 million in connection with the subsidiary sale (which amount will be applied by the operating partnership to the partial repayment of its and Storage USA Franchise Corp.'s lines of credit); and

   . will provide the operating partnership with sufficient funds to repay all remaining amounts outstanding under the operating partnership's and Storage USA Franchise Corp.'s lines of credit.

   In consideration for such payments, Security Capital will receive a number of units in the operating partnership equal to the aggregate cash consideration so paid divided by the per unit transaction consideration.

Payment Procedures (page 70)

   Promptly after the merger, each shareholder of Storage USA entitled to receive his portion of the transaction consideration will receive a transmittal letter and instructions specifying the procedures to be followed for surrendering stock certificates in exchange for payment of his portion of the transaction consideration. Upon surrender of your stock certificate(s) you will be paid the portion of the transaction consideration to which you are entitled. You should not send your stock certificate(s) to us or anyone else until you receive the instructions.

Conditions to Closing (page 79)

   The Transactions will be consummated after the fulfillment or waiver of all conditions to the Transactions. The merger, the last step in the Transactions, will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Tennessee or such later time, if any, as may be specified in the certificate of merger.

   The obligation of Security Capital to complete the Transactions is subject to a number of conditions, including but not limited to:

   . the approval of the Transactions by our shareholders;

   . that no condition to lending or financing under Security Capital's commitment letter described under "Special Factors--Sources and Uses of Proceeds; Financing for the Transactions," related to a material disruption of, or material adverse change in, financial, banking, or capital market conditions, has been invoked and is continuing (after any applicable cooling off period), rendering all or part of the commitment unavailable;

   . our compliance with applicable laws and regulations necessary to permit
     Storage USA to be taxed as a REIT;

   . all action necessary or appropriate to admit Security Capital as the general partner and a limited partner to the operating partnership has been taken; and

   . other customary conditions specified in the purchase agreement.

   Our obligation to complete the Transactions is subject to a number of conditions, including but not limited to:

   . the approval of the Transactions by our shareholders; and

   . other customary conditions specified in the purchase agreement.

Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions (page 73)

   The purchase agreement allowed Storage USA to solicit acquisition proposals from December 5, 2001, the date of the purchase agreement, until and including January 19, 2002. During this "permitted period," none of the limitations on solicitation described below, other than the notice requirements, would have applied and we could have terminated the purchase agreement and entered into an agreement providing for a superior transaction with a third party if we had complied with the notice requirements and concurrently with such termination we had paid Security Capital a termination fee (provided that Security Capital in turn executed a support agreement if requested by such third party). Had we so terminated the purchase agreement, Security Capital had agreed to vote all of our shares of common stock owned by it and its affiliates in favor of the superior transaction agreement and to sell all such shares for cash and otherwise on terms no less favorable than those offered to other holders of our common stock in the superior transaction. The results of our solicitation of acquisition proposals are described under "Special Factors--Background of the Transactions."

   During the period from January 20, 2002 until the termination of the purchase agreement, neither we nor any of our subsidiaries, affiliates or representatives may:

   . solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, relates to or could reasonably be expected to lead to, any "acquisition proposal" (as defined under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions");

   . enter into, continue or otherwise participate in any discussions or negotiations regarding any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

   . furnish to any person any information, or otherwise cooperate with or assist any person in any effort or attempt by such person, with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal.

   However, in response to an acquisition proposal that did not result from a breach of the provisions described above, and subject to compliance with the notification requirements described below, we may:

   . pursuant to a customary confidentiality agreement containing customary standstill provisions, furnish information concerning Storage USA to any person making an acquisition proposal that the special committee determines in good faith (after consultation with outside counsel and its financial advisor) is a "superior proposal" (as defined under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions"); and

   . engage in discussions or negotiations with such person regarding any such superior proposal.

   In addition, under the purchase agreement, subject to the exceptions described below, the board and the special committee, during the period from January 20, 2002 until the termination of the purchase agreement, may not:

   . withdraw or publicly propose to withdraw, or modify or publicly propose to modify in any manner adverse to Security Capital, their approval or recommendation of the purchase agreement or the Transactions;

   . enter into any agreement relating to an alternative acquisition proposal
     (other than the confidentiality agreements described above); or

   . adopt, approve or recommend any acquisition proposal (or publicly propose to do so).

   However, our board of directors and the special committee may: (1) withdraw, modify or publicly propose to withdraw or modify their approval or recommendation if the board of directors or the special committee determines in good faith (after consultation with outside counsel and the special committee's financial advisor) that an acquisition proposal constitutes a superior proposal as to which Storage USA intends to enter into a binding written agreement, and
(2) adopt, approve or recommend such superior proposal (or propose to do so) if Storage USA has terminated the purchase agreement in connection with entering into an agreement with respect to a superior transaction, has otherwise complied with the no-solicitation and notice requirements described in this section in all material respects, and, concurrently with such termination, pays to Security Capital the termination fee described below. Security Capital is not obligated to vote in favor of a superior transaction agreement entered into after January 19, 2002.

   The purchase agreement requires us to promptly advise Security Capital of:

   . our receipt of any acquisition proposal, or any material negotiation or discussion concerning the material economic terms and material conditions of such acquisition proposal;

   . all material changes to the economic terms of any such acquisition proposal, negotiation or discussion; and

   . the identity of any entity that has requested or been granted access to the data room maintained by Storage USA.

   However, if Storage USA, acting in good faith, immaterially or inadvertently fails to comply with its notice obligations, such failure will not be considered a breach of these obligations if, at least three business days prior to entering into an agreement with respect to an acquisition proposal, Storage USA provides Security Capital with the then current material business terms of such acquisition proposal.

Termination of the Purchase Agreement and Termination Fee (page 81)

   The purchase agreement may be terminated at any time by mutual written consent of Storage USA and Security Capital, or upon the occurrence of the events or actions described under "Terms of the Transactions--Termination of the Purchase Agreement and Termination Fee."

   If the purchase agreement is terminated:

   . by Security Capital, because our board of directors and the special committee have publicly withdrawn or modified in a manner adverse to Security Capital their recommendation of any of the Transactions or have failed to reconfirm their recommendation of any of the Transactions within five business days after Security Capital's written request to do so; or

   . by Storage USA, because, prior to the special meeting, our board of directors and the special committee have entered into a superior transaction (and Storage USA has complied with its no-solicitation obligations and notice requirements in all material respects), then we must pay Security Capital a termination fee of $22.5 million. In the case of termination by us in connection with entering into a superior transaction, the termination fee must be paid concurrently with such termination.

Strategic Alliance Agreement (page 77)

   We are parties to a Strategic Alliance Agreement with Security Capital which, among other things, restricts our ability to:

   . incur indebtedness;

   . own real property (other than self-storage facilities or land suitable for the development of self-storage facilities); or

   . terminate our eligibility for treatment as a REIT for federal income tax purposes.

   The Strategic Alliance Agreement also contains "standstill" restrictions which, among other things, limit Security Capital's ability to purchase more shares of our common stock or sell or otherwise dispose of the shares of our common stock it already owns. These "standstill" restrictions may be terminated by certain "early termination events," including our authorization of the solicitation of proposals with respect to an extraordinary transaction.

   The purchase agreement provides that the exercise of any rights, in accordance with and subject to its terms, and the consummation of any of the Transactions contemplated by the purchase agreement do not constitute a violation or attempted violation of any provision of the Strategic Alliance Agreement or Storage USA's charter or bylaws. The purchase agreement also provides that, upon the effective time of the merger or consummation of a superior transaction, the Strategic Alliance Agreement will be terminated and cease to have any force or effect.

Appraisal Rights (page 71)

   No appraisal rights are available to shareholders under applicable law in connection with the Transactions.

Material Federal Income Tax Consequences (page 84)

   Your receipt of your portion of the transaction consideration will be taxable for federal income tax purposes. To review the tax consequences of the Transactions in greater detail, see "Material Federal Income Tax Consequences" below. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of the Transactions to you.

Regulatory Matters (page 53)

   Storage USA and Security Capital are not aware of any federal or state regulatory approvals that are required in order to complete the Transactions other than the filing of the certificate of merger with the Secretary of State of the State of Tennessee.

Shareholder Litigation in Connection with the Transactions (page 53)

   Storage USA, each of our directors, Storage USA Trust, the operating partnership and Security Capital are named as defendants in several purported class actions alleging, among other things, that the individual defendants have breached their fiduciary duties to shareholders by structuring the purchase agreement so as to deprive themselves of the ability to consider certain possible competing proposals, thereby depriving plaintiffs of the true value of their investment in Storage USA. The putative class actions further allege that Security Capital breached fiduciary duties to other shareholders of Storage USA and failed to treat those shareholders with entire fairness. The putative class actions seek:

   . to enjoin the consummation of the Transactions or in the alternative, to declare certain sections of the purchase agreement invalid and void; and

   . if the Transactions are consummated, to rescind them and recover rescissionary and other damages suffered by the plaintiffs as a result of the Transactions.

   The purchase agreement gives Security Capital the right until the termination of the purchase agreement to participate at its expense in the defense, and to consent to any settlement, of any shareholder litigation relating to the purchase agreement or the Transactions, but Security Capital's consent may not be unreasonably withheld or delayed.

   Following negotiations subsequent to the announcement of the Transactions, on January 17, 2002 the parties to the litigation entered into an agreement in principle with respect to settlement of the purported class actions. As part of the settlement, Security Capital agreed to increase the consideration to be paid in the Transactions to Storage USA shareholders from $42.00 to $42.50 per share. On the same date, the parties to the purchase agreement amended the purchase agreement to reflect the increased consideration. The settlement is subject to a number of conditions, including court approval and the consummation of the Transactions. However, regardless of whether court approval of the settlement is obtained prior to consummation of the Transactions, Storage USA shareholders will receive the increased consideration if the Transactions are consummated.

Financing for the Transactions (page 52)

   It is estimated that approximately $1.06 billion in cash will be required to effect the Transactions, including repayment of the operating partnership's and Storage USA Franchise Corp.'s credit lines and payment of transaction fees and expenses. Security Capital intends to finance the Transactions using cash on hand and, if and to the extent necessary, borrowed funds. Between the signing of the purchase agreement and the date of this proxy statement, Security Capital received a significant amount of cash proceeds from the sale of its stock in other entities and has informed us that it currently has, and it expects that at the closing it will have, sufficient cash on hand to consummate the Transactions.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

SUMMARY TERM SHEET.....................................................................   1

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS...........................................  15

THE SPECIAL MEETING....................................................................  19
     General...........................................................................  19
     Date, Time and Place..............................................................  19
     Matters to be Considered at the Special Meeting...................................  19
     Record Date; Outstanding Shares...................................................  19
     Vote Required.....................................................................  19
     Voting and Revocation of Proxies..................................................  19
     Quorum, Abstentions and Broker Non-Votes..........................................  20
     Solicitation of Proxies and Expenses..............................................  20
     Recommendation of the Special Committee and the Board of Directors................  20
     Other Matters.....................................................................  21

SPECIAL FACTORS........................................................................  22
     Background of the Transactions....................................................  22
     Fairness of the Transactions; Recommendation of the Special Committee of the
       Board of Directors..............................................................  29
     Recommendation of the Board of Directors..........................................  33
     Security Capital's Purposes and Reasons for the Transactions; Benefits and
       Detriments of the Transactions to Security Capital..............................  34
     Position of Security Capital Regarding Fairness of the Transactions...............  35
     Opinion of the Financial Advisor to the Special Committee.........................  37
     Role of the Financial Advisor to Security Capital.................................  43
     Certain Effects of the Transactions...............................................  43
     Acquisition of Security Capital by GE Capital.....................................  44
     Plans for Storage USA after the Transactions......................................  44
     Conduct of the Business of Storage USA if the Transactions are Not Completed......  45
     Interests of Storage USA's Executive Officers and Directors in the Transactions...  45
     Past Transactions and Relationships...............................................  48
     Sources and Uses of Proceeds; Financing for the Transactions......................  52
     Regulatory Matters................................................................  53
     Accounting Treatment of the Transactions..........................................  53
     Shareholder Litigation in Connection with the Transactions........................  53

SUMMARY FINANCIAL INFORMATION..........................................................  55
MARKET PRICES AND DIVIDEND INFORMATION.................................................  56
FORWARD-LOOKING STATEMENTS.............................................................  56
THE PARTIES............................................................................  56
     Storage USA, Inc..................................................................  56
     SUSA Partnership, L.P.............................................................  57
     Security Capital Group Incorporated...............................................  57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT........................................................................  58
DIRECTORS AND EXECUTIVE OFFICERS OF STORAGE USA........................................  60

                                                                              Page
                                                                              ----
DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY CAPITAL.........................  63
TERMS OF THE TRANSACTIONS....................................................  67
     General.................................................................  67
     Structure of the Transactions...........................................  67
     Consideration to Securityholders........................................  68
     Payments by Security Capital............................................  69
     Payment Procedures......................................................  70
     Appraisal Rights........................................................  71
     Representations and Warranties..........................................  71
     Conduct of Business Prior to the Transactions...........................  72
      Solicitation of Proposals by Storage USA and Alternative Acquisition
         Transactions........................................................  73
     Strategic Alliance Agreement............................................  77
     Taking of Necessary Action; SEC Filings.................................  77
     Employee Matters........................................................  78
     Indemnification; Directors and Officers Insurance.......................  78
     Shareholder Litigation..................................................  79
     Conditions to Closing...................................................  79
     Termination of the Purchase Agreement and Termination Fee...............  81
     Expenses................................................................  82
     Amendment and Assignment................................................  83

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................  84
INDEPENDENT PUBLIC ACCOUNTANTS...............................................  86
HOUSEHOLDING INFORMATION.....................................................  86
PROPOSALS BY OUR SHAREHOLDERS................................................  87
WHERE YOU CAN FIND MORE INFORMATION..........................................  88
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................  88

APPENDIX A          Purchase and Sale Agreement by and among Storage USA, Inc.,
                    Storage USA Trust, SUSA Partnership, L.P. and Security
                    Capital Group Incorporated, dated as of December 5, 2001

APPENDIX B          Letter of Agreement by and among Storage USA, Inc., Storage
                    USA Trust, SUSA Partnership, L.P. and Security Capital
                    Group Incorporated, dated as of January 17, 2002

APPENDIX C          Opinion of Lehman Brothers Inc.

                 QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q: What will I receive in the Transactions?

A: You will be entitled to receive $42.50 in cash, without interest, for each share of Storage USA common stock you own, subject to the adjustments with respect to dividends described under "Terms of the Transactions--Consideration to Securityholders."

   If you own options to purchase shares of our common stock, in exchange for the cancellation of those options you will be entitled to receive, with respect to each option held, an amount in cash equal to the product of the excess of the per share transaction consideration over the option's exercise price per share and the number of shares of our common stock underlying the option, less certain taxes and loan repayments.

Q: Does my board of directors recommend approval of the Transactions?

A: Yes. A special committee of five independent directors evaluated the advisability of the Transactions and unanimously recommended that the board of directors approve the purchase agreement and the Transactions. The members of the board of directors unaffiliated with Security Capital, acting upon such unanimous recommendation of the special committee, unanimously approved the purchase agreement and the Transactions and recommend that you vote "FOR" their approval. For a description of the factors considered by the special committee, see "Special Factors--Fairness of the Transactions; Recommendation of the Special Committee of the Board of Directors." For a description of the factors considered by the board of directors, see "Special Factors--Recommendation of the Board of Directors."

Q: Why was the special committee formed?

A: Your board of directors formed the special committee to protect your interests in evaluating and negotiating Storage USA's strategic alternatives and the terms of the Transactions from potential conflicts of interest resulting from Security Capital's and management's representation on our board of directors and their respective interests in potential strategic alternatives of Storage USA, which may be different from, or in addition to, the interests of Storage USA's shareholders generally. For a description of these matters, see "Special Factors--Interests of Storage USA's Executive Officers and Directors in the Transactions" and "Special Factors--Background of the Transactions."

Q: What is the structure of the proposed Transactions and why was this structure used?

A: Security Capital will first purchase from the operating partnership and Dean
   Jernigan, our Chairman, President and Chief Executive Officer, all of their respective interests in two corporate subsidiaries owned by them. Security Capital will then purchase all of our assets, including all of our interests in our operating partnership, and will assume all of our liabilities. We will then purchase from Security Capital all shares of our common stock owned by it and its affiliates. Finally, we will merge with and into the operating partnership, which at the time of the merger will be a majority-owned subsidiary of Security Capital, and the operating partnership will be the surviving entity in the merger.

   The Transactions were structured this way principally so that Security Capital could receive a tax basis for federal income tax purposes in all real estate and other assets owned directly or indirectly by Storage USA equivalent to Security Capital's purchase price (other than assets owned through the two corporate subsidiaries purchased separately from the operating partnership).

Q: When do you expect to complete the Transactions?

A: A special meeting of our shareholders is being held on [      ], 2002 for
   the purpose of considering and voting on approval of the purchase agreement and the Transactions. Because a vote of our shareholders is only one of the conditions to the Transactions, Storage USA cannot assure you as to when or if the Transactions will occur, but we are working to close the Transactions on or promptly after the date of the special meeting of our shareholders.

Q: If the Transactions are completed, when can I expect to receive the consideration for my shares?

A: Promptly after the consummation of the Transactions, you will receive detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. Promptly after surrendering your stock certificates and such other documents identified in the instructions, you will receive payment of your portion of the transaction consideration for your shares.

Q: Does Storage USA expect to continue to pay quarterly dividends on my shares?

A: Yes, but only through the closing of the Transactions. You will continue to receive quarterly dividends, up to $0.71 per share, normally paid for each complete quarter prior to the closing of the Transactions. In addition, as part of the consideration for your shares, you will receive a pro rated portion of such normal quarterly dividends with respect to the quarterly period in which the Transactions are consummated.

Q: If I am a U.S. shareholder, what are the tax consequences of the Transactions to me?

A: Your receipt of your portion of the transaction consideration for your shares will be taxable for federal income tax purposes. To review the tax consequences of the Transactions in greater detail, see "Material Federal Income Tax Consequences." Your tax consequences will depend on your personal situation. You should consult your own tax advisor for a full understanding of the tax consequences of the Transactions to you.

Q: If I am a non-U.S. shareholder, what are the tax consequences of the Transactions to me?

A: The tax consequences to non-U.S. shareholders are complex and unclear.
   Non-U.S. shareholders are urged to read "Material Federal Income Tax Consequences--Consequences to Non-U.S. Shareholders" and to consult with their own tax advisors, especially concerning the Foreign Investment in Real Property Tax Act of 1980, U.S. federal income tax withholding rules and the possible application of benefits under an applicable income tax treaty.

Q: What vote of Storage USA shareholders is required to approve the Transactions?

A: Approval of the Transactions requires the affirmative vote by holders of a majority of outstanding shares of our common stock entitled to vote. Security Capital owns approximately 41.3% of our outstanding common stock and has stated that it intends to vote those shares in favor of the purchase agreement and the Transactions. Storage USA's directors and executive officers own approximately 2.3% of our common stock and to our knowledge they intend to vote their Storage USA shares in favor of the purchase agreement and the Transactions. Accordingly, the affirmative vote of holders of approximately an additional 6.4% of our outstanding shares will be sufficient to approve the Transactions. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your shares at the special meeting.

Q: Who is entitled to vote at the special meeting?

A: Holders of record of shares of our common stock as of the close of business
   on [        ], 2002 are entitled to vote at the special meeting. Each
   shareholder has one vote for each share of our common stock owned on the record date.

Q: What is the location, date and time of the special meeting?

A: The special meeting will be held on [                 ], at     local time,
   at [    ] (see "The Special Meeting").

Q: What happens if I sell my shares before the special meeting?

A: The record date for the special meeting, [              ], 2002, is earlier
   than the expected completion of the Transactions. If you held your shares on the record date but subsequently transfer them, you will retain your right to vote at the special meeting but not the right to receive the consideration for the shares. The right to receive such consideration will pass to the person who owns your shares when the merger becomes effective.

Q: How do I vote?

A: You may indicate how you want to vote on your proxy card. You may also attend the special meeting and vote in person instead of submitting a proxy. If you fail either to return your proxy card or to vote in person at the special meeting, or if you mark your proxy "abstain," the effect will be a vote against the purchase agreement and the Transactions. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be counted as a vote in favor of the purchase agreement and the Transactions.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A: Your broker will not vote your shares unless you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker will provide to you. If you do not provide instructions to your broker, your shares will not be voted and this will have the same effect as a vote against the purchase agreement and the Transactions.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes, you can change your vote by (1) sending in, before the special meeting, a later dated, signed proxy card or a written revocation of your proxy or
   (2) attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker, you must bring to the meeting a legal proxy from the broker authorizing you to vote the shares.

Q: What will happen to my shares after completion of the Transactions?

A: Following the effectiveness of the merger, your shares will be cancelled and represent only the right to receive your portion of the transaction consideration. Trading in our common stock on the New York Stock Exchange will cease. Price quotations for our common stock will no longer be available, and we will cease filing periodic reports with the SEC. See "Special Factors--Certain Effects of the Transactions."

Q: Should I send my stock certificates now?

A: No. After the Transactions are completed, a paying agent will send you written instructions for exchanging your shares. You must return your stock certificates as described in the instructions to receive the cash payment in connection with the Transactions.

Q: Where can I find more information about the parties to the Transactions?

A: Storage USA and Security Capital file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and at the offices of the New York Stock Exchange. You can also request copies of these documents from us. See "Where You Can Find More Information."

   If you have further questions, you may contact:

                               Storage USA, Inc.
                          175 Toyota Plaza, Suite 700
                           Memphis, Tennessee 38103
                          Attention: John W. McConomy
                                 901-252-2000

                              THE SPECIAL MEETING

General

   We are furnishing this proxy statement to holders of record of our common
stock as of the close of business on [      ], 2002 in connection with the
solicitation of proxies by our board of directors for use at the special
meeting of shareholders to be held on [             ], 2002, and any
adjournment or postponement of that meeting.

Date, Time and Place

   The special meeting will be held on [      ], [             ], 2002, at
[      ] a.m., local time, at [      ].

Matters to be Considered at the Special Meeting

   At the special meeting, you will be asked:

   . to consider and approve the purchase agreement and the Transactions contemplated thereby; and

   . to transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

Record Date; Outstanding Shares

   Our board of directors has fixed the close of business on [             ],
2002 as the record date for determination of the shareholders entitled to
notice of and to vote at the special meeting. On the record date, [      ]
shares of our common stock were outstanding.

Vote Required

   The holders of a majority of our shares of common stock outstanding as of the close of business on the record date must vote in favor of the purchase agreement and the Transactions for them to be approved. Shareholders are entitled to one vote per share of common stock owned on the record date.

   Security Capital, which as of the record date beneficially owned 11,765,654 shares, or approximately 41.3%, of our outstanding common stock has informed us that it intends to vote its shares in favor of the purchase agreement and the Transactions. Storage USA's directors and executive officers own approximately 2.3% of our common stock and to our knowledge they intend to vote their Storage USA shares in favor of the purchase agreement and the Transactions.
Accordingly, the affirmative vote of holders of an additional        shares,
which equals approximately an additional 6.4% of the votes entitled to be cast at the special meeting, will be sufficient to approve the purchase agreement and the Transactions. The approval of a majority of our shareholders unaffiliated with Security Capital is not required to approve the purchase agreement and the Transactions. To our knowledge, none of our directors or executive officers presently intend to sell any of our securities which they presently hold prior to the consummation of the Transactions. In addition, Security Capital has agreed under the purchase agreement not to sell its Storage USA shares, other than to affiliates, until the termination of the purchase agreement (see "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions").

Voting and Revocation of Proxies

   We request that our shareholders complete, date and sign the accompanying proxy and promptly return it in the accompanying postage prepaid envelope. Please do not send any stock certificates with your proxy. Brokers

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

holding shares in "street name" may vote the shares only if the shareholder provides instructions on how to vote. Brokers will provide instructions to beneficial owners on how to direct the broker to vote the shares. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the purchase agreement and the Transactions.

   All properly executed proxies that we receive and that are not properly revoked prior to the vote at the special meeting will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, in favor of the purchase agreement and the Transactions. If other business properly comes before the special meeting (or any postponement or adjournment of the special meeting), the proxies will be voted in accordance with the judgment of the proxy holders.

   A shareholder may revoke his or her proxy at any time prior to its use:

   . by delivering to our Secretary a signed notice of revocation or a later-dated proxy; or

   . by attending the special meeting and voting in person.

   Attendance at the special meeting does not in itself constitute the revocation of a proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Quorum, Abstentions and Broker Non-Votes

   The required quorum for the transaction of business at the special meeting is a majority of our shares of common stock issued and outstanding on the record date. If you hold your shares through a broker, generally the broker may only vote such shares in accordance with your instructions. However, if your broker has not timely received your instructions, it may only vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority with respect to the approval of the purchase agreement and the Transactions. If a broker cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Because approval of the purchase agreement and the Transactions requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against approval of the purchase agreement and the Transactions. In addition, the failure of a shareholder to return a proxy or otherwise vote will have the effect of a vote against approval of the purchase agreement and the Transactions.

Solicitation of Proxies and Expenses

   In addition to solicitation by mail, our directors, officers and employees may solicit proxies from the shareholders by telephone, facsimile or in person. No additional compensation will be paid to our directors, officers or employees for any solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. The expenses of soliciting proxies will be borne by us, and we and Security Capital will share the expenses related to the printing, filing and mailing of this proxy statement.

Recommendation of the Special Committee and the Board of Directors

   The members of our board of directors unaffiliated with Security Capital and the special committee have each unanimously (1) determined that the purchase agreement and the Transactions are advisable and in the best interests of Storage USA and its shareholders, other than Security Capital and its affiliates and (2) adopted the purchase agreement and approved the Transactions. The special committee unanimously recommended that our board of directors approve and adopt the purchase agreement and the Transactions, and the members of our board of directors unaffiliated with Security Capital unanimously recommend that our shareholders vote FOR approval of the purchase agreement and the Transactions. See "Special Factors--Recommendation of the Board of Directors."

Other Matters

   We do not intend to bring any other business before the special meeting, and we are not aware of any other matters which will be brought before the special meeting. If other business properly comes before the special meeting or any adjournment or postponement of the special meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

                                SPECIAL FACTORS

Background of the Transactions

   Since January 2001, Security Capital has held an investment in Storage USA, which presently represents approximately 41.3% of Storage USA's common stock. Prior to that time and since 1996, that investment was held by an affiliate of Security Capital. Since the time the investment was originally made, such affiliate's and then Security Capital's relationship with Storage USA has been governed by the Strategic Alliance Agreement, which gives Security Capital (based on its current ownership of Storage USA) the right to designate three nominees to the board of directors of Storage USA and contains "standstill" restrictions that prevent Security Capital from acquiring additional shares or taking other actions affecting the control of Storage USA. See "--Past Transactions and Relationships--Strategic Alliance Agreement with Security Capital." Since 1996, three directors nominated by Security Capital pursuant to the Strategic Alliance Agreement have served on Storage USA's board of directors. Because of its investment in Storage USA and the service of those directors on Storage USA's board of directors, Security Capital and such directors have had an opportunity over time to observe the performance of Storage USA and the self storage sector generally, and to discuss the business and strategy of Storage USA both at the board level and in conversations and meetings between representatives of the management of the two companies.

   On March 1, 2001, the board of directors of Storage USA formed a special committee of directors unaffiliated with Security Capital and Storage USA's management to investigate the strategic alternatives available to Storage USA. The special committee subsequently hired its own independent financial and legal advisors to assist in that investigation. Over the course of the following nine months, as described below, the special committee held meetings during which it discussed, among other things, the strategic alternatives available to Storage USA, including continuing to operate as an independent company, and the financial and legal analyses presented by its advisors. From July 31, 2001 to December 5, 2001, as described below, the special committee engaged in numerous discussions and negotiations with representatives of Security Capital. After this extensive review, on December 3, 2001 the special committee unanimously approved and recommended that the board of directors approve the Transactions subject to finalizing certain matters in the purchase agreement. The background of the deliberations of the special committee with respect to the Transactions is set forth below.

   At a meeting of the board of directors on March 1, 2001, at which all members of the board were present with the exception of Messrs. Blankenship and Sanders and Ms. McBride (Security Capital's nominees on Storage USA's board of directors), Mr. Jernigan advised the board that he previously had a conversation with Mr. Sanders, the Chief Executive Officer of Security Capital, at a NAREIT CEO conference in Scottsdale, Arizona in February 2001, in which Mr. Jernigan discussed with Mr. Sanders Security Capital's previously publicly announced strategy with respect to its investments. Mr. Jernigan stated that it was his conclusion from his conversation with Mr. Sanders that Security Capital might be interested in acquiring Storage USA. After a discussion of Storage USA's strategic positioning, its capital sources and future prospects, Mr. Jernigan proposed that the board undertake a review of Storage USA's long-term plans and strategic alternatives.

   Storage USA's outside legal advisor, Hunton & Williams, outlined the directors' duties under applicable law and recommended that the board form a special committee consisting of independent directors to conduct the proposed review. The board then unanimously resolved to form a special committee, consisting of Messrs. Graf (Chairman), Colhoun, Jorgensen, McCann and Thie, in order to review Storage USA's current long-term plan, investigate the strategic alternatives available to Storage USA and report its findings and recommendations to the board of directors. The board resolved that the special committee should not include any representatives of Security Capital or members of management because they might have a significant interest in some of the strategic alternatives to be investigated. The resolutions establishing the special committee prohibited it from approving or authorizing any transaction or agreement that would result in a change in control of Storage USA or taking any action that would result in the waiver or termination of the standstill provisions of the Strategic Alliance Agreement.

   The first meeting of the special committee occurred on March 1, 2001. At this meeting, the special committee discussed its purpose, the general approach the special committee would take to investigate Storage USA's strategic alternatives and the process of interviewing financial advisors.

   On March 2, 2001, the board of directors of Security Capital was apprised of the formation of Storage USA's special committee and discussed the status of Security Capital's investment in Storage USA.

   At meetings of the special committee held on March 12, 2001, March 15, 2001 and March 22, 2001, the special committee discussed and reviewed the qualifications of various financial advisors, including, among other factors, their business relationships with Security Capital. Members of management were also present for portions of the March 22, 2001 meeting of the special committee and discussed Storage USA's market position and current business plan with the special committee. On April 3, 2001, Mr. McCann on behalf of the special committee interviewed several financial advisors. On April 5, 2001, Mr. McCann submitted a recommendation to the special committee that the special committee hire Lehman Brothers due to their experience in real estate strategic assignments and the absence of business dealings with Security Capital.

   At a meeting of the special committee on April 10, 2001, the special committee approved the retention of Lehman Brothers as its financial advisor in investigating the strategic alternatives of Storage USA. On May 1, 2001, the special committee met with representatives from Lehman Brothers to discuss the scope of their engagement and their progress to date.

   At a meeting of the special committee on May 24, 2001, the special committee determined to hire independent legal counsel that had not previously represented Storage USA, and retained Goodwin Procter LLP as its independent legal counsel. The special committee retained Bass, Berry & Sims PLC as special Tennessee counsel on June 18, 2001.

   On June 22, 2001, the board of directors reaffirmed in principle the formation of the special committee and authorized the special committee to consider the advisability of receiving a proposal from Security Capital with respect to an extraordinary transaction involving Storage USA which Security Capital was otherwise prohibited from making by the terms of the Strategic Alliance Agreement. The board also reaffirmed the authority of the special committee to initiate preliminary, confidential contacts with Security Capital, to retain financial and legal advisors which the committee deemed appropriate and to consider the appropriateness of indemnification agreements. Because doing so would likely have released Security Capital from its standstill obligations under the Strategic Alliance Agreement, the special committee was not authorized to and did not contact other potential purchasers.

   At a meeting of the special committee on June 25, 2001, the special committee's legal advisor discussed the duties and responsibilities of the special committee members and engaged in a general discussion of Storage USA's and Security Capital's respective rights and obligations under the Strategic Alliance Agreement. The members of the special committee also discussed the facts and circumstances surrounding the independence of each member of the committee, and the special committee engaged in a general discussion of the independence of each of its members. After this discussion, Lehman Brothers provided its first phase report concerning Storage USA's performance as compared to competitors in the self-storage sector and its preliminary views with respect to the value of Storage USA's common stock based on management's business plan.

   On June 29, 2001, the special committee met to further consider and evaluate the independence of each member of the special committee. The members of the special committee acknowledged and discussed that Mr. Jorgensen owned securities in Security Capital. The members of the special committee also acknowledged and discussed that Mr. Peter Willmott is a director of Security Capital and a director of FedEx Corporation, of which Mr. Graf is the chief financial officer. The other special committee members unanimously agreed that these members of the special committee were independent of third party influence despite such security holdings or relationship because Mr. Jorgensen's security holdings in Storage USA exceeded his security holdings in

Security Capital and both Mr. Jorgensen and Mr. Graf had demonstrated their independence in their past actions as directors of Storage USA. The special committee recommended that Mr. Jorgensen decrease his ownership interest in Security Capital and, shortly thereafter, Mr. Jorgensen disposed of approximately 53% of his holdings in Security Capital.

   At a meeting of the special committee on July 18, 2001, the special committee, with the assistance of its legal advisor, reviewed hypothetical strategic alternatives and the effect of the Strategic Alliance Agreement upon such alternatives. The special committee's financial advisor provided an analysis of the value of Storage USA based upon various models and assumptions. The special committee also determined that representatives of Storage USA, Messrs. Graf and McCann, would report the special committee's findings to date to Security Capital and inform Security Capital that while the special committee did not have the authority to request a proposal, were it to have such authority it would not request a proposal from Security Capital unless the proposal would contain certain terms, including a purchase price payable all in cash, the opportunity to solicit superior proposals which, if accepted, Security Capital would support under certain circumstances and an opportunity for the limited partners of Storage USA's operating partnership, in certain circumstances, to remain limited partners of the operating partnership.

   At a meeting of the special committee on July 26, 2001, the special committee, with the assistance of its financial advisor, revisited the financial analysis of Storage USA's valuation and reaffirmed that Messrs. Graf and McCann should informally meet with representatives of Security Capital, subject to the limitations of the Strategic Alliance Agreement and the authority granted to the special committee by the board of directors.

   On July 30, 2001, the board of directors of Storage USA unanimously voted to increase the authority of the special committee to permit it to engage in discussions with Security Capital to determine whether it would be advisable to
(1) receive a proposal from Security Capital and (2) enter into one or more letter agreements with Security Capital which would modify or waive the standstill limitations in the Strategic Alliance Agreement for the limited purpose of permitting Security Capital (a) to engage in discussions with the special committee and its representatives concerning Security Capital's intentions relating to its investment in Storage USA and (b) if Security Capital desired, to make a proposal to engage in an extraordinary transaction with Storage USA. The authority of the special committee, however, did not permit it to unilaterally enter into such letter agreements.

   On July 31, 2001, Messrs. Graf and McCann, on behalf of the special committee, met informally with representatives of Security Capital and described the general criteria which the special committee had earlier determined that any potential proposal to acquire Storage USA would need to satisfy in order for the special committee to consider any such proposal. The representatives of Security Capital expressed that they would be interested in continuing their discussions with Storage USA, and in pursuing further diligence and analysis of Storage USA.

   At a meeting of the special committee shortly after such meeting with Security Capital on July 31, 2001, Messrs. Graf and McCann summarized their discussions with the representatives of Security Capital. The special committee determined that until it engaged in further discussions with Security Capital regarding its intentions, it was premature to recommend that the board of directors increase the special committee's authority to allow it to enter into an agreement with Security Capital to modify the standstill limitations in the Strategic Alliance Agreement.

   On August 7, 2001, Mr. Graf met with representatives of Security Capital and discussed Security Capital's views with respect to the general criteria for any potential proposal which Messrs. Graf and McCann had presented at their last meeting on July 31, 2001. Representatives of Security Capital indicated that they might be interested in making such a proposal but that Security Capital would need additional time to consider the matter.

   The special committee met on August 14, 2001 and September 4, 2001 and discussed, among other things, the discussions that had taken place on August 7, 2001 among Messrs. Graf and McCann and representatives of Security Capital.

   On August 23, 2001, Messrs. Graf and McCann, on behalf of the special committee, spoke with representatives of Security Capital. Security Capital raised several questions concerning the status and performance of certain of Storage USA's investments and properties. The representatives engaged in a general discussion of the terms of any possible transaction and Mr. McCann reiterated the general criteria which the special committee had determined any such transaction would need to satisfy in order for the special committee to consider it.

   On September 7, 2001, upon the recommendation of the special committee and the approval of the board of directors of Storage USA, Storage USA, the operating partnership and Storage USA Trust entered into a letter agreement with Security Capital modifying the standstill limitations in the Strategic Alliance Agreement for a period of 30 days to permit Security Capital to engage in further discussions with the special committee concerning Security Capital's intentions with respect to its investments in Storage USA and as to whether it would be advisable for Storage USA to receive a proposal from Security Capital with respect to an extraordinary transaction which Security Capital would otherwise be prohibited from making by the terms of the Strategic Alliance Agreement. The letter agreement did not otherwise modify the restrictions in the Strategic Alliance Agreement with respect to Security Capital making a proposal to effect an extraordinary transaction involving Storage USA. Also on September 7, 2001, Security Capital filed an amendment to its Schedule 13D filed under the Exchange Act with respect to its investment in Storage USA in connection with the letter agreement.

   On September 10, 2001, Storage USA issued a press release announcing the letter agreement modifying the standstill limitations in the Strategic Alliance Agreement and the formation of the special committee. Mr. McCann met with representatives of Security Capital, and Security Capital expressed its continued interest and desire to conduct due diligence with respect to Storage USA. Mr. Graf participated in the meeting by telephone. On that same day, the special committee met and discussed the recent meeting between Mr. McCann and representatives of Security Capital.

   On September 12, 2001, September 14, 2001 and September 26, 2001, Messrs. Graf and/or McCann spoke with representatives of Security Capital regarding the results of Security Capital's initial due diligence investigation of Storage USA.

   On October 2, 2001, Messrs. Graf and McCann and representatives of Security Capital met and discussed several issues concerning Security Capital's views on the value of Storage USA based upon preliminary findings from the due diligence investigation it had conducted. Security Capital indicated that it would need to engage in additional due diligence procedures before it could submit a proposal.

   At a meeting of the special committee on October 3, 2001, Messrs. McCann and Graf reported on their discussions with representatives of Security Capital on October 2, 2001. The special committee authorized an extension of the modification of the standstill limitations.

   Storage USA, the operating partnership, Storage USA Trust and Security Capital entered into a letter agreement on October 7, 2001 extending the modification of the standstill limitations through October 31, 2001. On October 8, 2001, Storage USA issued a press release, and Security Capital filed an amendment to its Schedule 13D, announcing the extension of the modification of the standstill.

   On October 22, 2001, Messrs. McCann and Graf spoke with representatives of Security Capital. During such discussion, Security Capital stated that it might be interested, under certain circumstances, in acquiring the remaining outstanding common stock of Storage USA at a price of approximately $41.00 per share and otherwise on terms comparable to those specified by Messrs. Graf and McCann at prior meetings.

   At a meeting of the special committee on October 23, 2001, Messrs. Graf and McCann reported on their discussions with representatives of Security Capital. The special committee's financial advisor provided an extensive presentation concerning several aspects of Storage USA's business, including the net asset value of Storage USA and the favorable stock price performance of Storage USA relative to other self-storage companies and the market generally. The special committee decided to inform Security Capital that it would not accept a proposal at $41.00 per share if such a proposal were made; however, it would consider a cash proposal at a higher price provided that the other terms previously specified by the special committee for submitting a proposal were also satisfied.

   On October 29, 2001 and October 30, 2001, Messrs. Graf and McCann spoke again with representatives of Security Capital and conveyed the conclusions of the special committee from its October 23, 2001 meeting. Security Capital indicated that it might be willing to make a proposal to acquire the remaining outstanding shares of common stock of Storage USA at $42.00 per share in cash, to provide limited partners in the operating partnership the right to receive $42.00 per unit in cash or to remain, in certain circumstances, as limited partners, and to permit Storage USA for a limited period of time to solicit a superior proposal which, if accepted, Security Capital would support under certain terms and conditions.

   At a meeting of the special committee on October 30, 2001, Messrs. Graf and McCann reported on their discussions with Security Capital. The special committee, with the assistance of its financial and legal advisors, discussed the terms of the potential proposal outlined by Security Capital. The special committee engaged in a discussion with its financial advisor concerning its analyses of Storage USA's net asset valuation. The special committee determined that in light of its financial advisor's valuation of Storage USA and other analyses, the potential proposal would be favorable to Storage USA and its shareholders and that it was advisable to receive such proposal from Security Capital. The special committee authorized the waiver of the standstill limitations in the Strategic Alliance Agreement to permit Security Capital to make a proposal to acquire Storage USA.

   On October 31, 2001, Storage USA, the operating partnership, Storage USA Trust and Security Capital entered into a letter agreement waiving certain provisions of the Strategic Alliance Agreement until November 21, 2001 in order to permit Security Capital, if it so desired, to make a proposal to effect an extraordinary transaction with Storage USA and to engage in further discussions with the special committee and its agents and representatives concerning the terms and conditions of any such proposal. On that same day, Storage USA issued a press release and Security Capital filed an amendment to its Schedule 13D disclosing the letter agreement.

   Also on that day, the board of directors unanimously determined that it was appropriate to expand the authority of the special committee to, among other things, receive a proposal from Security Capital with respect to an extraordinary transaction involving Storage USA, engage in all actions which the special committee deems appropriate to consider such proposal, negotiate, draft and authorize the execution of all agreements in connection with such proposal and take all other actions as contemplated under such agreements.

   On November 5, 2001, Security Capital submitted a proposal to Storage USA to effect an extraordinary transaction with Storage USA in which, among other things, the public shareholders of Storage USA would receive $42.00 in cash for each share of Storage USA common stock owned, and the limited partners of Storage USA's operating partnership (other than Security Capital) would receive $42.00 in cash for each unit of limited partnership owned, unless they elected (and were qualified) to continue as limited partners of the operating partnership. The proposal also provided Storage USA with the ability, during the 45-day period following execution of a definitive agreement relating to the transaction, to (1) solicit competing proposals, subject only to the obligation to notify Security Capital, and (2) terminate the agreement with Security Capital in favor of a "superior transaction" subject generally to the payment of a $22.5 million termination fee; and provided that Security Capital would support the superior transaction, if entered during the 45-day period, for a period of four months after termination. On November 6, 2001, Security Capital issued a press release and filed an amendment to its Schedule 13D announcing its proposal to Storage USA.

   The special committee met on November 6, 2001 to discuss Security Capital's proposal. The special committee, with the assistance of its financial and legal advisors, discussed the terms of Security Capital's proposal. The special committee directed its legal advisors to negotiate certain aspects of the proposal, including, among others, the scope and nature of the obligation of Security Capital to agree to sell its shares in the event of a superior proposal and Storage USA's right to pay dividends to its shareholders through the closing of the transaction.

   On November 6, 2001, the special committee communicated proposed revisions to the proposal to Security Capital. Representatives of the special committee and Security Capital engaged in discussions and negotiations concerning the terms of the proposal over the course of the next week.

   In response to the proposal, on November 7, 2001, Storage USA issued a press release announcing that it had received a proposal from Security Capital to acquire Storage USA. Also on November 7, 2001, Security Capital filed an amendment to its Schedule 13D with respect to Storage USA's press release and a presentation made publicly available to investors by Security Capital containing information about the proposed transaction with Storage USA.

   On or about November 6 and 8, 2001, several purported class actions were filed naming Storage USA, each of our directors, Storage USA Trust, the operating partnership and Security Capital as defendants and alleging, among other things, that the individual defendants breached their fiduciary duties to shareholders in connection with the proposed transaction (see "Special Factors--Shareholder Litigation in Connection with the Transactions").

   On November 13, 2001 and November 17, 2001, respectively, Security Capital and its advisors delivered an initial draft of the purchase agreement and an amended and restated agreement of limited partnership of the operating partnership to the special committee and its advisors.

   On November 14, 2001, Messrs. Graf and McCann spoke with representatives of Security Capital regarding the terms of the purchase agreement, including in particular the termination fee to be paid to Security Capital in the event that Storage USA entered into an alternative agreement and the distributions to be paid to shareholders and to operating partnership unitholders through the closing of the Transactions.

   From November 13, 2001 until December 5, 2001, Storage USA and Security Capital and their respective representatives engaged in extensive discussions and negotiations concerning the terms and conditions of the purchase agreement and the amended and restated agreement of limited partnership of the operating partnership. In particular, on November 18, 2001, November 21, 2001, November 26, 2001, November 28, 2001 and November 29, 2001, Messrs. Graf and/or McCann and representatives of Security Capital discussed the terms and timing of the Transactions.

   On November 21, 2001, Storage USA, the operating partnership, Storage USA Trust and Security Capital entered into a letter agreement extending the waiver of the standstill limitations through December 10, 2001. Storage USA issued a press release on that date announcing that it was continuing discussions with Security Capital with respect to an extraordinary transaction and announcing the extension of the waiver of the standstill limitations. Also, Security Capital amended its Schedule 13D announcing the extension of the waiver of the standstill limitations.

   On December 3, 2001, the special committee unanimously approved, and recommended that the board of directors of Storage USA approve and adopt, the purchase agreement and the amended and restated agreement of limited partnership of the operating partnership (with such changes as approved by the appropriate officers of Storage USA) and the Transactions contemplated by such agreements. On December 3, 2001, prior to such approval, Lehman Brothers delivered a written opinion to the special committee that, as of that date, the cash consideration to be paid to Storage USA shareholders, other than Security Capital and its affiliates, is fair from a financial point of view to such shareholders.

   At a meeting of the board of directors of Storage USA held on December 3, 2001 immediately following the special committee meeting, the board members unaffiliated with Security Capital, upon the recommendation of the special committee, unanimously adopted the purchase agreement and the amended and restated agreement of limited partnership of the operating partnership, with such changes as approved by the appropriate officers of Storage USA, and approved the Transactions contemplated by such agreements.

   From December 3, 2001 to December 5, 2001, Messrs. Graf and McCann and other representatives of Storage USA continued to negotiate and finalize terms of the purchase agreement and the amended and restated agreement of limited partnership of the operating partnership with representatives of Security Capital.

   On December 4, 2001, by unanimous written consent, the board of directors of Security Capital approved and adopted the purchase agreement and authorized Security Capital's management to enter into and deliver the purchase agreement.

   On December 5, 2001, the board of directors of Storage USA unanimously authorized the special committee to take all actions with respect to those matters contemplated by the purchase agreement, including those provisions of the purchase agreement concerning soliciting a superior proposal, but specifically not including any authorization to enter into an agreement providing for an acquisition proposal or a superior transaction, except upon the recommendation of the special committee to and approval by the board of directors at a meeting duly called and held.

   Storage USA and Security Capital executed the purchase agreement on December 5, 2001. Shortly thereafter on December 5, 2001, Storage USA issued a press release announcing the signing of the purchase agreement. On December 6, 2001, Security Capital amended its Schedule 13D announcing the signing of the purchase agreement.

   Also on December 6, 2001, Lehman Brothers began contacting parties which it considered might be interested in acquiring Storage USA.

   On December 14, 2001, Security Capital announced that it had entered into an Agreement and Plan of Merger with General Electric Capital Corporation, or GE Capital, and an indirect wholly-owned subsidiary of GE Capital, providing for the acquisition of Security Capital by GE Capital. Following this announcement of that transaction, the special committee, together with its financial and legal advisors, examined the possible implications of the announced acquisition of Security Capital on the process leading up to the signing of the purchase agreement and on the Transactions, and in particular on the ability of the special committee to effectively solicit alternative third party offers to purchase Storage USA. In connection with that examination, on December 20, 2001 the special committee obtained from Storage USA's board of directors expanded authority to approve alternative acquisition agreements without having to first obtain the approval of the board of directors. Separately, as a result of a request from a possible alternative bidder, the special committee sought and obtained Security Capital's consent to reimburse a potential alternative bidder $2 million for expenses in connection with the bidder's consideration of whether to make an acquisition proposal for Storage USA, if the bidder in fact made a bona fide written acquisition proposal which, in the reasonable judgment of Storage USA, satisfied the definition of "superior transaction" in the purchase agreement.

   On January 10, 2001, Storage USA entered into a letter agreement agreeing to pay a potential bidder $2 million for expenses if the potential bidder made a proposal satisfying the condition in the consent with Security Capital, and Storage USA did not accept such proposal. Storage USA did not reimburse any expenses of the potential bidder because the potential bidder did not submit a proposal to acquire Storage USA.

   On January 16, 2002, the special committee unanimously approved a form of memorandum of understanding, as part of the settlement of the class action litigation commenced in connection with the Transactions, as described under "Special Factors--Shareholder Litigation in Connection with the Transactions," under which Security Capital agreed to increase the consideration to be paid in the Transactions to Storage USA shareholders from $42.00 to

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$42.50 per share. The special committee also unanimously approved a form of amendment to the purchase agreement reflecting the increased consideration and reaffirmed its determination that the purchase agreement, as proposed to be amended, and the Transactions are advisable and in the best interests of Storage USA and our shareholders, other than Security Capital and its affiliates. In addition, the special committee reaffirmed its recommendation that our board of directors approve and adopt the purchase agreement, as proposed to be amended, and the Transactions.

   On January 17, 2002, the board of directors of Storage USA unanimously approved the memorandum of understanding, dated January 17, 2002, and the settlement of the class action litigation as contemplated by the memorandum of understanding. The members of the board of directors unaffiliated with Security Capital unanimously approved the letter agreement, dated as of January 17, 2002, entered into by the parties to the purchase agreement, amending the purchase agreement to reflect the increased transaction consideration set forth in the memorandum of understanding, and reaffirmed their determination that the purchase agreement, as amended, and the Transactions are advisable and in the best interests of Storage USA and our shareholders unaffiliated with Security Capital. In addition, the members of the board of directors unaffiliated with Security Capital reaffirmed their recommendation that our shareholders approve and adopt the purchase agreement, as amended, and the Transactions. Also on January 17, 2002, the board of directors of Security Capital approved the settlement, the related increase from $42.00 to $42.50 per share in the transaction consideration and the letter agreement.

   On January 18, 2002, Security Capital amended its Schedule 13D announcing the increase in the transaction consideration and the signing of the letter agreement.

   On January 19, 2002, the permitted solicitation period expired; despite the extensive solicitation process conducted by the special committee with the assistance of its financial advisor, Storage USA did not receive any alternative acquisition proposals by that date.

Fairness of the Transactions; Recommendation of the Special Committee of the Board of Directors

   The special committee has determined that the purchase agreement and the Transactions are advisable and in the best interests of Storage USA and our shareholders, other than Security Capital and its affiliates. The special committee has unanimously recommended that our board of directors approve and adopt the purchase agreement and the Transactions.

   In reaching its conclusion, the special committee consulted with its independent legal and financial advisors and our management. In addition, the special committee considered the short-term and long-term interests of Storage USA and our shareholders and of the operating partnership and its partners. Because, at the time of the special committee's determination on December 3, 2001, the class action litigation commenced in connection with the Transactions had not been settled, the following factors considered by the special committee at that time did not reflect the increase from $42.00 to $42.50 per share in the consideration payable to our shareholders as a result of the settlement described under "Special Factors--Shareholder Litigation in Connection with the Transactions."

   The special committee carefully considered the following potentially positive factors:

   . Lehman Brothers' Fairness Opinion and Financial Analyses. The opinion of its financial advisor, Lehman Brothers, described in detail under "Special Factors--Opinion of the Financial Advisor to the Special Committee," concludes that, as of December 3, 2001, the $42.00 per common share cash consideration to be offered in the Transactions to the holders of Storage USA's common stock, other than Security Capital and its affiliates, is fair to such holders from a financial point of view. Lehman Brothers' opinion was based upon the procedures and subject to the assumptions, qualifications and limitations described in its opinion letter, the text of which is attached to this proxy statement as Appendix C.

   . Value of Consideration under the Transactions as Compared to Historical
     Market Price of Storage USA's Common Stock. The $42.00 per share cash consideration represents a premium of approximately 19% over the average closing price of our common stock over the 52-week period ending on December 5, 2001, the day of the announcement of the Transactions, and a premium of approximately 14.8% over

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

     the average closing price of our common stock over the one-month period prior to September 7, 2001 (the last business day prior to the announcement that Storage USA and Security Capital had modified their standstill arrangement).

   . Value of Consideration under the Transactions as Compared to Net Asset
     Value Analyses. The $42.00 per share cash consideration represents a premium over the net asset value calculations of: (1) six financial institutions publishing research coverage of Storage USA as of November 30, 2001; (2) Lehman Brothers; and (3) after giving effect to change of control and transaction costs, Storage USA's management (Storage USA management's calculation of net asset value would exceed $42.00 per share if change of control and transaction costs were not included in the calculation).

   . Terms of the Transactions. The fact that (1) there do not appear to be any particularly difficult or onerous requirements or conditions to the Transactions, (2) the consideration to be paid (other than to Security Capital and its affiliates) in the Transactions is all cash, (3) Security Capital appears to have the financial and other resources to complete the Transactions expeditiously, and (4) Storage USA and the operating partnership may continue to pay regular quarterly dividends and distributions, respectively, up to $0.71 per share, consistent with past practice in the ordinary course of business with respect to each complete quarter prior to the closing of the Transactions, and (as part of the consideration to be paid in the Transactions to Storage USA shareholders, optionholders and operating partnership unitholders) a pro rated portion of such normal quarterly dividends or distributions for the quarterly period in which the closing of the Transactions occurs.

   . Solicitation of Alternative Proposals. The purchase agreement permitted us during the 45-day period following the date of the purchase agreement (which "permitted period" expired on January 19, 2002), to solicit inquiries and proposals regarding other potential business combinations and negotiate with and provide information to third parties with respect to such other business combinations (see "Special Factors--Background of the Transactions"). After January 19, 2002, we are subject to restrictions with respect to our ability to solicit alternative acquisition proposals, change our recommendation with respect to the Transactions and enter into alternative acquisition agreements. However, we may furnish information to, and engage in negotiations and discussions with, any person making an unsolicited proposal, which did not result from a breach of the restrictions against the solicitation of proposals, regarding a business combination with us which the special committee determines in good faith (after consultation with outside counsel and its financial advisor) is a proposal to effect a superior transaction (as more fully described under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions"). Subject to satisfaction of the conditions described under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions," we may enter into an alternative agreement providing for a superior transaction with a third party and terminate the purchase agreement, provided that concurrently with such termination we pay to Security Capital a $22.5 million termination fee (as described under "Terms of the Transaction--Termination of the Purchase Agreement and Termination Fee"). If we had entered into a superior transaction agreement during the "permitted period," Security Capital had agreed to vote our shares of common stock owned by it and its affiliates, under certain circumstances, in favor of that agreement. Security Capital has not agreed to vote in favor of a superior transaction agreement entered into on or after January 20, 2002 (see "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions"). Despite an extensive solicitation process conducted by the special committee through its financial advisor, Storage USA did not receive any alternative acquisition proposals during the permitted period.

   . Financing of the Transactions. As more fully described under "--Sources and Uses of Proceeds; Financing for the Transactions" the purchase agreement does not provide for a financing condition, except as described under "Terms of the Transactions--Conditions to Closing" with respect to the commitment Security Capital obtained from Wells Fargo Bank, and Security Capital has informed us that it expects to have sufficient funds at the closing to finance the Transactions.

   . Recent Market Price of Storage USA's Common Stock May Reflect Anticipation of Transactions. The special committee, after discussions with its financial advisor, believes that the increase in the market

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

     price of our common stock since September 7, 2001 (the last business day prior to the announcement that Storage USA and Security Capital had modified their standstill arrangement) might reflect, in whole or in part, anticipation of a possible acquisition by Security Capital, rather than a higher intrinsic value for the common stock, and therefore the common stock price might otherwise have remained the same as or decreased below its level of $36.82 per share prior to such announcement.

   . Business, Financial Condition and Prospects. The special committee believes that the Transactions represent a more desirable alternative for our shareholders and the operating partnership unitholders than continuing to operate as an independent public company under the current business plan. The current state of the capital markets, along with our obligation as a REIT to distribute a significant portion of our cash flow to shareholders, could make it difficult for us over the long term to raise and deploy effectively the capital necessary to increase our size, scale and market capitalization. This potential inability to significantly increase our size over the long term could impair our ability to raise equity capital or to refinance on acceptable terms our debt obligations as they mature.

   . The special committee considered the following strategic alternatives to the Transactions:

     . remaining independent and continuing to operate under the current business plan;

     . restructuring the business and operations of Storage USA to reduce operating costs and increase profitability and efficiency; and

     . selling Storage USA to a third party.

   The special committee also considered the following potentially adverse factors:

   . Recent Increase in Stock Price. Our stock price had increased from $36.82, on September 7, 2001 (the last business day prior to the announcement that Storage USA and Security Capital had modified their standstill arrangement), to $42.82 on December 3, 2001, the day of the special committee's approval of the Transactions, and had traded as high as $43.50 during that period.

   . Inability to Participate in Future Growth. Completion of the Transactions will preclude our shareholders and the operating partnership's limited partners, other than to the extent the limited partners are qualified and elect to receive all or a portion of their consideration in units of the surviving partnership, from having the opportunity to participate in the future growth in the value of our assets and in our funds from operations.

   . Tax Consequences. The Transactions will be taxable to our shareholders, as more fully described under "Material Federal Income Tax Consequences."

   . Significant Costs Involved. Significant legal, financial advisor and accounting costs are involved in connection with completing the Transactions, and substantial management time and effort is required to effectuate the Transactions.

   . Potentially Divergent Interests. A number of members of our management have interests in the Transactions that may be different from, or in addition to, the interests of our shareholders, as described under "--Interests of Storage USA's Executive Officers and Directors in the Transactions," including potential severance payments, the acceleration of the vesting of all outstanding options to acquire our common stock, the vesting and removal of restrictions on restricted shares of our common stock and the indemnification and insurance benefits provided to our directors and officers if the Transactions are completed.

   . Limitations on Ability to Pursue Alternative Transactions. As described under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions," after January 19, 2002 the purchase agreement limits our ability to pursue alternative transactions with parties other than Security Capital. In addition, if at any time we terminate the purchase agreement to enter into

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

     an agreement providing for a superior transaction, as described under "Terms of the Transactions--Termination of the Purchase Agreement and Termination Fee," we are required to pay a termination fee of $22.5 million to Security Capital concurrently with such termination.

   The special committee subsequently approved the letter agreement amending the purchase agreement to increase the consideration payable in the Transactions from $42.00 to $42.50 per share and reaffirmed its determination that the purchase agreement, as amended, and the Transactions are advisable and in the best interests of Storage USA and our shareholders, other than Security Capital and its affiliates. The special committee also reaffirmed its recommendation that the board of directors approve and adopt the purchase agreement, as amended, and the Transactions (see "Special Factors--Background of the Transactions"). In reaffirming its conclusion, the special committee noted that the increased consideration of $42.50 per share represents a greater premium to historical trading prices of Storage USA's common stock and to the net asset value analyses described above than $42.00 per share.

   In view of the large number of factors considered by the special committee in connection with the evaluation of the Transactions and the complexity of these matters, the special committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the special committee may have given different weight to the various factors. The special committee held extensive discussions with Lehman Brothers with respect to the quantitative and qualitative analysis of the financial terms of the Transactions. The special committee also conducted several discussions of the factors described above, including asking questions of the Storage USA management and the special committee's financial and legal advisors, in reaching its conclusion that the Transactions are advisable and in the best interests of Storage USA and its shareholders.

   In the opinion of the special committee, the above factors represent the principal potential positive and adverse factors related to the Transactions. Certain other factors the special committee did not consider relevant and/or important to its analysis of the advisability of the Transactions include:

   . Storage USA's net book value, which the special committee believes does not have a significant connection with the net asset value of Storage USA, as net book value represents depreciated cost of assets, unlike net asset value which represents the likely sale value of assets before transaction costs and taxes;

   . Storage USA's liquidation value, which the special committee does not view as relevant because it believes that substantial additional value is tied to Storage USA as a going concern and that liquidation would eliminate that value;

   . purchase prices paid by Security Capital for purchases of our common stock, which occurred too far in the past (the last purchase occurred more than two years ago) and involved too few shares to be used as a reliable basis for valuation (although the consideration to be paid in the Transactions to Storage USA shareholders exceeds the average price of $33.52 per share paid by Security Capital-US Realty for its shares in Storage USA); and

   . other firm offers relating to an extraordinary transaction involving
     Storage USA during the two years preceding the special committee's determination, as there have been none.

   In the event that the Transactions are not completed for any reason, we and our subsidiaries will continue to pursue our respective business objectives of:

   . maximizing funds from operations and cash available for distributions to our shareholders and to the limited partners of the operating partnership, and

   . increasing the value of our and our subsidiaries' respective assets by continuing growth through the active management, expansion and redevelopment of existing self-storage facilities and selective development and acquisition of new self-storage facilities.

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

   In addition, we may seek to pursue other acquisition or business combination opportunities or to issue additional debt or equity. Security Capital's ownership of approximately 41.3% of our outstanding common stock and the Strategic Alliance Agreement restrict our ability to engage in certain alternative business combinations without the support of Security Capital or triggering the early termination of Security Capital's standstill period in the Strategic Alliance Agreement.

Recommendation of the Board of Directors

   The members of our board of directors unaffiliated with Security Capital unanimously adopted the purchase agreement and approved the Transactions based on their belief that the purchase agreement and the Transactions are advisable and in the best interests of Storage USA and our shareholders who are unaffiliated with Security Capital, and unanimously recommend approval of the purchase agreement and the Transactions by our shareholders at the special meeting. The board of directors considered the following factors in reaching its conclusions. Because, at the time of the board determination on December 3, 2001, the class action litigation commenced in connection with the Transactions had not been settled, the following factors considered by the board of directors at that time did not reflect the increase from $42.00 to $42.50 per share in the consideration payable to our shareholders as a result of the settlement described under "Special Factors--Shareholder Litigation in Connection with the Transactions":

   . the recommendation of the special committee;

   . the potential positive and adverse factors referred to above that the special committee took into account in its determination; and

   . the fact that the consideration to be paid to our shareholders and to the limited partners of the operating partnership and the other terms of the Transactions were the result of arm's-length negotiations between the special committee and representatives of Security Capital (see "--Background of the Transactions").

   The members of the board of directors unaffiliated with Security Capital unanimously approved the letter agreement amending the purchase agreement to increase the consideration payable in the Transactions from $42.00 to $42.50 per share and reaffirmed its determination that the purchase agreement, as amended, and the Transactions are advisable and in the best interests of Storage USA and our shareholders who are unaffiliated with Security Capital. The board of directors also reaffirmed its recommendation that our shareholders approve the purchase agreement, as amended, and the Transactions (see "Special Factors--Background of the Transactions").

   In view of the variety of factors considered by the board of directors, the board of directors did not find it practicable to, and it did not, quantify or otherwise attempt to assign specific or relative weights to the factors considered in making its determination. In considering the factors described above, individual members of the board of directors may have given different weight to different factors.

   The board of directors believes that the Transactions are procedurally fair because:

   . the special committee consisted entirely of non-management, independent directors appointed by the board of directors to represent solely the interests of Storage USA's shareholders unaffiliated with Security Capital;

   . in evaluating the Transactions, the special committee retained and was advised by its own independent financial advisors, Lehman Brothers, and its own independent legal advisors, Goodwin Procter and Bass, Berry & Sims;

   . the special committee engaged in extensive negotiations and deliberations in evaluating the Transactions and the transaction consideration;

   . consistent with the terms of the purchase agreement, the special committee, with the assistance of its advisors, actively solicited alternative acquisition proposals for a period from December 5, 2001 until and including January 19, 2002, and no alternative acquisition proposal was received during that period; and

   . the transaction consideration and the other terms and conditions of the purchase agreement and transaction documents resulted from active arm's-length bargaining between the special committee and representatives of Security Capital and their respective advisors.

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Security Capital's Purposes and Reasons for the Transactions; Benefits and
Detriments of the Transactions to Security Capital

   Security Capital currently has direct or indirect ownership positions in 10 real estate businesses (reduced from 18 in the third quarter of 1999), including Storage USA. Security Capital's strategy is to reposition or sell its investment in some of these businesses and focus its capital in up to six real estate companies which ultimately would be operated as private divisions. Since the beginning of 2001, Security Capital has completed a number of transactions related to this strategy. For example, in January 2001, Security Capital acquired the remaining shares of Security Capital-US Realty it did not already own; in February 2001, it disposed of its interest in Archstone Communities Trust; in August 2001, it sold all of its interest in CWS Communities Trust; and in November and December 2001, it sold all of its interests in Homestead Village Incorporated and CarrAmerica Realty Corporation. The proposed transaction with Storage USA represents Security Capital's strategy to operate retained businesses as private divisions. Security Capital has been the largest shareholder of Storage USA since 1996 and has three representatives on Storage USA's board of directors.

   Security Capital took into account the following factors in deciding to purchase Storage USA's assets:

   . Security Capital believes that user demand for self-storage properties will continue to grow steadily each year consistent with historical trends, and that new supply will generally not exceed increased demand, which should result in sustainable internal growth and rental rates from storage properties as a sector;

   . Security Capital believes that storage properties typically require lower ongoing repair, maintenance and capital expenditures than most other real estate classes, and therefore have the potential to provide a relatively more attractive economic return;

   . Security Capital believes that the storage business is management intensive because of the short-lease terms, geographic distribution of small properties, and difficulties in obtaining zoning and other approvals for developing new properties in attractive locations. Security Capital believes it can create value in these circumstances because of its ability to leverage technology and create economies of scale as well as its expertise in operating development organizations that have historically performed well in other real estate sectors;

   . Storage USA is the second largest owner of self-storage properties in the country, and has significant name recognition in some markets, which Security Capital believes it can expand into a recognized brand;

   . Security Capital believes that it can reduce Storage USA's operating costs once it is a private division by eliminating redundant functions, taking advantage of investments Security Capital has already made in enterprise reporting systems and internet transaction systems, and sharing corporate practices and disciplines, all of which Security Capital believes will improve profitability;

   . if Security Capital is successful in improving the profitability of Storage USA's storage business, it believes this improvement will result in additional opportunities to generate service income from new franchisees or joint venture investors; and

   . Security Capital believes that the attainment of its operating goals for Storage USA will result in an appropriate, risk-adjusted, net operating income and cash flow return on Security Capital's investment in a privatized Storage USA.

   Security Capital did not consider alternatives to taking Storage USA private, as the Transactions fit within Security Capital's stated strategy with respect to its business. However, the terms of the purchase agreement contemplate that, if prior to January 20, 2002, Storage USA had terminated the agreement in connection with entering into an alternative agreement with a third party providing for a superior transaction, Security Capital would have supported such superior transaction and sold its Storage USA shares to such third party, subject to the terms and conditions of the purchase agreement (including Security Capital's right to receive a termination fee).

   In order to achieve an appropriate return on Security Capital's investment in a privatized Storage USA, Security Capital believes that it is essential to achieve a tax basis in the Storage USA assets that is equivalent to

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

the investment Security Capital will have in those assets. Security Capital also believes that it is appropriate that a buyer have a tax basis in purchased assets that is similar to the purchase price. In order to achieve a tax basis that would be equivalent to its investment basis, Security Capital and Storage USA structured the Transactions as a purchase by Security Capital of all of Storage USA's assets (including all the partnership interests held by Storage USA in its operating partnership) followed by a merger of Storage USA with and into the operating partnership. This transaction structure enables Security Capital to receive a step-up in the federal income tax basis of all real estate and other assets owned directly or indirectly by Storage USA, other than assets owned through certain controlled corporate subsidiaries, the stock of which Security Capital has agreed to acquire separately.

   If the Transactions are completed, Security Capital will own 100% of Storage USA's assets and will become the general partner and majority limited partner of the operating partnership and the sole general partner of SUSA Holdings, L.P.

   Security Capital currently has over $1.4 billion of cash invested in money market funds with an average yield of 2.1% over the past 30 days. Security Capital believes that following the closing of the Transactions, it will receive an annualized pre-tax earnings yield on the new amounts invested in Storage USA of 5.1% and an annualized earnings before depreciation, amortization, and deferred taxes, or EBDADT, yield of 7.9% in 2002, which will significantly improve Security Capital's results of operations relative to retaining its investments in cash and cash equivalents.

Position of Security Capital Regarding Fairness of the Transactions

   Because Security Capital currently beneficially owns approximately 41.3% of the outstanding shares of Storage USA, Security Capital is deemed an "affiliate" of Storage USA that is engaging in a "going-private" transaction under Rule 13e-3 of the Exchange Act. Accordingly, and in such capacity, Security Capital is required to express its belief as to the fairness of the Transactions to Storage USA's shareholders who are not affiliated with Security Capital.

   Security Capital believes that the Transactions and the consideration to be paid to Storage USA shareholders are substantively and procedurally fair to Storage USA's shareholders who are not affiliated with Security Capital, on the basis of the following observations. Because, at the time of Security Capital's determination on December 4, 2001, the class action litigation commenced in connection with the Transactions had not been settled and the "permitted period" during which Storage USA was permitted to solicit alternative acquisition proposals had not expired, the following factors considered by Security Capital at that time did not reflect the increase from $42.00 to $42.50 per share in the consideration payable to Storage USA shareholders as a result of the settlement described under "Special Factors--Shareholder Litigation in Connection with the Transactions" or the fact that, during the permitted period, no alternative acquisition proposals were submitted to the special committee.

   . As described under "--Past Transactions and Relationships," under the terms of the Strategic Alliance Agreement, Security Capital was not permitted to make a proposal to engage in extraordinary transactions with Storage USA unless and until Storage USA had agreed to allow Security Capital to do so. Further, after Storage USA acting through the special committee had permitted Security Capital to make such a proposal (see "--Background of the Transactions"), Security Capital was further prohibited from pursuing the proposal or taking any steps to effect the proposed transaction, other than continuing discussions with the special committee, unless and until the special committee had determined to recommend a transaction with Security Capital to the board of directors of Storage USA. The power of the special committee in this regard, and the contractual prohibitions on Security Capital's ability to exercise the rights and influence that would otherwise have been available to a shareholder with a position as large as Security Capital's position in Storage USA, gave the special committee a considerable degree of flexibility in dealing with Security Capital.

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   . The purchase agreement permitted Storage USA, during the 45-day period following the date of the purchase agreement (which "permitted period" expired on January 19, 2002), to solicit alternative acquisition proposals, and provides that Storage USA may enter into an alternative superior transaction, subject to the payment of a termination fee. Security Capital had agreed in the purchase agreement to vote its Storage USA shares in favor of a superior transaction entered into during the "permitted period," as more fully described under "Terms of the Transactions--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions."

   . The $42.00 per share cash consideration represents an approximately 14.3%
     premium over the average closing price of Storage USA's stock for the 60 trading days immediately preceding September 7, 2001, the last business day prior to the announcement that Storage USA and Security Capital had modified their standstill arrangements, and an approximately 13.5% premium over the 45 trading days immediately preceding September 7, 2001.

   . The $42.00 per share cash consideration exceeds the net asset value estimates of six research analysts who had published estimates of Storage USA's net asset value prior to November 5, 2001, the day on which Security Capital submitted its proposal to the special committee.

   . A special committee of non-management directors unaffiliated with Security
     Capital was established. The special committee retained its own financial and legal advisors and conducted a vigorous process of evaluation and negotiation with Security Capital and its representatives and advisors.

   . Lehman Brothers, the financial advisor to the special committee, delivered its written opinion dated December 3, 2001 to the special committee to the effect that, as of the date of such opinion and based on the assumptions and qualifications contained in the opinion, $42.00 per share in cash to be offered in the Transactions to the holders of Storage USA common stock, other than Security Capital and its affiliates, is fair to such holders from a financial point of view.

   . The special committee unanimously recommended that the purchase agreement and the Transactions be approved by the Storage USA board of directors and that the board recommend approval of the purchase agreement and the Transactions by Storage USA's shareholders. The members of the Storage USA board of directors unaffiliated with Security Capital determined that the purchase agreement and the Transactions are advisable and in the best interests of Storage USA's shareholders and recommend that the Storage USA shareholders approve the purchase agreement and the Transactions.

   Security Capital did not find it practicable to, and therefore did not, quantify or otherwise assign relative weights to the individual factors it considered in reaching its conclusion as to fairness.

   Security Capital's belief should not be construed as a recommendation to any shareholder as to how they should vote on the Transactions. Security Capital has not considered any factors, other than as stated above, regarding the fairness of the Transactions to Storage USA shareholders who are not affiliated with Security Capital, as it believes the factors it considered provided a reasonable basis to form its belief. Specifically, Security Capital has not independently considered with respect to such fairness:

   . Storage USA's net book value, which Security Capital believes is not relevant in measuring the economic value of Storage USA, as net book value represents depreciated cost of assets (unlike net asset value, which represents the likely sale value of assets before transaction costs and taxes), although the consideration offered to Storage USA shareholders exceeds Storage USA's net book value;

   . Storage USA's liquidation value (which may be less than its net asset value due to liquidation costs), which Security Capital does not view as relevant because it believes that substantial additional value is tied to Storage USA as a going concern and that liquidation would destroy this value;

   . purchase prices paid by Security Capital for purchases of Storage USA common stock, which occurred too far in the past (the last purchase occurred more than two years ago) to be a relevant measure of current value (although the consideration offered to Storage USA shareholders exceeds the average price paid by Security Capital-US Realty of $33.52 per share for its shares in Storage USA); and

   . the fact that no other firm offers relating to an extraordinary transaction involving Storage USA had been received during the two years preceding Security Capital's determination.

   Security Capital initially reached its conclusion about the fairness of the Transactions to Storage USA's shareholders based on the consideration of $42.00 per share it had originally agreed to pay in the purchase agreement based on the factors discussed above. Security Capital subsequently reaffirmed its conclusion in light of the increase in the purchase price to $42.50 per share that, following the signing of the purchase agreement, it agreed to pay to Storage USA shareholders as part of the settlement of the class action litigation commenced in connection with the Transaction, as described under "Special Factors--Shareholder Litigation in Connection with the Transactions." In arriving at its conclusion as of the date of this proxy statement, Security Capital also considered that, during the permitted period (from December 5, 2001 to and including January 19, 2002), the special committee, through its financial advisor, conducted an active solicitation of alternative acquisition proposals for Storage USA and did not receive any alternative acquisition proposals.

Opinion of the Financial Advisor to the Special Committee

   Lehman Brothers has acted as financial advisor to the special committee in connection with the Transactions.

   As part of Lehman Brothers' role as financial advisor to the special committee, on December 3, 2001 Lehman Brothers delivered its written opinion dated December 3, 2001 to the special committee that, as of such date, and based upon and subject to certain matters stated in the opinion, the consideration of $42.00 per common share payable in cash to be offered in the Transactions to the holders of Storage USA's common stock, other than Security Capital and its affiliates, is fair, from a financial point of view, to such holders.

   The full text of Lehman Brothers' written opinion, dated December 3, 2001, is attached to this proxy statement as Appendix C. You should read this opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion and the methodology that Lehman Brothers used to render its fairness opinion.

   No limitations were imposed by the special committee on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that prior to the execution of the purchase agreement the special committee did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, proposals from third parties with respect to the purchase of any or all of Storage USA's business. The form and amount of the consideration to be offered to the holders of Storage USA's common stock were determined through negotiations between Security Capital and the special committee. In arriving at its opinion, Lehman Brothers did not ascribe a single specific range of value to Storage USA, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to the holders of common stock, on the basis of the multiple financial and comparative analyses described below. Lehman Brothers' opinion was provided for the use and benefit of the special committee and was rendered to the special committee in connection with its consideration of the Transactions. Lehman Brothers' opinion to the special committee was one of many factors taken into consideration by the special committee in making its decision to recommend the Transactions to the full board of directors. Consequently, Lehman Brothers' analyses described below should not be viewed as determinative of the special committee's recommendation to the board of directors. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any shareholder of Storage USA as to whether to accept the cash consideration offered in the Transactions. Lehman Brothers was not requested to opine as to, and its opinion does not address, Storage USA's underlying business decision to proceed with or consummate the Transactions.

   Overview of Lehman Brothers' Financial Analyses. In arriving at its opinion, Lehman Brothers reviewed and analyzed:

   . the purchase agreement and the terms of the Transactions;

   . agreements between Storage USA and Security Capital including, among others, the Stock Purchase Agreement dated March 1, 1996, as amended; the Strategic Alliance Agreement, as amended; and the Registration Rights Agreement dated March 19, 1996;

   . publicly available information concerning Storage USA that Lehman Brothers believed to be relevant to its analysis, including Storage USA's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 and Storage USA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

   . financial and operating information with respect to the business, operations and prospects of Storage USA furnished to Lehman Brothers by Storage USA, including Storage USA's net asset value analysis and financial projections of Storage USA prepared by Storage USA's management;

   . a trading history of Storage USA's common stock from its initial public offering in March 1994 to November 30, 2001 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

   . a comparison of the historical financial results and present financial condition of Storage USA with those of other companies that Lehman Brothers deemed relevant;

   . published reports of third party research analysts with respect to the net asset value, stock price targets and future financial performance of Storage USA; and

   . a comparison of the financial terms of the Transactions with the financial terms of other transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with the management of Storage USA concerning Storage USA's business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the statements of management of Storage USA that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the financial projections of Storage USA, upon the advice of Storage USA, Lehman Brothers assumed that such financial projections were reasonably prepared on a basis reflecting the best estimates and judgments of the management of Storage USA then available as to its future financial performance and that Storage USA would perform substantially in accordance with such projections. However, for purposes of its analysis, Lehman Brothers also considered somewhat more conservative assumptions which resulted in an adjustment to the net asset value of Storage USA as used in Lehman Brothers' net asset value analysis described below. Lehman Brothers discussed these adjustments with the management of Storage USA and management agreed with the reasonableness of the use of such adjustments in arriving at Lehman Brothers' opinion. The special committee did not ask Lehman Brothers to address, and Lehman Brothers did not in any manner consider, any of the tax consequences of the Transactions to Storage USA's shareholders. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of some of the properties and facilities of Storage USA and did not make or obtain any evaluations or appraisals of the assets or liabilities of Storage USA. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.

   In connection with the preparation and delivery of its opinion, Lehman Brothers performed a variety of financial and comparative analyses. All material analyses performed by Lehman Brothers are described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion.

   In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Storage USA. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than estimated. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   The following summaries of Lehman Brothers' financial analyses present some information in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion. References to Storage USA in this section include the operating partnership and the other entities that are consolidated with Storage USA for financial reporting purposes.

   In connection with the preparation and delivery of its opinion, Lehman Brothers performed eight material analyses, each of which resulted in an implied per share value range for Storage USA's common stock as shown in the following table:

               Type of                  Implied Valuation Range
               Analysis                        Per Share
               --------                 -----------------------
Equity Research Analyst Price Targets..    $36.00 -- $37.50
Equity Research Analyst NAV Estimates..    $37.00 -- $41.00
52-Week Trading Range..................    $27.50 -- $39.50
Comparable Company Analysis............    $39.00 -- $42.00
Net Asset Value Analysis...............    $37.00 -- $39.50
Unlevered Discounted Cash Flow Analysis    $40.00 -- $43.00
Dividend Discount Model................    $40.50 -- $43.50
Comparable Transactions Analysis.......    $36.00 -- $44.00

Lehman Brothers did not attempt to combine these eight analyses into one composite valuation range, nor did Lehman Brothers assign any quantitative weight to any of the analyses or the other factors considered. To the contrary, Lehman Brothers arrived at its opinion by considering these analyses and such other factors as a whole and making qualitative judgments as to the significance and relevance of the various analyses and factors in light of one another. Lehman Brothers believes that its analyses must be considered as a whole and that considering any single analysis, without considering all analyses, could create a misleading or incomplete view of the process underlying its opinion.

   Each of Lehman Brothers' eight material analyses is described in more detail below.

   Equity Research Analyst Price Targets. Lehman Brothers reviewed and considered research reports published by six financial institutions providing research coverage of Storage USA. Three of these institutions' reports include 12-month price targets for Storage USA's common stock. A price target is a research analyst's prediction of a stock's market price at a specified time in the future. Each of these three institutions revised their published price targets for Storage USA's stock shortly after September 10, 2001, the date on which Storage USA announced its discussions with Security Capital. Lehman Brothers noted that following Storage USA's announcement, the published price targets increased by an average of 11.4%. In general, Lehman Brothers' analyses place less emphasis on post-announcement share price data and estimates because Lehman Brothers believes post-announcement figures are relatively more likely to be influenced by short-term speculative expectations and less likely to be reflective of underlying values. Accordingly, Lehman Brothers surveyed the research analysts' pre-announcement predicted price targets, which gave rise to a valuation range of $36.00 to $37.50 per share.

   Equity Research Analyst Net Asset Value Estimates. Lehman Brothers noted that six of the financial institutions publishing research coverage of Storage USA have estimated Storage USA's net asset value, commonly known as NAV. Lehman Brothers also noted that following Storage USA's announcement of its discussions with Security Capital, these published NAV estimates increased by an average of 4.4%. Unlike the price target analysis above, Lehman Brothers' survey of research analysts' NAV estimates was based on each analyst's most recent (post-announcement) estimate because, in comparison to stock prices targets, Lehman Brothers considers NAV estimates to be less susceptible to speculative pressures. Lehman Brothers' survey of these third party equity research analysts' NAV estimates resulted in a valuation range for Storage USA of $37.00 to $41.00 per share.

   Historical Share Price and Premium Analysis. Lehman Brothers considered historical data concerning the trading prices for Storage USA's common stock during the period from its initial public offering in 1994 to November 30, 2001. On September 7, 2001, which was the last trading day before Storage USA's announcement of its discussions concerning the Transactions with Security Capital, the closing price of Storage USA's common stock was $36.82 per share. Lehman Brothers calculated the premium of the $42.00 cash consideration as compared to Storage USA's common stock closing price on various dates during the 52-week period prior to the Transactions' announcement, as shown in the following table. Lehman Brothers' historical share price analysis resulted in a valuation range for Storage USA of $27.50 to $39.50 per share, and Lehman Brothers' historical merger premium analysis resulted in a premium range for Storage USA of 6.4% to 54.1%.

                                               Consideration
Date Relative to September 7, 2001 Share Price    Premium
---------------------------------- ----------- -------------
Closing Price on September 7, 2001   $36.82        14.1%
1-Week Prior......................   $37.70        11.4%
20-Days Prior.....................   $37.05        13.4%
1-Month Prior.....................   $36.57        14.8%
Prior 52 Week High................   $39.48         6.4%
Prior 52 Week Low.................   $27.25        54.1%

   Comparable Company Analysis. Lehman Brothers reviewed publicly available financial and operating data and projected financial performance (based upon third party research analysts' estimates provided by I/B/E/S, a division of Thomson Financial) of three publicly traded companies Lehman Brothers considered comparable to Storage USA, namely, Public Storage, Inc., Shurgard Storage Centers, Inc. and Sovran Self Storage, Inc. Lehman Brothers selected these candidates as comparable to Storage USA because each of them, like Storage USA, is a REIT engaged in the business of owning and operating self-storage facilities. Like many REITs, each of these comparable companies reports its quarterly funds from operations, commonly called FFO. The relationship between a REIT's FFO and its stock price is measured by dividing the REIT's stock price by its FFO per share, and the result is known as the stock's FFO multiple. Lehman Brothers calculated the comparable companies' FFO multiples, and used them to determine an implied valuation range for Storage USA's common stock, as follows: Lehman Brothers calculated the multiple at which each comparable company's common stock was trading on November 30, 2001 over the same company's projected FFO for the years 2001 and 2002, as estimated by third party research analysts; and Lehman Brothers then found the arithmetic average of the comparable companies' projected 2001 and 2002 FFO multiples and applied each average to Storage USA's FFO projections, as prepared by management, for the years 2001 and 2002, respectively. This method produced an implied valuation range of $39.04 to $39.82 per share of Storage USA common stock. Lehman Brothers arrived at an additional implied valuation through a similar procedure based on the comparable companies' average stock-price-to-NAV premium (or discount) as follows: Lehman Brothers calculated the percentage premium (or discount) at which each comparable company's stock was trading on November 30, 2001 over that company's per share NAV, as estimated by Green Street Advisors; and Lehman Brothers then found the average of these premiums and applied it to Storage USA's NAV as estimated by Green Street Advisors. This method produced an implied valuation of $41.88 per share of Storage USA common stock. Considering these implied valuations together, Lehman Brothers' comparable company analysis resulted in a valuation range for Storage USA of $39.00 to $42.00 per share.

   Because of the inherent differences between the businesses, operations and prospects of Storage USA and the businesses, operations and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics of Storage USA and the selected comparable companies that would affect the public trading values of Storage USA and such comparable companies.

   Net Asset Value Analysis. Lehman Brothers performed an analysis of Storage USA's net asset value, i.e., the estimated market value of Storage USA's real estate and certain other assets less its liabilities. Lehman Brothers calculated Storage USA's NAV based on information and valuations supplied by management, adjusted by Lehman Brothers to reflect somewhat more conservative assumptions. Lehman Brothers discussed these adjustments with the management of Storage USA and management agreed with the reasonableness of the use of such adjustments for the purpose of this analysis. Applying capitalization rates ranging from 9.5% to 10.0%, Lehman Brothers' net asset value analysis resulted in a valuation range for Storage USA of $37.00 to $39.50 per share.

   Unlevered Discounted Cash Flow Analysis. Lehman Brothers calculated the present value of Storage USA's projected unlevered net cash flow for the five-year period ending December 31, 2006. For purposes of this analysis, Lehman Brothers assumed that Storage USA would continue as an independent public company throughout the period and at year-end 2006 would realize its projected enterprise value. For these purposes, Storage USA's projected net cash flow over the period was calculated as Storage USA's earnings before interest, taxes, depreciation and amortization, known as EBITDA, minus capital expenditures, minus investments (including acquisitions, development and joint ventures), plus proceeds from asset dispositions, plus franchise loan repayments, all as projected by Storage USA's management. To determine Storage USA's terminal enterprise value at year-end 2006, Lehman Brothers first estimated a range for Storage USA's equity per share on such date based on Storage USA's projected 2006 FFO per share, as estimated by Storage USA's management, multiplied by two alternative FFO multiples of 10.5x and 11.0x. Second, Lehman Brothers converted this equity value range into an enterprise value range by adding Storage USA's outstanding debt and preferred stock at year-end 2006, each as projected by management of Storage USA. The sum of the projected net cash flows and Storage USA's projected terminal enterprise value range was then discounted to present value using discount rates ranging from 12.0% to 12.5%. This discounted cash flow analysis resulted in a valuation range for Storage USA of $40.00 to $43.00 per share. (Further sensitivity analysis using discount rates from 11.5% to 13.0% and terminal FFO multiples from 10.0x to 11.5x caused the high end of the range to increase by a maximum of $3.50 per share and caused the low end of the range to decrease by a maximum of $3.00 per share.)

   Dividend Discount Model. Lehman Brothers calculated the present value of Storage USA's projected dividend stream over the five-year period ending December 31, 2006, as estimated by Storage USA's management. For purposes of this analysis, Lehman Brothers assumed that Storage USA would continue as an independent public company throughout the period and estimated a range for Storage USA's stock price at year-end 2006 by multiplying Storage USA's projected 2006 FFO per share, as estimated by Storage USA's management, by two alternative FFO multiples of 10.5x and 11.0x. Assuming that the appropriate discount rate for the recipient of the dividend stream ranges from 15.0% to 16.0%, Lehman Brothers' dividend discount model resulted in a valuation range for Storage USA of $40.50 to $43.50 per share. (Further sensitivity analysis using discount rates from 14.0% to 17.0% and terminal FFO multiples from 10.0x to 11.5x caused the high end of the range to increase by a maximum of $3.00 per share and caused the low end of the range to decrease by a maximum of $3.00 per share.)

   Comparable Transactions Analysis. Lehman Brothers reviewed information regarding thirteen selected closed or pending transactions involving publicly traded REITs announced since mid-1998. Of the thirteen transactions Lehman Brothers reviewed in this analysis, only one occurred in the self-storage sector, as set forth in the following table:

        Comparable Self-Storage Transaction
        -----------------------------------
  Date
Announced   Acquired Company         Acquiror
--------- -------------------- --------------------
11/12/98  Storage Trust Realty Public Storage, Inc.

   Lehman Brothers determined that the Storage Trust transaction was the only public merger or acquisition with a significant transaction value in the self-storage industry since 1993. The other twelve comparable transactions selected by Lehman Brothers are identified below:

                  Comparable Transactions Outside the Self-Storage Sector
                  -------------------------------------------------------
  Date                                                                            Property
Announced          Acquired Company                       Acquiror                 Sector
--------- ---------------------------------- ----------------------------------- -----------
10/29/01  Cabot Industrial Trust             CalWest Industrial Properties LLC   Industrial
  5/4/01  Charles E. Smith Residential       Archstone Communities Trust         Multifamily
 2/23/01  Spieker Properties Inc.            Equity Office Properties Trust      Office
 9/26/00  Urban Shopping Centers Inc.        Rodamco North America NV            Mall
 5/15/00  Bradley Real Estate Inc.           Heritage Property Invest. Trust     Retail
 2/11/00  Cornerstone Properties Inc.        Equity Office Properties Trust      Office
 9/24/99  Walden Residential Properties Inc. Olympus Real Estate Corp.           Multifamily
 4/14/99  Berkshire Realty Company, Inc.     Berkshire Realty Holdings           Multifamily
  3/1/99  Weeks Corporation                  Duke Realty Investments             Diversified
 12/1/98  Irvine Apartment Communities       The Irvine Company                  Multifamily
11/17/98  Meridian Industrial Trust          ProLogis Trust                      Industrial
  7/8/98  Merry Land & Investment Co. Inc.   Equity Residential Properties Trust Multifamily

   Lehman Brothers reviewed the prices paid (whether paid in cash, in stock or some combination of both) in these transactions. Lehman Brothers calculated the following statistics for the Storage Trust transaction and for each of the twelve non-self-storage transactions (and then found the arithmetic average of each statistic for the non-self-storage transactions):

   . 1-Day Premium: the merger premium, expressed as a percentage of the acquired company's closing price 1-day prior to the merger announcement;

   . 20-Day Premium: the merger premium, expressed as a percentage of the acquired company's closing price 20-days prior to the merger announcement;

   . 52-Week High Premium: the merger premium, expressed as a percentage of the acquired company's highest closing price during the 52 weeks prior to the merger announcement; and

   . Merger Price FFO Multiple: the multiple of the merger price to the acquired company's total FFO per share for the prior four fiscal quarters.

In each case, Lehman Brothers' calculations were based on publicly available data or the estimates of third party research analysts as provided by I/B/E/S.

   Lehman Brothers next calculated the price range implied by such comparable transaction data for Storage USA's common stock. Lehman Brothers' analysis emphasized Storage USA's closing price on September 7, 2001, which was the last trading day before Storage USA first announced its discussions concerning the

Transactions with Security Capital (September 10, 2001). Lehman Brothers emphasized this day's price because it was thought to be the most current share price not unduly influenced by short-term speculative pressures relating to the Transactions. Lehman Brothers separately adjusted Storage USA's September 7, 2001 closing price (and Storage USA's prior four quarters' FFO per share) by the percentage premiums (and FFO multiple) derived from the Storage Trust transaction and by the average percentage premium (and FFO multiple) derived from the non-self-storage transactions. Lehman Brothers' comparable transactions analysis resulted in a valuation range for Storage USA of $36.00 to $44.00 per share.

   Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Storage USA and the comparable acquired companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the characteristics of these transactions and the Transactions that would affect the acquisition values of Storage USA and such acquired companies.

   Lehman Brothers' Experience and Relationship with Storage USA. Lehman Brothers is an internationally recognized investment banking firm which, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The special committee selected Lehman Brothers because of Lehman Brothers' expertise, reputation and familiarity with the real estate industry, its independence from Security Capital and because Lehman Brothers' investment banking professionals have substantial experience in transactions similar to the proposed Transactions.

   As compensation for its services in connection with the Transactions, Storage USA has agreed to pay to Lehman Brothers customary fees. A portion of Lehman Brothers' fees have been paid to Lehman Brothers by Storage USA and the remainder will be payable upon the closing. We have also agreed to reimburse Lehman Brothers for reasonable expenses (including professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Lehman Brothers and related persons against certain types of liabilities in connection with its engagement, including liabilities under the federal securities laws.

   In the ordinary course of its business, Lehman Brothers actively trades in the equity securities of Storage USA for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

Role of the Financial Advisor to Security Capital

   Security Capital's financial advisor, J.P. Morgan Securities Inc., assisted Security Capital in conducting due diligence with respect to the books and records of Storage USA and reviewing models which would assist Security Capital in forecasting the potential operating results of Storage USA under various sets of assumptions and sensitivities. JPMorgan also reviewed the financial models prepared by Security Capital's internal staff. Security Capital did not request, nor did it receive from its financial advisor any reports, opinions or appraisals, whether oral or written, as to the fairness of the Transactions or the consideration to be paid in the Transactions to Storage USA's shareholders or the operating partnership's limited partners.

Certain Effects of the Transactions

   If completed, the Transactions will result in Security Capital owning 100% of our assets, and becoming the general partner and majority limited partner of the operating partnership and the general partner and majority limited partner of SUSA Holdings, L.P. The Transactions will also have the following effects:

   . You will no longer have the opportunity to participate in our future earnings, profits and growth or the right to vote on corporate matters relating to Storage USA;

   . Our shares of common stock will cease to be traded publicly and to be listed on the NYSE. In addition, the registration of our shares of common stock under the Exchange Act will be terminated, and we will no longer be required to make filings with the SEC or otherwise to comply with the SEC's reporting rules for public companies; and

   . Limited partners of the operating partnership, other than Security
     Capital, are entitled to receive their portion of the transaction consideration, unless they are qualified and elect to continue as limited partners in the surviving partnership. Limited partners who do not elect or are not so qualified to receive all or a portion of their consideration in units of the surviving partnership will not have the opportunity to participate in the operating partnership's future earnings, profits and growth. The rights and obligations of the limited partners in the surviving partnership will be modified as set forth in an amended and restated agreement of limited partnership of the operating partnership.

Acquisition of Security Capital by GE Capital

   On and as of December 14, 2001, Security Capital entered into an Agreement and Plan of Merger with General Electric Capital Corporation, or GE Capital, and an indirect, wholly owned subsidiary of GE Capital, providing for the merger of such subsidiary with and into Security Capital, as a result of which Security Capital would become an indirect wholly owned subsidiary of GE Capital and holders of Security Capital class B stock would receive $26.00 in cash for each of their class B shares (subject to the substitution, at the option of GE Capital, of a combination of cash and common shares of beneficial interest of ProLogis Trust owned by Security Capital with an agreed aggregate value of $26.00 per share) and holders of Security Capital class A stock would receive 50 times the per share class B consideration of each of their class A shares.

   With respect to the Transactions, the Agreement and Plan of Merger with GE Capital provides that:

   . Security Capital may consummate and otherwise perform the Transactions contemplated by the agreements with Storage USA without GE Capital's consent, except that Security Capital may not increase the transaction consideration or make any material change to the Transaction agreements or grant any material waiver, consent or election thereunder without GE Capital's consent, which consent must be given (or, in the absence of any response, will be deemed to have been given) within 24 hours of the delivery of such a request;

   . in any case where Security Capital has a contractual right to consent to any matter requested or proposed by Storage USA, Security Capital will not so consent without GE Capital's consent, which may not be unreasonably withheld or delayed; and

   . if a third party seeks to acquire Storage USA for consideration in excess of the transaction consideration, and Security Capital does not seek GE Capital's consent to offer to increase the price to be paid by Security Capital, then, at the written request of GE Capital, Security Capital must offer to increase the transaction consideration on such terms as GE Capital may designate. In the event of any termination of the GE Capital merger agreement, GE Capital will pay to Security Capital an amount equal to the aggregate amount of any such price increase.

   The closing of the GE Capital/Security Capital merger is not conditioned on the closing of the Transactions.

Plans for Storage USA after the Transactions

   Security Capital presently does not intend to make any substantial changes in the way Storage USA operates its business. Security Capital will evaluate existing assets to determine whether any of them should be sold in the future to more effectively redeploy the capital, but Security Capital currently has no immediate plans to dispose of any assets. Security Capital will also seek to achieve savings in general and administrative expenses by eliminating functions which are duplicative to functions which can be performed by Security Capital's shared services center, and also by using enterprise reporting software and internet processing technologies which Security Capital uses in its other businesses. Security Capital will continue to evaluate Storage USA's business practices, operations, capitalization, and personnel and will implement changes as it deems appropriate in the future.

   If Security Capital's proposed merger with a GE Capital subsidiary occurs (as described under "--Acquisition of Security Capital by GE Capital"), Security Capital will receive advice and assistance from GE Capital in pursuing these cost savings and the implementation of future asset or business changes.

Conduct of the Business of Storage USA if the Transactions are Not Completed

   If the Transactions are not completed, our board of directors expects that current management will continue to operate our business substantially as presently operated. We are not presently considering any other alternative.

Interests of Storage USA's Executive Officers and Directors in the Transactions

   General. Storage USA's executive officers and directors who own shares of our common stock will be entitled to receive their portion of the transaction consideration for their shares. The number of shares of Storage USA common stock owned by our directors and executive officers appears below under "Security Ownership of Certain Beneficial Owners and Management." In addition, some members of our management and board of directors have interests in the Transactions that may be different from, or in addition to, the interests of our shareholders generally. The special committee and our board of directors were aware of these interests and considered them in approving the purchase agreement and the Transactions. These additional interests, to the extent material, are described below. In addition to the following, the information relating to compensation plans and executive compensation as disclosed in our Proxy Statement for the 2001 Annual Meeting, filed March 31, 2001, is incorporated by reference into this proxy statement except as amended or superseded by the following.

   Stock Options. All options held by our employees and directors to acquire shares of our common stock will become vested and immediately exercisable upon consummation of the Transactions, and will be cashed out in the manner described under "Terms of the Transactions--Consideration to Securityholders." In settlement of all outstanding stock options held by the following directors and executive officers of Storage USA, such executive officers and directors will receive approximately the following amounts:

                                    Total   Cash Proceeds
                                   Options  to Officer(1)
                      -           --------- -------------
                      Blankenship     7,000  $    90,125
                      Brown......    49,547  $   433,349
                      Colhoun....    10,318  $   131,061
                      Graf.......     7,000  $    90,125
                      Haas.......    91,960  $   952,770
                      Jernigan...   446,909  $ 6,363,505
                      Jorgensen..     9,376  $   115,101
                      Marr.......   142,998  $ 1,676,594
                      McBride....     8,000  $    96,000
                      McCann.....    10,318  $   131,061
                      McConomy...    92,571  $ 1,022,349
                      Sanders....     7,722  $    95,811
                      Stern......    59,498  $   558,567
                      Taub.......    41,915  $   558,843
                      Thie.......    10,318  $   131,061
                      Yale.......    39,471  $   475,665
                      Totals..... 1,034,921  $12,921,986

--------
(1) This amount is subject to adjustment for distributions as described under "Terms of the Transactions--Consideration to Securityholders."

   Restricted Stock. Prior to the closing of the Transactions, each restricted share of our common stock and restricted share units will become immediately unrestricted and any performance targets will be deemed achieved in full. In settlement of all outstanding restricted shares and restricted share units held by the following executive officers and directors, such executive officers and directors will receive approximately the following amounts:


                                Total        Aggregate
                              Restricted Consideration for
                              Stock and  Restricted Stock
                     -          Units        and Units
                     -        ---------- -----------------
                     Brown...    1,765      $   75,013
                     Haas....    2,751      $  116,918
                     Jernigan    9,960      $  423,300
                     Marr....    4,547      $  193,248
                     McConomy    3,411      $  144,968
                     Stern...    1,764      $   74,970
                     Taub....    2,225      $   94,563
                     Yale....    2,113      $   89,803
                     Totals..   28,536      $1,212,783

   All restricted shares and restricted share units held by the above executive officers are included in the beneficial ownership table on page 58 of this proxy statement.

   Severance Agreements. Storage USA has change in control severance agreements with each of Messrs. Jernigan (Chief Executive Officer and President), Marr (Chief Financial Officer), McConomy (Executive Vice President, General Counsel and Secretary), Haas (Executive Vice President, Operations), Yale (Senior Vice President, Financial Reporting), Taub (Senior Vice President, Acquisitions), Brown (Senior Vice President, E-Commerce), Stern (Senior Vice President, Development and Construction) (each of whom we refer to as an "Executive") and twelve other Storage USA employees. These agreements provide for severance payments and other benefits to each employee if his employment is terminated (a) voluntarily, for "good reason" (as defined in each agreement), by the employee within two years following a change in control of Storage USA (as defined in each agreement), or (b) involuntarily and without "cause" (as defined in each agreement), within two years following a change in control of Storage USA, as follows:

   . the payment of an amount equal to three times (for Messrs. Jernigan and Marr), two times (for the other Executives) or one and a half times (for the other employees) the employee's base salary plus certain bonus amounts;

   . the vesting of all outstanding unvested options and restricted stock, if not already vested pursuant to the applicable plan;

   . the cancellation of any portion of a loan under Storage USA's 1995
     Employee Stock Purchase and Loan Plan or its 1996 Officers' Stock Option Loan Program to the extent it exceeds the fair market value of the stock (or options) securing the loan (however, none of the loans exceeds the fair market value of the underlying stock based on the consideration of $42.50 per share to be paid in the Transactions);

   . the continuation of certain health insurance benefits; and

   . certain other benefits.

All cash amounts are payable in lump sums.

   Shareholder Value Plan. Our executive officers have received unit awards under the Storage USA Shareholder Value Plan. The shareholder value plan is designed to measure Storage USA's total return to shareholders (i.e. share price increase plus dividend yield) against the total return of other public self-storage companies and all REITs and rewards the executives accordingly. As a result, amounts actually paid to executives will depend on the performance of Storage USA in relation to other self storage companies and REITs generally at the time of closing.

   The table below shows a threshold, which assumes the performance of Storage USA over the three-year term of the awards that would yield the minimum payout ($500 per unit) under the plan if any payout is due and the maximum payout ($3,000 per unit) under the plan. If minimum performance criteria are not met, no payout will be due. Awards will be paid in either cash or restricted stock under the Storage USA 1993 Omnibus Stock Plan. According to the terms of the shareholder value plan, units under the plan will be accelerated and immediately paid as a result of the Transactions. The following table shows potential payments to our executive officers.

                                                   Estimated Future
                                                       Payouts
                                  Number          ------------------
                                  Units  Maturity Threshold Maximum
            Dean Jernigan........  234   12/31/02 $117,000  $702,000
            Christopher P. Marr..   63   12/31/02   31,500   189,000
            John W. McConomy.....   50   12/31/02   25,000   150,000
            Karl T. Haas.........   48   12/31/02   24,000   144,000
            Richard B. Stern.....   24   12/31/02   12,000    72,000
            Francis C. Brown, III   24   12/31/02   12,000    72,000
            Bruce F. Taub........   24   12/31/02   12,000    72,000
            Mark E. Yale.........   21   12/31/02   10,500    63,000

   Executive Financial Counseling Plan. Under our Executive Financial Counseling plan, as a result of the Transactions our executive officers are entitled to receive reimbursement of financial counseling costs for a period of one year following the closing of the Transactions. The maximum reimbursement under the plan is $10,000 for Messrs. Jernigan and Marr, $7,500 for Mr. McConomy, and $5,000 for Messrs. Brown, Stern, Taub, Haas and Yale.

   Employment Agreements. Messrs. Jernigan, Marr, McConomy, Brown, Stern, Taub, and Yale each have employment agreements with Storage USA. These agreements provide for a base salary for such Executives as follows: Jernigan, $493,500; Marr, $270,375; McConomy, $229,110; Brown, $183,750; Stern, $183,750;
Taub, $183,812; and Yale, $175,776; all such amounts are subject to increase by our Chief Executive Officer. These agreements entitle the Executives to continue to receive their base salary then in effect until the earlier of two years, in the case of Messrs. Jernigan and Marr, one and a half years for Mr. McConomy and one year for Messrs. Brown, Yale, Taub and Stern, or until the date that they begin employment with another employer, if they are terminated "without cause" or resign for "good reason" as defined in each employment agreement. In the event of a termination "without cause" or for "good reason," each employment agreement also generally provides for:

   . the vesting of all outstanding unvested options and restricted stock, if not already vested pursuant to the applicable plan, or a cash payment for such options;

   . the cancellation of any portion of a loan under Storage USA's 1995
     Employee Stock Purchase and Loan Plan or its 1996 Officers' Stock Option Loan Program to the extent it exceeds the fair market value of the stock (or options) securing the loan;

   . the continuation of certain health insurance benefits; and

   . certain other benefits.

   However, any action by Storage USA or termination of an employee's employment with Storage USA that constitutes or otherwise gives rise to a change of control termination under a severance agreement will be governed exclusively by that severance agreement, without duplication of payments under the employee's employment agreement.

   Indemnification and Directors and Officers Insurance. The purchase agreement provides each of our and our subsidiaries' former and present directors, trustees and officers with the indemnification and insurance benefits described under "Terms of the Transactions--Indemnification; Directors and Officers Insurance."

Past Transactions and Relationships

Strategic Alliance Agreement with Security Capital

   General. On March 19, 1996, we entered into a Strategic Alliance Agreement with Security Capital-US Realty (an affiliate of Security Capital), which has since been amended, in connection with US Realty's initial purchase of approximately 28.7% our shares of common stock. The Strategic Alliance Agreement, as amended, permitted US Realty (and presently permits Security Capital) to purchase up to 42.5% of our common stock, on a fully diluted basis, and to participate in certain offerings of our equity securities. In January 2001, SC Realty Corporation, an indirect wholly-owned subsidiary of Security Capital, acquired all of the Storage USA shares that were owned by US Realty. Pursuant to a July 7, 2000 letter agreement, Storage USA had agreed to permit this transaction, provided that Security Capital agreed to be bound by the Strategic Alliance Agreement and that, among other things, the standstill provisions of that agreement were extended from June 5, 2003 to December 5, 2004. The Strategic Alliance Agreement has been further modified by letter agreements modifying the standstill limitations, as described under "--Background of the Transactions." Security Capital and its affiliates currently own approximately 41.3% of our outstanding shares of common stock.

   Restrictions on Storage USA. The Strategic Alliance Agreement places several restrictions on the ability of Storage USA and its subsidiaries to engage in specified corporate actions, including:

   . incurring total indebtedness in an amount exceeding 60% of the sum of (1) the market value of our outstanding equity on a fully-diluted basis (based on $31.30 per share, the price paid by US Realty in connection with its acquisition of our shares), (2) our consolidated debt as of March 1, 1996 (the date of the purchase by US Realty of our shares), and (3) the acquisition cost of properties acquired after March 1, 1996 (less any proceeds of property dispositions that are distributed to shareholders after that date);

   . owning real property other than self-storage facilities or land suitable for the development of self-storage facilities, the value of which exceeds 10%, at cost, of our consolidated property assets; and

   . terminating our eligibility for treatment as a REIT for federal income tax purposes (or taking any action that would have that effect).

   These restrictions lapse on the earlier to occur of:

   . the termination of Security Capital's standstill obligations as described below; and

   . generally, the first date on which, for a continuous period of 180 days, Security Capital's ownership of our common stock has been below 20% of our outstanding shares.

   The Strategic Alliance Agreement also gives Security Capital consultation rights with respect to major enumerated transactions (such as the acquisition or sale of any assets having a value in excess of $25,000,000 or the issuance of any debt in excess of $150,000,000) and information rights with respect to Storage USA's business and other corporate matters.

   Restrictions on Security Capital.   The standstill arrangement in the
Strategic Alliance Agreement prohibits Security Capital and its affiliates from acquiring more than 42.5% of our outstanding shares of common stock (or securities convertible into or exchangeable for such shares), on a fully diluted basis. During the standstill period, Security Capital and its affiliates also are prohibited from:

   . becoming members of a "group" for purposes of Section 13(d) of the Exchange Act with an unaffiliated party;

   . selling or otherwise disposing of our common stock, except for transfers
     (1) in compliance with Rule 144 under the Securities Act, pursuant to a negotiated transaction with a third party, pursuant to the registration rights agreement described below or in connection with a public offering, to affiliates or to bona fide financial institutions for purposes of securing bona fide indebtedness, and (2) which otherwise are not made in violation of our charter or result in any person beneficially owning more than 9.8% of our outstanding shares of common stock;

   . soliciting, encouraging or proposing an extraordinary or change of control transaction involving Storage USA;

   . soliciting proxies, becoming a participant in an election contest, submitting shareholder proposals, or taking similar action involving Storage USA shareholders; and

   . seeking representation on, or a change in the composition of, our board of directors, except as otherwise permitted by the Strategic Alliance Agreement.

   These restrictions and the standstill period expire on December 5, 2004, which date will be extended for one-year periods unless earlier terminated by Security Capital or upon the occurrence of an "early termination event."

   An "early termination event" is any of the following:

   . a material default under any of our or our subsidiaries' debt agreements, instruments, or arrangements;

   . the acquisition by any person or group (other than Security Capital or its affiliates) of more than 9.8% of our voting securities, and the failure of our board of directors to enforce the ownership limits contained in our charter;

   . any person or group having a number of directors on our board (other than not more than two management directors), or having the right or power to elect a number of directors on our board, equal to or greater than the number of directors to which Security Capital is entitled;

   . the authorization by us, our board of directors or any committee of the board (with all directors appointed by Security Capital abstaining or voting against) of the solicitation of offers or proposals or indications of interest with respect to any extraordinary or change of control transaction involving Storage USA;

   . the written submission by any person or group (other than Security Capital or its affiliates) of a proposal to us, our board of directors or any of our representatives or affiliates with respect to, or otherwise expressing an interest in pursuing any extraordinary or change of control transaction referred to above (other than a proposal that our board of directors promptly determines is not in the best interest of Storage USA);

   . in connection with any extraordinary or change of control transaction referred to above, the removal of any rights plan or anti-takeover provision of our organizational documents;

   . any material (and uncured) breach of the Strategic Alliance Agreement by us or our subsidiaries; or

   . any violation of the restrictions on our ability to incur debt, purchase properties or terminate our REIT eligibility described above.

   The purchase agreement provides that execution, delivery and performance of the purchase agreement or of an agreement providing for a superior transaction, in compliance with the terms of the purchase agreement, will not constitute an "early termination event" under the Strategic Alliance Agreement. Further, the exercise of any rights in the purchase agreement, in accordance with and subject to its terms, and the consummation of any of the Transactions contemplated by the purchase agreement shall not constitute a violation or attempted violation of any provision of the Strategic Alliance Agreement or Storage USA's charter or bylaws.

   Also, during the standstill period, Security Capital must vote its shares of our common stock either in accordance with the recommendation of our board of directors or proportionately, in accordance with the votes of the other shareholders. Security Capital may, however, vote such shares in its discretion with respect to the following matters:

   . any extraordinary transaction submitted to a shareholder vote;

   . any amendment to our charter or bylaws that would reasonably be expected to materially adversely affect Security Capital; or

   . the election of Security Capital's nominees to our board of directors.

   Security Capital's Preemptive Rights.   Security Capital is generally
entitled under the Strategic Alliance Agreement to purchase up to 35% of any shares of capital stock we issue or shares of capital stock issued by any of our subsidiaries having assets in excess of $200 million, other than in connection with issuances of operating partnership units or issuances pursuant to instruments in existence on the date of the Strategic Alliance Agreement.

   Payments by Storage USA to Security Capital Affiliates.   The Strategic
Alliance Agreement provides that Security Capital will make available to us, at our request, its expertise and capabilities with respect to miscellaneous business and operating matters. During 2000 and 2001, payments totaling $1,565,911, were made to Security Capital or its affiliates in connection with services provided pursuant to those provisions, excluding payments made to Ms. McBride and Messrs. Sanders and Blankenship in their capacity as directors. The amounts paid were as follows:

   . $312,556 to SC Group, Inc. as consideration for real estate market research, property tax services, insurance procurement and risk management services. This amount was based in part on a percentage of the total premium dollars for Storage USA's property and casualty insurance plus claims administration fees; and

   . $1,253,355 to Macquarie Capital Partners, LLC for investment banking and advisory services in connection with assisting Storage USA in securing debt financing for its acquisition and development activities. Macquarie Capital Partners was formed as a new entity in January 2001 with Macquarie Bank Limited and the management of Security Capital's Capital Markets Group. Security Capital contributed to the new entity certain assets of Security Capital Markets Group Incorporated and the stock of Security Capital Markets Ltd. in exchange for a 40% ownership interest.

   All such services were rendered pursuant to agreements negotiated at arm's-length, taking into account fees charged by other providers of similar services.

   Security Capital's Nominees to Storage USA's Board of Directors.   Security
Capital has the right under the Strategic Alliance Agreement to nominate for election to our board of directors a number of qualified individuals proportional to the percentage of our common stock owned by Security Capital and Storage USA has agreed to support such nominations. Based on its approximately 41.3% current ownership of our outstanding common stock, Security Capital is entitled to nominate three of our directors. Security Capital is also generally entitled to one representative on any board committee to the extent permitted under applicable laws, regulations and stock exchange requirements.

   The current Security Capital nominees on our board of directors are C. Ronald Blankenship, Caroline S. McBride and William D. Sanders. Mr. Blankenship has been the Chief Operating Officer and a director and Vice Chairman of Security Capital since May 1998, and a member of our board since 1997. Ms. McBride has been a managing director of the capital division of Security Capital since March 1997, and a member of our board since 1997. Mr. Sanders has been the Chairman of the Board and Chief Executive Officer of Security Capital since 1990, and a member of our board since 1996. Messrs. Blankenship and Sanders also serve on various committees of our board of directors, and in their respective capacities as members of our board of directors have engaged in continuous contact and discussions with other of our directors as well as with members of our management concerning the general operations of Storage USA and its subsidiaries. More information about Security Capital's nominees to our board of directors can be found under "Directors and Executive Officers of Storage USA."

Strategic Alliance with Security Capital Affiliates

   In May 2000, we entered into a strategic alliance with Access Storage, S.A., the leading self-storage operator in Europe, and Millers Storage, S.A., the leading self-storage operator in Australia, to provide management advisory services. As part of the agreement, we received an option to purchase convertible debt and also to acquire up to a 20% interest in these companies, which are indirect affiliates of Security Capital. These options had not been exercised as of the date of this proxy statement. Security Capital owns 34.5% of the capital stock of, and is the adviser to, Security Capital European Realty, which in turn owns all of the capital stock of each of Access Storage and Miller Storage.

Transactions Between Storage USA and its Directors and Executive Officers

   Jonathan Perry, Mr. Jernigan's son-in-law, has been employed by Storage USA since February 2, 1998, and is presently a Manager of Human Resources Analysis. Mr. Perry's annual salary is $65,801, and his maximum realizable cash bonus for 2001 is $6,109.

   Christopher L. Jernigan, Mr. Jernigan's son, has been employed by Storage USA since April 2, 2001 and is presently a Manager of Business Development. Christopher Jernigan's annual salary is $55,000, and his maximum realizable cash bonus for 2001 is $3,913.

   James G. Williams, Mr. Jernigan's brother-in-law, is currently a consultant to Storage USA in connection with the divestures of properties. Since January 1, 2000, Storage USA has paid a total of $175,000 to Mr. Williams in consulting fees.

   On January 2, 2001, SUSA Partnership, L.P. purchased from Mr. Jernigan 250 shares of Class A Voting Stock of Storage USA Franchise Corp. (representing a 2.5% economic interest in that company and all of its voting stock) for $203,391, based on a valuation of such shares performed by Storage USA. The methodology for such valuation was reviewed by PricewaterhouseCoopers LLP, and the transaction was unanimously approved by the board of directors.

   Storage USA has entered into a lease under which it is the principal tenant of the Moore Building, a historic structure in Memphis, Tennessee. On December 29, 1998, the Moore Building was sold to its current owner by a charitable foundation. To assure that the foundation would receive from the buyer the fair value of historic rehabilitation tax credits generated by the renovation of the building, Mr. Jernigan agreed to guarantee that the buyer would realize certain amounts from the resale of those tax credits, as permitted by applicable law. The value of the tax credits is dependent, in part, on Storage USA's performance under its lease.

   In July 2000, the operating partnership purchased a self-storage facility in Memphis, Tennessee from Covington Way Storage Co., LLC, a limited liability company controlled by James G. Williams, Mr. Jernigan's brother-in-law, for $3,685,387.

   The following loans have been made to members of management pursuant to the 1995 Employee Stock Purchase and Loan Plan and 1996 Officers Stock Option Loan Program for Storage USA:

                                               Maximum
                                            Indebtedness   Indebtedness at  Shares of
                                                Since       December 31,   Common Stock
                                           January 1, 2000      2001        Pledged as
                                                 ($)             ($)         Security
                                           --------------- --------------- ------------
1995 Employee Stock Purchase and Loan Plan
------------------------------------------
           Francis C. Brown III...........      542,802         359,960       10,000
           Karl T. Haas...................      273,245         254,392       10,000
           Dean Jernigan..................    4,615,988       4,456,892      150,000
           Christopher P. Marr............      424,333         403,860       15,000
           John W. McConomy...............      447,623         437,069       15,000
           Richard B. Stern...............       99,134          95,080        3,000
           Bruce F. Taub..................      298,220         288,999       10,000
           Mark E. Yale...................      152,684         149,709        5,000
1996 Officers' Stock Option Loan Program
----------------------------------------
           Dean Jernigan..................      750,000         750,000           --
           Christopher P. Marr............       80,762          75,000           --

   Loans made under the 1995 plan bear interest at rates ranging from 5.81% to 9.16% per annum and are collateralized by the Storage USA common stock purchased with the proceeds of the loans. Loans under the 1996 plan bear interest at 7.7% per annum, and are collateralized by any shares of Storage USA common stock which may be obtained by the executives' exercise of options. These loans must be paid in full before these executives can receive the consideration in the Transactions for the common stock used as collateral for the loans.

Additional Agreements with Respect to Securities of Storage USA

   Certain directors, officers and employees of Storage USA are parties with Storage USA to stock option agreements and restricted stock agreements under which such directors, officers and employees hold stock options and restricted stock of Storage USA. The effect of the Transactions on such stock options and restricted stock is described under "Terms of the Transactions--Employee Matters."

   As a result of the acquisition of US Realty, Security Capital became a party to the registration rights agreement, entered into by and among US Realty, Security Capital Holdings S.A. and Storage USA at the time of and in connection with the signing of the Strategic Alliance Agreement. Under that agreement, subject to its limitations and conditions:

   . Security Capital may require us to file a registration statement for the offering, on a continuous or delayed basis, of all shares of our common stock acquired by Security Capital in accordance with the Strategic Alliance Agreement;

   . Security Capital may include its shares in some registrations proposed by us; and

   . as long as Security Capital owns at least 9.8% of the outstanding shares of our common stock on a fully-diluted basis and the standstill period is in effect, in the event of a sale or issuance of our common stock solely for cash to a third party in connection with an extraordinary transaction involving the sale or issuance of at least 30% (on a fully-diluted basis) of our capital stock, Security Capital has the right to include in such sale or issuance any Storage USA shares owned by it at such time on a pro rata basis.

   58 West 143/rd/ Street, L.L.C. and the operating partnership are parties to a Contribution Agreement, dated September 17, 1998, under which units in the operating partnership and/or cash are to be issued in installments as set forth in the Contribution Agreement. One installment of $7,500,000 in units remains to be paid on September 25, 2002.

   Storage Ventures, LP and Storage USA are parties to a Warrant Purchase Agreement dated November 30, 1999 regarding the purchase of 1,250,000 shares of our common stock subject to the terms of the agreement. In connection with the Warrant Purchase Agreement, Storage USA and Security Capital entered into an agreement dated November 12, 1999, under which Storage USA agreed that in lieu of Security Capital's participation rights under the Strategic Alliance Agreement, Security Capital would have the right to participate in any issuance of our capital stock under the Warrant Purchase Agreement to the same extent it would have been entitled to do so under the Strategic Alliance Agreement.

   Storage USA has entered into registration rights agreements with certain limited partners of the operating partnership who contributed property to the operating partnership in exchange for units in the operating partnership. Those agreements require Storage USA to register with the SEC the shares of Storage USA's common stock issuable on redemption of such units.

Sources and Uses of Proceeds; Financing for the Transactions

   It is estimated that approximately $1.06 billion will be required to effect the Transactions, including repayment of the operating partnership's credit lines and payment of transaction fees and expenses. Security Capital intends to finance the Transactions using cash on hand and, to the extent necessary, borrowed funds.

Between the signing of the purchase agreement and the date of this proxy statement, Security Capital received a significant amount of cash from the sale of its stock in other entities, and has informed us that currently it has, and expects that at the closing it will have, sufficient cash on hand to consummate the Transactions.

   In connection with entering into the purchase agreement, Security Capital proposed modifications to its existing $450 million unsecured revolving line of credit to allow for the credit line to remain outstanding following consummation of the Transactions. In addition, Security Capital obtained from Wells Fargo Bank, N.A., the Co-Lead Arranger, Joint Book Manager and Administrative Agent under the credit line, a Revolver Commitment Letter, dated November 28, 2001, under which Wells Fargo has agreed to arrange for the proposed modifications to the credit line and, subject to specified conditions, to fund up to $55 million under the credit line plus an additional $60 million (or a total of $115 million) in connection with the Transactions, in the event that any of the lenders decline to agree to the proposed modifications to the credit line. Additional modifications have become necessary to the credit line as a result of the sale by Security Capital, following the date of the purchase agreement, of stock it owned in other entities. Security Capital does not, however, currently plan to seek modifications to its existing credit line, unless significant investment opportunities arise for Security Capital prior to completion of the Transactions.

   The completion of the Transactions is not conditioned on Security Capital obtaining the proposed modifications to its credit line. If Security Capital were to seek those modifications, a condition to the obligation of Security Capital under the purchase agreement to consummate the Transactions is that, at the time of such consummation, no condition to lending or funding has been invoked and is continuing (after any applicable cooling off or similar period), under or in connection with Wells Fargo's commitment, based upon or related to a material disruption of, or material adverse change in, financial, banking or capital market conditions, with the effect that all or part of the committed financing will not be available to Security Capital.

Regulatory Matters

   Storage USA and Security Capital are not aware of material federal or state regulatory approvals, filings or notices that are required in connection with the Transactions, including under antitrust laws and regulations, other than approvals, filings or notices required under federal securities laws and the filing of a certificate of merger with the Secretary of State of the State of Tennessee.

Accounting Treatment of the Transactions

   The Transactions will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles. Under this method, the total consideration paid, including expenses, in the Transactions will be allocated among Storage USA's consolidated assets and liabilities based on their fair values, and any excess of the purchase price over the estimated net fair value would be recorded as goodwill by Security Capital. Storage USA's operating results will be consolidated with Security Capital's operating results beginning on the date that the merger is effective.

Shareholder Litigation in Connection with the Transactions

   Seven putative class action lawsuits were filed on or about November 6 and 8, 2001, by alleged shareholders of Storage USA in the Chancery Court of Memphis, Tennessee. An additional suit was filed in the Chancery Court of Davidson County. On December 14, 2001, a Consent Order was entered providing for the consolidation of the Shelby County actions and similar actions thereafter filed, the designation of lead plaintiffs' counsel and the filing of a Consolidated and Amended Class Action Complaint. The Order further provides that upon transfer of the Davidson County action to Shelby County, that action will be consolidated with those in Shelby County. On December 17, 2001, lead plaintiffs' counsel filed a putative Consolidated and Amended Class Action Complaint in the Chancery Court of Shelby County. The defendants named in that complaint are Storage USA, each of the Directors of Storage USA, Security Capital, Storage USA Trust and the operating partnership.

   The complaint alleges, among other things, that the individual defendants have breached their fiduciary duties to shareholders by structuring the purchase agreement so as to deprive themselves of the ability to consider certain possible competing proposals and by delegating to Security Capital the authority to set the parameters for acceptance or rejection of any offer of superior value for Storage USA, thereby depriving plaintiffs of the true value of their investment in Storage USA. The complaint also alleges that Security Capital breached fiduciary duties to other shareholders of Storage USA and failed to treat those shareholders with entire fairness. On December 19, 2001, plaintiffs filed a Motion for Preliminary Injunction seeking, among other things, to enjoin the proposed transaction between Security Capital and Storage USA, or in the alternative, to declare certain sections of the purchase agreement between Security Capital and Storage USA invalid and void, and if the Transactions are consummated, to rescind them and recover rescissionary and other damages suffered by the plaintiffs as a result of the Transactions.

   Following negotiations subsequent to the announcement of the Transactions, on January 17, 2002, the parties to the litigation entered into a memorandum of understanding setting forth an agreement in principle with respect to the settlement of the purported class actions. As part of the settlement, Security Capital agreed to increase the consideration to be paid in the Transactions to Storage USA shareholders from $42.00 to $42.50 per share.

   In the memorandum of understanding the parties to the litigation agreed to use their best efforts to execute as soon as practicable final settlement documentation as may be required in order to obtain final court approval of the settlement, the dismissal of the actions and the release of all claims against the defendants, in accordance with the terms of the memorandum of understanding. In addition to court approval, consummation of the settlement is subject to the completion by the plaintiffs of confirmatory discovery reasonably satisfactory to plaintiffs' counsel and to consummation of the Transactions.

   In connection with the settlement, the parties to the purchase agreement entered into the letter agreement amending the purchase agreement to provide that all references in the purchase agreement to $42.00 will for all purposes be deemed references to $42.50. Regardless of whether court approval of the settlement is obtained prior to consummation of the Transactions or the other conditions to the settlement are satisfied, Storage USA shareholders will receive the increased consideration if the Transactions are consummated.

   In connection with the litigation, each of our directors and executive officers who are parties to indemnification agreements with Storage USA (as described under "Terms of the Transactions-- Indemnification; Directors and Officers Insurance") have submitted claims to us for reimbursement of indemnifiable expenses under such indemnification agreements.

                         SUMMARY FINANCIAL INFORMATION

   The following schedule sets forth summary financial information of Storage USA, Inc. You should read this information in conjunction with our consolidated financial statements and related notes thereto. The summary financial information for each of the years in the two year period ending December 31, 2000 have been derived from our audited financial statements, which are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2000. The summary financial information for the nine month periods ended September 30, 2001 and 2000 have been derived from our unaudited quarterly financial statements, which are incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

                                                                                  For the Nine For the Nine
                                                        For the Year For the Year Months Ended Months Ended
                                                           Ended        Ended       9/30/01      9/30/00
                                                          12/31/00     12/31/99   (unaudited)  (unaudited)
                                                        ------------ ------------ ------------ ------------
(Amounts in thousands, except share and per share data)
    Operating revenues................................. $   264,508  $   251,211  $   218,749  $   196,545
    Operating expenses.................................     144,467      131,994      121,721      107,230
    Income from operations.............................     120,041      119,217       97,028       89,315
    Interest expense, net..............................     (45,237)     (41,297)      37,106       33,230
                                                        -----------  -----------  -----------  -----------
    Income before minority interest and gain
      on exchange...................................... $    74,804  $    77,920  $    59,922  $    56,085
    Gain/(loss) on sale/exchange of self-storage
      facilities.......................................       1,175          181        -- --          873
    Minority interest..................................     (13,742)     (14,154)     (10,247)     (10,307)
    Net income.........................................      62,237       63,947       49,675       46,651
    Basic net income per common share..................        2.27         2.29         1.82         1.70
    Diluted net income per common share................        2.26         2.28         1.80         1.69
    Distributions per common share.....................        2.76         2.68         2.13         2.07
    Funds from operations (FFO)........................      94,313       92,721       75,980       70,217
    Ratio of earnings to fixed charges.................
    Ratio of earnings to combined fixed charges and
      preference distributions.........................
                                                        -----------  -----------  -----------  -----------
    Cash flows provided by/(used in):..................
    Operating activities............................... $   115,625  $    99,595  $   101,849  $    77,063
    Investing activities...............................     (43,462)     (29,660)     (25,862)     (31,638)
    Financing activities...............................     (68,817)     (71,059)     (77,065)     (42,774)
                                                        ===========  ===========  ===========  ===========
                                                           As of        As of        As of        As of
                                                          12/31/00     12/31/99     9/30/01      9/30/00
                                                        ------------ ------------ ------------ ------------
    Total assets....................................... $ 1,766,770  $ 1,754,919  $ 1,770,289  $ 1,778,919
    Total debt.........................................     873,982      818,116      870,688      878,265
    Shareholders' equity...............................     652,147      690,895      657,699      654,773
    Common shares outstanding..........................  27,019,095   27,865,932   27,488,628   27,017,824
    Book value per share...............................       24.14        24.79        23.93        24.23
                                                        ===========  ===========  ===========  ===========

                    MARKET PRICES AND DIVIDEND INFORMATION

   Storage USA's common stock has been listed on the New York Stock Exchange since March 16, 1994 under the symbol "SUS." The following table sets forth the high and low sales prices on the New York Stock Exchange for the applicable periods and the dividends paid in each quarter per share of our common stock.

                                          High   Low   Dividends
                                         ------ ------ ---------
2002
First Quarter (through January 21, 2002) $42.84 $42.05      --
2001
First Quarter........................... $33.75 $29.74   $0.71
Second Quarter.......................... $36.50 $31.52   $0.71
Third Quarter........................... $40.49 $35.00   $0.71
Fourth Quarter.......................... $43.50 $38.67   $0.71
2000
First Quarter........................... $32.00 $28.81   $0.69
Second Quarter.......................... $31.81 $28.88   $0.69
Third Quarter........................... $31.50 $28.81   $0.69
Fourth Quarter.......................... $32.63 $27.13   $0.69

   The approximate number of shareholders of record on              , 2002 was
[      ].

                          FORWARD-LOOKING STATEMENTS

   This proxy statement (including information incorporated by reference) contains forward-looking statements relating to the financial condition, results of operations, plans, objectives, future performance and businesses of Storage USA and Security Capital, as well as information relating to the Transactions, including, without limitation, statements concerning the expected closing of the Transactions, the conduct of the business of Storage USA if the Transactions are not completed, Security Capital's plans for Storage USA after the Transactions, sources and uses of the transaction proceeds and tax consequences of the Transactions for shareholders and unitholders of the operating partnership. The forward-looking statements include statements regarding the intent, belief or current expectations of Storage USA or Security Capital, members of Storage USA's management team, members of Storage USA's board of directors or Storage USA's advisors, as well as the assumptions on which those statements are based. Words such as "believes," "expects," "anticipate," "intends," "plans" and "estimates" and variations of such words and similar words also identify forward-looking statements. Such statements are forward-looking in nature and involve a number of risks and uncertainties and, accordingly, actual results may differ materially.

   We caution you not to place undue reliance on any such forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are made.

                                  THE PARTIES

Storage USA, Inc.

   Storage USA, Inc. is a Tennessee corporation that was formed in 1985 to acquire, develop, construct, franchise, and own and operate self storage facilities throughout the United States. We are the second largest owner and operator of self storage space in the United States. As of December 31, 2001, we owned, managed and franchised 558 facilities containing 37.9 million square feet in 33 states and the District of Columbia. We are structured as an umbrella partnership real estate investment trust, commonly referred to as an "UPREIT," in which substantially all of our business is conducted through SUSA Partnership, L.P. (the "Partnership"). On December 31, 2001, Storage USA had an approximate 91.4% partnership interest in the Partnership. Our principal office is located at 175 Toyota Plaza, Suite 700, Memphis, Tennessee, 38103 and the telephone number of our offices is (901) 252-2000.

SUSA Partnership, L.P.

   SUSA Partnership, L.P. is the limited partnership through which we conduct substantially all of our and our subsidiaries' operations. The operating partnership's principal office is located at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 and the telephone number of its offices is (901) 252-2000.

Security Capital Group Incorporated

   Security Capital is an international real estate operating company. Security Capital for much of its history had diverse investments in real estate operating companies operating in most commercial real estate sectors, and some of these investments were minority ownership of publicly traded companies. In the third quarter of 1999, Security Capital embarked upon a strategy of focusing its capital in up to six operating divisions that would ultimately be private subsidiaries of Security Capital. Since initiating this strategy, Security Capital has disposed of its investments in the office, apartment, and lodging sectors, and has proposed to increase its investments in the storage, parking and assisted living sectors. The combined assets of the entities in which Security Capital holds investments total $14.1 billion. In addition, Security Capital Research & Management Incorporated, a wholly owned subsidiary of Security Capital, manages $2.8 billion of real estate securities investments. A primary objective of Security Capital is to eliminate the discount to the underlying value of assets and maximize value for shareholders. Security Capital believes that having direct control over its investees will provide cost savings and transparency which will help to eliminate the trading discount. Security Capital's principal offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Security Capital and its majority-owned affiliates have offices also in Brussels, Chicago, El Paso, Houston, London, Luxembourg and New York City. On December 14, 2001, General Electric Capital Corporation, or GE Capital, through its Commercial Real Estate business, entered into a definitive agreement with Security Capital for GE Capital to acquire Security Capital. See "Special Factors--Acquisition of Security Capital by GE Capital."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The total number of shares of Storage USA common stock, par value $0.01 per share, outstanding on January 8, 2002, was 28,481,882. The following table sets forth information regarding the beneficial ownership of shares of Storage USA common stock outstanding as of January 8, 2002, by (i) each person or group known to Storage USA to beneficially own more than 5% of the outstanding shares of Storage USA common stock, (ii) each of the directors and executive officers of Storage USA, and (iii) all directors and executive officers of Storage USA as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The "Shares of Common Stock Beneficially Owned" represents the number of shares of Storage USA common stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of January 8, 2002. Unless otherwise indicated, the business address for each of the individuals listed below is c/o Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

                                                              Shares of Common  Percent of Shares
                                                             Stock Beneficially    Outstanding
                                                                  Owned on            as of
                                                             January 8, 2002(1)  January 8, 2002
                                                             ------------------ -----------------
Security Capital Holdings III Incorporated(2)...............     11,765,654           41.31%
  3753 Howard Hughes Parkway
  Las Vegas, NV 89109
Francis C. Brown, III.......................................         38,477(3)            *
Karl T. Haas................................................         75,684(4)            *
Dean Jernigan...............................................        755,973(5)         2.63%
Christopher P. Marr.........................................         92,630(6)           *
John W. McConomy............................................         61,910(7)            *
Richard B. Stern............................................         41,587(8)            *
Bruce F. Taub...............................................         33,086               *
Mark E. Yale................................................         23,343(9)            *
C. Ronald Blankenship.......................................          9,427               *
Howard P. Colhoun...........................................         15,874               *
Alan B. Graf, Jr............................................         15,542               *
Mark Jorgensen..............................................         24,545(10)           *
Caroline S. McBride.........................................         10,607               *
John P. McCann..............................................         20,136               *
William D. Sanders..........................................         10,329               *
Harry J. Thie...............................................         20,303               *
All Directors and Executive Officers as a Group (16 persons)      1,249,453            4.30%

--------

   (1) Includes (1) shares of restricted stock and restricted stock units held by executive officers, and (2) shares, in the amounts indicated, which the following directors and executive officers have the right to acquire within 60 days pursuant to the exercise of options: Brown, 24,850 shares; Haas, 57,324 shares; Jernigan, 254,717 shares; Marr, 72,587 shares; McConomy, 42,668 shares; Stern, 35,844 shares; Taub, 16,375 shares; Yale, 15,722 shares; Blankenship, 7,000 shares; Colhoun, 10,318 shares; Graf, 7,000 shares; Jorgensen, 9,376 shares; McBride, 8,000 shares; McCann, 10,318 shares; Sanders, 7,722 shares; Thie, 10,318 shares.
   (2) Security Capital Holdings III Incorporated is a wholly owned subsidiary of Security Capital
    Holdings II Incorporated, which is a wholly owned subsidiary of Security
             Capital Operations Incorporated, which is a wholly owned subsidiary of SC Realty Incorporated, which is a wholly owned subsidiary of SC Capital Incorporated, which is a wholly owned subsidiary of Security Capital Group Incorporated.
   (3) Also includes 18 shares owned indirectly, as custodian for his minor children.

   (4) Also includes 46 shares owned indirectly, as custodian for his minor children.
   (5) Also includes 4,171 shares owned indirectly, as custodian for his minor children.
   (6) Also includes 5 shares owned indirectly, as custodian for his minor children.
   (7) Also includes 2 shares owned indirectly, as custodian for his child.
   (8) Also includes 20 shares owned indirectly, as custodian for his children.
   (9) Also includes 12 shares owned indirectly, as custodian for his children.
  (10) All shares are owned by the Jorgensen Family Trust, Mark and Wilhemina Jorgensen, Trustees.
   * Less than 1%.

   None of these executive officers or directors has engaged in any transactions of Storage USA common stock in the 60 days prior to the date hereof, other than:

   . grants of one share to each minor child of each executive officer pursuant to our Employee Recognition Awards and Holiday Gifts to Employees' Minor Children Plan; and

   . non-discretionary purchases of shares pursuant to our Profit Sharing and 401K Plan and Stock Purchase and Dividend Reinvestment Plan.

Company Stock Repurchases

   From October of 1999 to October of 2000, we purchased 1,402,022 shares of our common stock pursuant to our stock repurchase plan at an average price of $29.97 per share. The table below sets forth additional information regarding those repurchases.

                       Average                  No. of
             Quarter    Price  Range of Prices  Shares   Gross Price
             -------   ------- --------------- --------- -----------
            4th Q 1999 $28.86   $28.46-$28.94    250,000 $ 7,215,309
            1st Q 2000 $30.05   $29.83-$30.95    204,400 $ 6,142,897
            2nd Q 2000 $30.27   $29.93-$31.00    679,700 $20,572,085
            3rd Q 2000 $30.19   $29.96-$30.25    267,922 $ 8,087,525
            Aggregate. $29.97                  1,402,022 $42,017,817

   In addition, from September of 2000 to August of 2001 we purchased 65,000 shares of our common stock from employees whose employment with Storage USA was terminated, at prices ranging from $30.44 per share to $38.24 per share, and averaging $35.11 per share.

                DIRECTORS AND EXECUTIVE OFFICERS OF STORAGE USA

   The following persons are the executive officers and/or directors of Storage USA as of the date of this proxy statement. Neither Storage USA nor any of these persons have been convicted in any criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor have they been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the directors and executive officers of Storage USA is a citizen of the United States of America, and his or her principal place of business is 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 unless otherwise stated below.



    Name and Address of            Position with Storage USA and Business
  Principal Place of Business         Experience During Past Five Years

C. Ronald Blankenship/(1)/    Director of Storage USA, Inc. since November 5,
                              1997. Mr. Blankenship has been a Director, Vice
                              Chairman and Chief Operating Officer of Security
                              Capital Group Incorporated since May 1998. Mr.
                              Blankenship was Managing Director of Security
                              Capital from 1991 to 1998. Prior to June 1997, he was the Chairman of Archstone Communities Trust.
                              Mr. Blankenship is a Trustee of City Center
                              Retail, ProLogis and Urban Growth and a Director of BelmontCorp, InterPark Holdings, Inc.,
                              Macquarie Capital Partners LLC and Regency, and was Interim Chairman, Chief Executive Officer and a Director of Homestead Village Incorporated from
                              May 1999 until November 2001.

Francis C. Brown, III         Senior Vice President, E-Commerce of Storage USA,
                              Inc. since February 2000. Senior Vice President,
                              Human Resources from February 1998 to January
                              2000. Vice President, Human Resources of
                              AutoZone, Inc., from December 1993 to February
                              1998.

Howard P. Colhoun/(2)(3)(4)/  Director of Storage USA, Inc. since March 23,
                              1994. Mr. Colhoun has been General Partner of Emerging Growth Partners, Baltimore, Maryland, a venture capital/small public company investment partnership, since 1982. Mr. Colhoun also serves as a Director of Harbor Funds.

Alan B. Graf, Jr./(1)(2)(4)/  Director of Storage USA, Inc. since August 6,
                              1997. Mr. Graf has been Executive Vice President & Chief Financial Officer of FedEx Corporation since 1998. Mr. Graf was Sr. Vice President & Chief Financial Officer of Federal Express Corporation from 1991 to 1998. Mr. Graf is also a Director of Kimball International, Inc.

Karl T. Haas                  Executive Vice President, Operations of Storage
                              USA, Inc. since March 1994.

Dean Jernigan                 Chief Executive Officer, Director and Board
                              Chairman of Storage USA, Inc. since 1985. Mr.
                              Jernigan has been the Chief Executive Officer of Storage USA, Inc. since its inception in 1985 and has been President since May, 1998. Mr. Jernigan has, since 1999, been a Director of Thomas &
                              Betts, Inc.

    Name and Address of            Position with Storage USA and Business
  Principal Place of Business         Experience During Past Five Years

Mark Jorgensen/(3)(4)/        Director of Storage USA, Inc. since January 25,
                              1995. Mr. Jorgensen has been a private real estate investor and has served as a real estate consultant to the pension fund industry for over five years.

Christopher P. Marr           Chief Financial Officer of Storage USA, Inc.
                              since August, 1998. Senior Vice President,
                              Finance and Accounting of Storage USA, Inc. from
                              July 1997 to August 1998. Vice President,
                              Financial Reporting and Controller of Storage
                              USA, Inc., from August 1994 to July 1997.

Caroline S. McBride           Director of Storage USA, Inc. since May 7, 1997.
                              Ms. McBride has been a Managing Director of the Capital Division of Security Capital Group
                              Incorporated since March 1997, where she provides operating oversight for companies in which Security Capital has ownership positions. From
                              June 1996 to July 1997, Ms. McBride was Managing
                              Director of Security Capital Group Global Capital
                              Management Group. Ms. McBride is also a Director of InterPark Holdings and BelmontCorp, and a Trustee of Urban Growth.

John P. McCann/(1)(4)/        Director of Storage USA, Inc. since March 23,
                              1994. From 1978 until the spring of 2001, Mr.
                              McCann served as the Chairman of the Board and Chief Executive Officer of United Dominion Realty
                              Trust, Inc., Richmond, Virginia. Mr. McCann is currently a private real estate investor and since 1997 has been a Director of LandAmerica
                              Financial Group, Inc.

John W. McConomy              Executive Vice President, General Counsel and
                              Secretary of Storage USA, Inc. since August 1998.
                              Vice President and Associate General Counsel,
                              Harrah's Entertainment, Inc. from February 1996 to August 1998.

William D. Sanders/(3)/       Director of Storage USA, Inc. since November 6,
                              1996. Mr. Sanders is the founder and, since 1990, has been Chairman of the Board and Chief
                              Executive Officer of Security Capital Group
                              Incorporated. Mr. Sanders is a Director of
                              Security Capital European Realty and Macquarie
                              Capital Partners LLC, an Advisory Director of
                              Regency, and Chairman of the National Association of Real Estate Investment Trusts.

Richard B. Stern              Senior Vice President, Development and
                              Construction of Storage USA, Inc. since September
                              1999. Senior Vice President, Development of
                              Storage USA, Inc. from June 1996 to August 1999.
                              Vice President/Senior Portfolio Manager of Kemper
                              Corporation from October 1992 to January 1996.

Name and Address of Principal
      Place of Business       Position with Storage USA and Business Experience
      -----------------                  During the Past Five Years

Bruce F. Taub                 Senior Vice President, Acquisitions of Storage
                              USA, Inc. since March 2000. Senior Vice
                              President, Capital Markets of Storage USA, Inc.
                              from January 2000 to March 2000. Senior Vice
                              President and General Counsel, Storage USA
                              Franchise Corp., September 1998 to December 1999.
                              Partner at Shapiro and Olander from October 1996 to August 1998.

Harry J. Thie/(1)(2)(4)/      Director of Storage USA, Inc. since March 23,
                              1994. Mr. Thie has been a senior researcher with the RAND Corporation, a non-profit research institute, since 1991.

Mark E. Yale                  Senior Vice President, Financial Reporting of
                              Storage USA, Inc. since July 1999. Vice
                              President, Financial Reporting of Storage USA,
                              Inc. from August 1998 through June 1999. Senior
                              Audit Manager, PricewaterhouseCoopers LLP from
                              January 1994 to July 1998.

--------
(1) Member of the Human Resources Committee
(2) Member of the Audit Committee
(3) Member of the Corporate Governance and Nominating Committee
(4) Member of the Special Committee

             DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY CAPITAL

   The following persons are the executive officers and/or directors of Security Capital as of the date of this proxy statement. Neither Security Capital nor any of these persons have been convicted in any criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor have they been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the directors and executive officers of Security Capital is a citizen of the United States of America, and his or her principal place of business is 125 Lincoln Avenue, Santa Fe, New Mexico 87501 unless otherwise stated below.

Name and Address of Principal
      Place of Business       Position with Security Capital and Business Experience
      -----------------                     During the Past Five Years
C. Ronald Blankenship         Director, Vice Chairman and Chief Operating
                              Officer since May 1998. Previously, Mr.
                              Blankenship was Managing Director of Security
                              Capital since 1991. Prior to June 1997, he was
                              the Chairman of Archstone Communities Trust. Mr.
                              Blankenship is a Trustee of City Center Retail,
                              ProLogis and Urban Growth and a Director of
                              BelmontCorp, InterPark Holdings Inc., Macquarie
                              Capital Partners LLC, Regency and Storage USA,
                              and was Interim Chairman, Chief Executive Officer
                              and a Director of Homestead Village Incorporated
                              from May 1999 until November 2001.

Hermann Buerger               Director since 1998. Mr. Buerger has been
                              Executive Vice President of Commerzbank AG since
                              1989. Mr. Buerger is a Director of United
                              Dominion Industries.

John P. Frazee                Director since 1991. Mr. Frazee is a private
                              investor. Mr. Frazee was formerly Chairman and
                              Chief Executive Officer of Paging Network, Inc.
                              from 1997 to 2000, and President from 1997 to
                              2000. In 2000, Paging Network, Inc. filed for and
                              emerged from bankruptcy proceedings.
                              Non-Executive Chairman of Vast Solutions, Inc.
                              Mr. Frazee was formerly President and Chief
                              Operating Officer of Sprint Corporation. Mr.
                              Frazee is a Director of Cable Satellite Public
                              Affairs Network (C-SPAN), Cabot Microelectronics
                              Corporation, Vast Solutions, Inc. and Dean Foods
                              Company, and Non-Executive Chairman of Vast
                              Solutions, Inc.

Cyrus F. Freidheim, Jr.       Director since 1991. Vice Chairman of Booz Allen
                              Hamilton, Inc., an international management
                              consulting firm, which he joined in 1966. Mr.
                              Freidheim is a Director of Household
                              International Inc. and MicroAge Inc.

H. Laurance Fuller            Director since 1991. Mr. Fuller was Co-Chairman
                              and Director of BP Amoco p.l.c. from January 1999
                              until March 2000. Mr. Fuller was formerly
                              Chairman and Chief Executive Officer of Amoco
                              Corporation until 1998. He joined Amoco
                              Corporation in 1961. Mr. Fuller is a Director of
                              Abbott Laboratories, J.P. Morgan Chase
                              Corporation and Motorola, Inc.

Name and Address of Principal Position with Security Capital and Business Experience
      Place of Business                     During the Past Five Years
Janet Hill                    Director since 2001. Vice President of Alexander
                              & Associates, Incorporated, a corporate
                              consulting firm which she joined in 1981. Mrs.
                              Hill was the Special Assistant of the Secretary
                              of the Army from 1978 to 1981. Mrs. Hill is a
                              Director of Nextel Communications, Inc., Wendy's
                              International, Inc., Progressive Insurance
                              Company, Dean Foods Company, Houghton Mifflin
                              Company and First Union Bank of Virginia,
                              Washington, D.C. and Maryland.

Ray L. Hunt                   Director since 1991. Mr. Hunt has been Chairman
                              and Chief Executive Officer of Hunt Oil Company,
                              and Chairman, Chief Executive Officer and
                              President of Hunt Consolidated Inc. since 1981.
                              Mr. Hunt is a Director of Halliburton Company,
                              Electronic Data Systems Corporation and PepsiCo,
                              Inc. and a Class C Director of the Federal
                              Reserve Bank of Dallas.

John T. Kelley, III           Director since 1991. Mr. Kelley is Founding
                              Officer and has been Advisory Trustee of ProLogis
                              since January 1993. Mr. Kelley was a Trustee of
                              Archstone Communities Trust from 1988 to February
                              2001, and has been a Director of Regency since
                              March 1999, prior to which he served as Chairman
                              of the Board of Pacific Retail Trust.

Jay O. Light                  Director since 2001. Mr. Light has been a
                              Professor at Harvard University School of
                              Business Administration since 1970. Mr. Light has
                              been a Director of Security Capital European
                              Realty since 1997 and was a Director of Security
                              Capital-US Realty from 1996 until January 2001.

Peter S. Willmott             Director since 1991. Mr. Willmott has been
                              Chairman and Chief Executive Officer of Willmott
                              Services, Inc., since 1989. Mr. Willmott is a
                              Director of FedEx Corporation.

Frank P. Lowy, Jr.            Advisory Director since 2000. Mr. Lowy has been
                              Chairman of Westfield America Management Limited
                              since 1996, Chairman of Westfield America, Inc.
                              since 1994, and Founder and Chairman of Westfield
                              Holdings Limited. Mr. Lowy has been a member of
                              the board of the Reserve Bank of Australia since
                              1995, and director of the Daily Mail and General
                              Trust p.1.c. (U.K.) since 1994. An Advisory
                              Director is permitted to attend Board meetings
                              but does not have a right to vote on matters
                              considered by the Board.

Jeffrey A. Klopf              Senior Vice President and Secretary of Security
                              Capital since January 1996. Mr. Klopf provides
                              legal services to Security Capital and some of
                              its directly-owned operating companies.

Anthony R. Manno, Jr.         Managing Director of the Global Capital
                              Management Group since January 1995, where he is
                              responsible for investment strategy and
                              execution. Mr. Manno was a member of Security
                              Capital's investment Committee from March 1994 to
                              June 1996. Mr. Manno has been President of
                              SC-Preferred Growth since January 2000 and
                              Chairman and President of Security Capital Real
                              Estate Mutual Funds since January 1997.

Name and Address of Principal Position with Security Capital and Business Experience
      Place of Business                     During the Past Five Years
Caroline S. McBride           Managing Director of the Capital Division since
                              March 1997, where she provides operating
                              oversight for companies in which Security Capital
                              has direct ownership positions. From June 1996 to
                              July 1997, Ms. McBride was Managing Director of
                              the Global Capital Management Group. Ms. McBride
                              is a Director of Storage USA, InterPark Holdings
                              and BelmontCorp, and a Trustee of Urban Growth.

A. Richard Moore              Managing Director of Security Capital European
                              Realty since June 2000 and Managing Director of
                              the Capital Division since May 1998. Mr. Moore
                              was Interim Chief Financial Officer for Homestead
                              Village Incorporated from May 1999 to July 2000.
                              From March 1990 to May 1998, Mr. Moore was a Vice
                              President with Goldman, Sachs & Co., where his
                              most recent position was in the Equity Research
                              Department. Mr. Moore is a Director of Security
                              Capital European Realty, Access, Akeler,
                              Bernheim-Comofi and City & West End.

Constance B. Moore            Managing Director of the Capital Division since
                              January 1999, where she provides operating
                              oversight for companies in which Security Capital
                              has direct ownership positions. From July 1998 to
                              December 1998, Ms. Moore was Co-Chairman and
                              Chief Operating Officer of Archstone Communities
                              Trust, and a Trustee of Archstone from July 1998
                              to July 2000. From January 1996 to July 1998, Ms.
                              Moore was Co-Chairman, Chief Operating Officer
                              and Director of Security Capital Atlantic
                              Incorporated (which merged into Archstone). Ms.
                              Moore is a Trustee of Urban Growth and City
                              Center Retail and a Director of BelmontCorp,
                              InterPark Holdings and Macquarie Capital Partners
                              LLC.

Russell C. Platt              Managing Director of Security Capital Global
                              Capital Management Group since March 2001 where
                              he is responsible for new product development,
                              global expansion and client capital. From April
                              2000 to March 2001, Mr. Platt was Managing
                              Director of Forum Partners; from January 1999 to
                              April 2000, he was President of JER
                              International. Mr. Platt was a Managing Director
                              with Morgan Stanley from August 1982 to July
                              1999, where he founded the global real estate
                              business of Morgan Stanley Asset Management and
                              served as a Director of the Morgan Stanley Real
                              Estate Funds.

William D. Sanders            Founder, Chairman and Chief Executive Officer of
                              Security Capital. Mr. Sanders is a Director of
                              Security Capital European Realty, Storage USA and
                              Macquarie Capital Partners LLC, an Advisory
                              Director of Regency, and Chairman of the National
                              Association of Real Estate Investment Trusts.

Kenneth D. Statz              Managing Director of the Global Capital
                              Management Group since December 1997, where he is
                              responsible for the development and
                              implementation of portfolio investment strategy.
                              From July 1996 to December 1997, Mr. Statz was
                              Senior Vice President of the Global Capital
                              Management Group.


Name and Address of Principal Position with Security Capital and Business Experience
      Place of Business                     During the Past Five Years

James C. Swaim                Managing Director of SCGroup since December 2000
                              and Senior Vice President of Security Capital since December 1998. From December 1997 to
                              December 1998, Mr. Swaim was Vice President of
                              Security Capital. Mr. Swaim is the principal accounting officer for Security Capital. From
                              July 1996 to December 1997, he was a private business and financial consultant.

Paul E. Szurek                Managing Director of SCGroup and Chief Financial
                              Officer of Security Capital since July 1997. From
                              January 1996 through June 1997, Mr. Szurek was
                              Managing Director of Security Capital-US Realty and EU Management, where he was responsible for operations, corporate finance and mergers and acquisitions.

Thomas G. Wattles             Managing Director of Security Capital since 1991.
                              Mr. Wattles was Non-Executive Chairman of
                              ProLogis from March 1997 to May 1998, Co-Chairman and Chief Investment Officer of ProLogis from
                              November 1993 to March 1997, and Director of
                              ProLogis' predecessor since its formation in 1991. Mr. Wattles is a Trustee of City Center
                              Retail, Regency and ProLogis and a Director of Access, Akeler, Bernheim-Comofi, City & West End,
                              InterPark Holdings, London & Henley, Millers
                              Storage, Regency, and Security Capital European
                              Realty.

                           TERMS OF THE TRANSACTIONS

   The following is a summary of the material provisions of the purchase agreement. A copy of the original purchase agreement and the letter agreement amending the purchase agreement are attached as Appendices A and B, respectively, to this proxy statement. This summary is qualified in its entirety by reference to the full text of the purchase agreement, which is incorporated into this proxy statement by reference.

General

   Following approval of the purchase agreement by our shareholders and the satisfaction or waiver of the other conditions to the Transactions, first, Security Capital will purchase from the operating partnership and Storage USA's Chairman, President and Chief Executive Officer two corporate subsidiaries controlled by them, and then Security Capital will purchase all of our assets (including all of our interest in the operating partnership) and assume all of our liabilities. After the asset sale, we will purchase from Security Capital all shares of our common stock owned by it and its affiliates. Immediately thereafter, we will merge with and into the operating partnership, which at the time of the merger will be a majority-owned subsidiary of Security Capital and which will be the surviving entity in the merger. The closing of the Transactions will take place no later than two business days after fulfillment or waiver of the conditions to the Transactions or at such other time agreed to by the parties.

   The merger, which is the last step in the Transactions, will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Tennessee or the later date and time agreed to by the parties and set forth in the certificate of merger. At that time, we will cease to exist as a separate entity.

   The purchase agreement originally provided that, in the merger, Storage USA shareholders would be entitled to receive $42.00 in cash (subject to the adjustments described under "--Consideration to Securityholders") in respect of each share of Storage USA common stock they own. However, as part of the settlement of the class litigation commenced in connection with the Transactions, as described under "Special Factors--Shareholder Litigation in Connection with the Transactions," Security Capital agreed to increase the transaction consideration from $42.00 to $42.50 per share (subject to the same adjustment and other provisions of the purchase agreement) and the parties to the purchase agreement entered into the letter agreement amending the purchase agreement to reflect the increase in the transaction consideration.

Structure of the Transactions

   If completed, the Transactions are expected to occur on the same day in the following sequence:

   Subsidiary Sale.   The operating partnership and Dean Jernigan, our
Chairman, Chief Executive Officer and President, will sell to Security Capital all of their respective interests in Storage USA Franchise Corp. and SUSA Management, Inc., after which Security Capital will own all of the issued and outstanding stock of these two entities. Storage USA Franchise Corp. is a wholly owned subsidiary of the operating partnership and conducts our franchise operations. SUSA Management, Inc. conducts our property management operations. The operating partnership currently owns 99% of the outstanding preferred stock of SUSA Management, Inc. We refer to this transaction as the "subsidiary sale." Mr. Jernigan has agreed to sell his shares of SUSA Management, Inc. pursuant to a separate stock purchase agreement with Security Capital, for an aggregate consideration of $9.50 per share, effective on the closing of the Transactions.

   Partnership Sale.   Immediately following the subsidiary sale, we and
Storage USA Trust, a subsidiary through which we own most of our limited partnership interests in the operating partnership, will sell all of our respective interests in the operating partnership and SUSA Holdings L.P. to Security Capital (all limited partnership interests and then the general partnership interest), after which Security Capital will be the sole general partner and majority limited partner of the operating partnership and the sole general partner of SUSA Holdings, L.P. Security Capital may elect to pay consideration for this transaction in the form of promissory notes (up to an aggregate amount equal to the product of the number of shares of our common stock held by Security Capital and its affiliates multiplied by $42.50). We refer to this transaction as the "partnership sale."

   Asset Sale and Assumption of Liabilities.   Concurrently with the
partnership sale, we will sell to Security Capital all our interests in all of our remaining assets, including all of the issued and outstanding shares of capital stock of our subsidiaries Storage USA Trust, Huron Acquisitions, Inc. and SUSA Finance Corp. We refer to this transaction as the "asset sale." At the same time, Security Capital will also assume all of Storage USA's liabilities. The operating partnership's liabilities will remain outstanding except to the extent repaid at closing as described under "--Payments by Security Capital."

   Redemption.   Immediately after the partnership sale and the asset sale, we will purchase from Security Capital and its affiliates all of the shares of our common stock owned by them for an aggregate amount equal to the product of $42.50 and the number of shares of our common stock held by Security Capital and its affiliates in cash and/or, to the extent any portion of the consideration paid in the partnership sale or the asset sale was paid by Security Capital in notes, such notes. The redeemed shares will become authorized but unissued shares of Storage USA. We refer to this transaction as the "redemption."

   Merger.   As the final step in the Transactions, we will merge with and into the operating partnership, which at the time of the merger will be a majority-owned subsidiary of Security Capital, and the operating partnership will be the surviving entity in the merger. In connection with the merger, the agreement of limited partnership of the operating partnership will be amended and restated as set forth in the purchase agreement. We refer to this transaction as the "merger."

Consideration to Securityholders

   Consideration to Shareholders.   In the merger, each share of our common
stock issued and outstanding immediately prior to the effective time of the merger, other than the common stock (1) held by Storage USA as treasury stock and (2) owned by any of our wholly owned subsidiaries, will be automatically converted into the right to receive $42.50 in cash, without interest, per share of common stock, which amount will be:

   . increased by the pro rata portion of the per share amount of the quarterly dividends normally paid on our common stock in the ordinary course of business consistent with past practice (not to exceed $0.71 per share) relating to the quarterly period in which the closing of the Transactions occurs; and

   . reduced by the per share amount of any dividend in excess of such permissible normal quarterly dividends paid on our common stock after December 5, 2001.

   Security Capital will not receive any transaction consideration in the merger because all shares of our common stock owned by it and its affiliates will be acquired by us, prior to the merger, in connection with the redemption.

   At the completion of the merger, all shares of our common stock will be cancelled and retired and will cease to exist, and each certificate formerly representing the shares, other than as described above, will thereafter represent only the right to receive its portion of the transaction consideration.

   Consideration to Optionholders. In the merger, each holder of an option to purchase shares of our common stock will have the right to receive, in exchange for the cancellation of such option, a cash payment in an aggregate amount equal to the product of: (1) the excess of $42.50 per share, adjusted as described immediately above, over the exercise price per share of common stock subject to such option and (2) the number of shares of our common stock subject to such option.

   Any consideration payable to optionholders will be reduced by the amount of:

   . any income or employment tax withholding required under applicable tax laws, and

   . any unpaid loan from Storage USA to such holder to the extent the shares of our common stock subject to such option were pledged as a security interest for the payment of such loan.

   Consideration to Operating Partnership Unitholders.   Each unit of limited
partnership of the operating partnership issued and outstanding immediately prior to the effective time of the merger, other than units held by Security Capital or its subsidiaries or by a holder who is qualified and has elected to continue as a limited partner of the surviving partnership, will be automatically converted into the right to receive $42.50 in cash, without interest, per unit, which amount will be:

   . increased by the pro rata portion of the per unit amount of normal distributions on operating partnership units relating to the quarterly period in which the closing of the Transactions occurs; and

   . reduced by the per unit amount of any distribution in excess of such normal distributions paid by the operating partnership after December 5, 2001.

   The purchase agreement also gives each operating partnership's limited partner (other than Security Capital) otherwise entitled to receive their portion of the transaction consideration the right to elect, with respect to all or any part of the holder's units, to continue as a limited partner of the surviving partnership, unless:

   . the unitholder fails to make an election in accordance with the requirements of the purchase agreement;

   . the portion of the transaction consideration payable to such unitholder is equal to $250,000 or less in the aggregate;

   . the unitholder is not an "accredited investor" as defined under applicable
     SEC rules; or

   . Security Capital (after being advised by outside counsel) determines in its reasonable judgment that the unitholder would not be eligible to continue as a limited partner of the surviving partnership without registration of such unitholder's units under applicable securities laws.

If these conditions are satisfied, the unitholder will be entitled to receive his portion of the transaction consideration only with respect to the units of operating partnership, if any, with respect to which an election has not been made. We refer to unitholders who have made elections with respect to any or all of their units as the "electing holders."

   Preferred Unitholders.   Holders of 8 7/8% Series A Cumulative Redeemable
Preferred Units of limited partnership in the operating partnership will continue as holders of such preferred units in the surviving partnership. Security Capital has agreed to take all necessary and appropriate action to designate or cause to be designated 650,000 shares of preferred stock of the general partner of the surviving partnership as 8 7/8% Series A Cumulative Redeemable Preferred Stock, for which the preferred units will be exchangeable, having substantially the same terms as the Series A Preferred Stock of Storage USA (none of which is presently issued).

Payments by Security Capital

   The aggregate cash consideration to be paid by Security Capital to us in connection with the partnership sale and asset sale, not including the assumption of all of our liabilities by Security Capital, will be equal to the aggregate consideration to be paid to our common shareholders and optionholders. Security Capital may elect to pay a portion of this aggregate consideration, equal to the product of the number of shares of Storage USA common stock held by Security Capital and its affiliates multiplied by $42.50, in the form of one or more promissory notes.

   In addition to the consideration paid to holders of our common stock and optionholders, in connection with the Transactions Security Capital:

   . will pay the per unit transaction consideration to the operating partnership's unitholders who do not elect or are not qualified to continue as limited partners of the surviving partnership;

   . will pay $15,859,000 to the operating partnership in connection with the subsidiary sale (which amount the operating partnership is obligated under the purchase agreement to apply to the partial repayment of its lines of credit); and

   . will provide the operating partnership with sufficient funds to repay all remaining amounts outstanding under the operating partnership's and Storage USA Franchise Corp.'s lines of credit,

and, in consideration for such payments, Security Capital will receive a number of units in the operating partnership equal to the aggregate cash consideration so paid divided by the per unit transaction consideration.

Payment Procedures

   Prior to the date of the effective time of the merger, Security Capital will select a paying agent reasonably satisfactory to us. Security Capital and Storage USA will deposit in trust with the paying agent an amount in cash (which, in the case of Storage USA, will be all of the cash consideration paid by Security Capital in connection with the partnership sale and the asset sale) sufficient to pay the aggregate consideration payable to our shareholders and optionholders and to the operating partnership's unitholders (other than Security Capital and any electing holders).

   Promptly after the effective time of the merger, the surviving partnership will cause to be mailed to each Storage USA shareholder, a transmittal letter and instructions specifying the procedures to be followed for surrendering certificates in exchange for their portion of the transaction consideration. You should not send your certificates to us or anyone else until you receive these instructions. If any stock certificate has been lost, stolen or destroyed, upon delivery of an affidavit of that fact by the person claiming such event and, if required by the surviving partnership, the posting of a bond, the paying agent will issue in exchange for the lost, stolen or destroyed certificate you portion of the transaction consideration.

   When you surrender to the paying agent your stock certificate(s) with a duly completed and signed transmittal letter, you will be entitled to receive your portion of the transaction consideration in exchange for each share formerly evidenced by such certificate(s), and the certificate(s) will be cancelled.

   Any portion of the funds provided by Security Capital and Storage USA to the paying agent for payment of the transaction consideration that remains unclaimed by Storage USA shareholders after the third month following the effective time of the merger will be returned to Security Capital at its request. After that time, shareholders may request payment for their shares from Security Capital only as general creditors of Security Capital. None of Security Capital, Storage USA, the surviving partnership, Storage USA Trust, the paying agent or any other person will be liable to any of our former shareholders or any unitholders of the operating partnership for any transaction consideration delivered to a public official pursuant to any abandoned property, escheat or similar laws. Any amount of the transaction consideration remaining unclaimed three years after the effective time of the merger will become, to the extent permitted by applicable law, the property of Security Capital free and clear of all claims or interests of any other person.

   After the effective time of the merger, there will be no further registration of transfers of shares of our common stock on our stock transfer books, and if, after such time, any stock certificates are presented to the surviving partnership or the paying agent for any reason, they will be cancelled and exchanged as described above.

Appraisal Rights

   No appraisal or dissenters rights are available under Tennessee law to our shareholders (or to the operating partnership's unitholders) in connection with the Transactions. No provision was made for our shareholders to obtain counsel or appraisal services at our expense.

Representations and Warranties

   Representations and Warranties of Storage USA and Its Affiliates.   In the
purchase agreement, we, Storage USA Trust and the operating partnership make customary representations and warranties, jointly and severally, concerning our respective businesses and assets, subject to exceptions disclosed to Security Capital at or prior to the time of the signing of the purchase agreement or in reports filed by us with the SEC between January 1, 2001 and December 5, 2001 and to customary qualifications for materiality. These representations and warranties include, among others:

   . that the sellers and their subsidiaries are duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite power and authority to own, operate, lease and encumber their properties and carry on their respective businesses;

   . that the sellers have all requisite organizational power to enter into the purchase agreement, perform their respective obligations under the purchase agreement, and consummate the Transactions, and that such actions have been duly and validly authorized by all necessary action on the part of the sellers;

   . that neither the execution and delivery of the purchase agreement nor the performance of the Transactions will conflict with or breach the organizational documents, employee benefit plans, agreements or similar obligations of the sellers or their subsidiaries, or any laws or regulations, or require any consent from or registration with any governmental entity;

   . that all SEC filings (including this proxy statement, other than with respect to information supplied by Security Capital) made by Storage USA or the operating partnership since January 1, 1999, did not or will not contain any untrue statement of a material fact or omit to state a material fact;

   . that the sellers and their subsidiaries are not in violation of any laws or regulations and that there are no suits or actions filed or, to the sellers' knowledge, threatened against the sellers or their subsidiaries;

   . that since September 30, 2001, Storage USA and its subsidiaries have conducted their respective businesses in the ordinary course, and there has not been any change that has been or would reasonably be expected to have a "material adverse effect" (as defined under "--Conditions to Closing") on Storage USA and its subsidiaries taken as a whole;

   . that Storage USA has operated and intends to continue to operate in a manner required to be taxed as a REIT for the years 2000 and 2001, and intends to be taxed as a REIT through the end of the tax year in which the closing of the Transactions occurs; and

   . customary representations and warranties with respect to Storage USA's and its subsidiaries' material agreements, corporate records, properties (owned or leased), environmental matters, employees and employee benefit plans, labor matters, affiliate transactions, insurance policies, Tennessee takeover law, brokers and financial advisors and intellectual property.

   Representations and Warranties of Security Capital.   The purchase agreement
also contains customary representations and warranties of Security Capital, subject to qualifications for materiality, including:

   . that Security Capital is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland;

   . that the execution and delivery of the purchase agreement and the performance of the Transactions have been duly authorized by all necessary corporate action on the part of Security Capital;

   . that neither the execution and delivery of the purchase agreement nor the performance of the Transactions will conflict with or breach the organizational documents of Security Capital, any statute or regulation, agreements or similar obligations, or require any consent from or filing with any governmental entity;

   . that Security Capital owns, directly or through one or more of its affiliates as of the date of the purchase agreement, 11,765,654 shares of our common stock; and

   . that Security Capital has provided Storage USA a true and complete copy of the Revolver Commitment Letter, dated November 28, 2001, with Wells Fargo Bank, and, assuming the availability of the $115 million of funds pursuant to Security Capital's financing, and subject to the terms and conditions of such financing, that Security Capital will have sufficient funds to consummate the Transactions.

   The representations and warranties of the parties to the purchase agreement will not survive the closing of the Transactions.

Conduct of Business Prior to the Transactions

   We have agreed that, prior to the consummation of the Transactions, except as otherwise provided in the purchase agreement or consented to in writing by Security Capital, we and our subsidiaries will:

   . operate our respective businesses in the ordinary course of business consistent with past practice; and

   . use commercially reasonable efforts to preserve our respective business organizations and assets, keep available the services of our respective present officers and employees and preserve our respective existing business relationships.

   We have also agreed that, except as otherwise provided in the purchase agreement, we will not, and will not permit any of our subsidiaries to, without the prior written consent of Security Capital:

   . change the number of shares of authorized or issued capital stock (except in connection with the redemption of operating partnership units in the ordinary course of business) or issue or grant any option, warrant or right with respect to such stock (unless expressly required by the terms of a preexisting employee benefit plan or employee agreement);

   . split, combine or reclassify any shares of capital stock or declare, set aside or pay any dividends, except for normal quarterly dividends (not to exceed $0.71 per share) paid on our common stock in the ordinary course of business consistent with past practice and any corresponding distribution on the limited partnership units of the operating partnership or as may be required to preserve our status as a REIT for federal income tax purposes;

   . issue, sell, grant, pledge or otherwise dispose of or encumber any shares of capital stock of Storage USA or its subsidiaries, any other voting securities as securities convertible into, or any right, warrants or options to acquire, such shares (other than pursuant to the exercise of stock options granted under our benefit plans outstanding on the date of the purchase agreement);

   . amend our organizational documents;

   . acquire any business, entity or division of any entity other than self storage facilities and related assets in the ordinary course of business consistent with past practice;

   . except for the sale of inventory and the sale or lease of self storage facilities in the ordinary course of business, sell, lease or otherwise dispose of any properties or other material assets;

   . except as described under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions," enter into an agreement with respect to any merger, liquidation or business combination or any acquisition of all or substantially all of our or our subsidiaries' assets or securities;

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   . incur any indebtedness for borrowed money in excess of $50,000 individually and $150,000 in the aggregate, or repay any existing indebtedness except as required by the terms of existing agreements;

   . issue, sell or amend any debt securities of ours or our subsidiaries or guarantee any debt securities of another person or enter into any agreement to maintain any financial statement condition of another person;

   . make any investment in any person other than Storage USA or its subsidiaries or except as required by the terms of existing joint venture partnerships;

   . make capital expenditures or other expenditures in excess of $150,000 in the aggregate (over budgeted amounts), with respect to any property, plant or equipment for Storage USA or its subsidiaries;

   . make any changes in financial accounting methods or practices except as required by a change in GAAP;

   . knowingly modify or terminate in any adverse manner any agreement to which we or our subsidiaries is a party involving payments to or from us in excess of $100,000 in any twelve month period;

   . enter into any agreement requiring us or our subsidiaries to make payments in excess of $100,000 in any twelve month period;

   . except as required by law or agreements or plans existing on the date of the purchase agreement:

     . adopt, terminate or amend any employment, severance or similar agreement or plan for the benefit of any current or former director, officer, employee or consultant, or any collective bargaining agreement,

     . increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant,

     . amend or accelerate the payment, right to payment or vesting of any compensation or benefits,

     . pay any material benefits not provided for as of the date of the purchase agreement under our benefit plans,

     . grant any awards under any bonus, incentive, performance or other plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or

     . take any action to fund or secure the payment of compensation or benefits under any plan;

   . make or rescind any material tax election, settle or compromise any material tax liability or make any material amendment to any tax return;

   . initiate, compromise, or settle any litigation or arbitration proceeding relating to the purchase agreement or the Transactions or material to Storage USA and its subsidiaries, taken as a whole;

   . open or close any facility or office material to Storage USA and its subsidiaries, taken as a whole;

   . adopt or implement any shareholder rights plan or similar arrangement; or

   . authorize or agree to take any of the foregoing actions or any action which would materially impair or prevent the satisfaction of any condition to the consummation of the Transactions.

   Notwithstanding the foregoing, Storage USA and its subsidiaries may make all expenditures and take all actions called for by its 2002 budget.

Solicitation of Proposals by Storage USA and Alternative Acquisition
Transactions

Permitted Period and Take-Along Rights

   Solicitation of Proposals.   The purchase agreement permitted Storage USA,
during the 45-day period following December 5, 2001, the date of the purchase agreement, to solicit an extraordinary transaction with a third party. This "permitted period" expired on January 19, 2002. During the permitted period, none of the

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limitations described below on solicitation, negotiation or furnishing of information with respect to acquisition proposals applied, other than the notice requirement described under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Notices to Security Capital."

   Superior Transaction Agreements.   During the permitted period, we were also
permitted to terminate the purchase agreement and enter into an agreement with respect to a superior transaction with a third party if we had complied with the notice requirements described in this section and concurrently with such termination we had paid a termination fee to Security Capital and, if requested by such third party, Security Capital had executed a support agreement.
   Take-Along Rights. If during the permitted period Storage USA had terminated the purchase agreement to enter into an agreement providing for a superior transaction, Security Capital had agreed that, for a period of four months after such termination, and subject to extension for specified regulatory delays or delays resulting from breaches of the purchase agreement by Security Capital or from any other actions of Security Capital or its affiliates (we refer to this period as the "take-along period"), Security Capital would have voted all Storage USA shares owned by it and its affiliates in favor of the superior transaction and sold all such shares to the buyer in the superior transaction for cash and otherwise on terms no less favorable than those offered to other Storage USA shareholders. The purchase agreement conditioned Security Capital's support obligation on Storage USA being in compliance with its obligations to notify Security Capital of the superior transaction and to pay a termination fee concurrently with the termination of the purchase agreement (provided that, if requested by the third party buyer, Security Capital had executed a support agreement). While, as a result of the expiration of the permitted period, the obligation of Security Capital to support a superior transaction no longer applies (see "Special Factors--Background of the Transactions"), Security Capital continues to be subject to the obligation, set forth in the purchase agreement, not to sell or otherwise dispose of the shares of our common stock owned by it, except to its affiliates, until the termination of the purchase agreement.

No-Solicitation Period

   Solicitation of Proposals. The purchase agreement provides that, during the period from January 20, 2002 until the termination of the purchase agreement (which we refer to as the "no-solicitation period"), Storage USA will not, nor will it cause, authorize or permit any of its subsidiaries or affiliates or its or their representatives to:

   . solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, relates to or could reasonably be expected to lead to, any "acquisition proposal" (as defined under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Definitions");

   . enter into, continue or otherwise participate in any discussions or negotiations regarding any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

   . furnish to any person any information with respect to, assist and participate in any effort or attempt by, or otherwise cooperate with any person with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal.

   Unsolicited Proposals. However, in response to an acquisition proposal that did not result from a breach of these no-solicitation obligations, and subject to compliance with the notice requirements described under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Notices to Security Capital" below, Storage USA may:

   . pursuant to a customary confidentiality agreement containing customary standstill provisions, furnish information concerning itself to any person making an acquisition proposal that the special committee determines in good faith (after consultation with outside counsel and its financial advisor) is a "superior

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     proposal" (as defined under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Definitions"); and

   . engage in discussions or negotiations with such person regarding any such superior proposal.

   The purchase agreement provides that any violation of the no-solicitation obligations described above by any of our affiliates, subsidiaries or representatives, whether or not such person is purporting to act on our behalf will be deemed to be a breach by Storage USA of its no-solicitation obligations.

   Change in Recommendation.   The purchase agreement also provides that during
the no-solicitation period our board of directors and the special committee may not:

   . withdraw or publicly propose to withdraw, or modify or publicly propose to modify in a manner adverse to Security Capital, their approval or recommendation of the purchase agreement or the Transactions;

   . enter into any agreement relating to an alternative acquisition proposal
     (other than the confidentiality agreements referred to above); or

   . adopt, approve or recommend any acquisition proposal (or publicly propose to do so).

   However, our board and the special committee may: (1) so withdraw, modify or publicly propose to withdraw or modify their approval or recommendation if the board of directors or the special committee determines in good faith (after consultation with Storage USA's or the special committee's outside counsel and the financial advisor for the special committee) that an acquisition proposal constitutes a superior proposal as to which Storage USA intends to enter into a binding written agreement; and (2) adopt, approve or recommend such superior proposal (or propose to do so) if Storage USA has terminated the purchase agreement in connection with entering into an agreement with respect to a superior transaction, has otherwise complied with the no-solicitation and notice requirements described in this section in all material respects, and, concurrently with such termination, pays a termination fee to Security Capital (as described under "--Termination of the Purchase Agreement and Termination Fee"). Security Capital is not required to vote in favor of a superior transaction agreement entered into during the no-solicitation period (see "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Permitted Period and Take-Along Rights").

   Permitted Disclosure.   We may at any time take and disclose to our
shareholders a position with respect to a tender offer or make other disclosure to our shareholders or in any other regulatory filing if, in the good faith judgment of our board of directors or the special committee, based on the advice of outside legal counsel, failure to so disclose would be inconsistent with their or Storage USA's obligations under applicable law.

Notices to Security Capital

   The purchase agreement requires us to promptly advise Security Capital of:

   . our receipt of any acquisition proposal, or any material negotiation or discussion concerning the material economic terms and material conditions of such acquisition proposal;

   . all material changes to the economic terms of any such acquisition proposal, negotiation or discussion; or

   . the identity of any entity that has requested or been granted access to the data room maintained by Storage USA.

   However, if Storage USA, acting in good faith, immaterially or inadvertently fails to comply with its notice obligations, such failure will not be considered a breach of these obligations if, at least three business days prior to entering into an agreement with respect to an acquisition proposal, Storage USA provides Security Capital with the then current material business terms of such acquisition proposal.

Cessation of Ongoing Discussions

   During the no-solicitation period, we are required:

   . to, and to cause our subsidiaries and our respective affiliates and representatives to, cease immediately all discussions and negotiations commenced during the permitted period regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal; and

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   . to use commercially reasonable efforts to have all copies of all nonpublic information distributed to persons who have executed a confidentiality agreement in connection with an acquisition proposal, destroyed or returned to us as soon as possible.

Definitions

   Acquisition Proposal. An "acquisition proposal" is any proposal, offer or inquiry by any person or group (other than Security Capital or its affiliates) for or with respect to:

   . a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination or similar transaction or series of transactions involving Storage USA and its subsidiaries, taken as a whole;

   . a transaction in which Storage USA or any of its subsidiaries issues or would issue, or such person or group acquires or would acquire, over 15% of the equity securities of Storage USA or such subsidiary; or

   . a transaction in which such person or group acquires or would acquire in any manner, directly or indirectly, over 15% of our consolidated total assets.

   Superior Proposal. A "superior proposal" is any unsolicited, bona fide written proposal made by a third party to effect a "superior transaction."

   Superior Transaction. A "superior transaction" is an acquisition or cancellation of all of our common equity securities in connection with a tender or exchange offer, a merger, a consolidation, a sale of all or substantially all of our assets or similar transaction:

   . on terms which the special committee determines in good faith to be more favorable from a financial point of view to the holders of our common stock than the Transactions (based on the advice of a nationally recognized independent financial advisor), taking into account all the terms and conditions of the superior transaction (including its financial terms and likelihood of being completed) and the purchase agreement (including any written proposal by Security Capital to amend the terms of the purchase agreement);

   . in which all holders of our common stock and all holders of operating partnership units would have the right to receive consideration, in the form of cash and/or securities that will be publicly traded and listed on the NYSE, AMEX or NASDAQ after consummation of the superior transaction, in a per share amount, determined at the time the superior transaction is entered into, greater than $42.50;

   . in which the operating partnership's limited partners (other than Storage
     USA) have the right, at their sole discretion, to remain as limited partners of the operating partnership or a successor limited partnership on terms comparable to those contemplated by the purchase agreement or otherwise to continue their equity interest and tax deferred status;

   . which does not prohibit Security Capital from being able to propose any amendments to the terms of the purchase agreement to make them more favorable from a financial point of view to the holders of our common stock than the superior transaction;

   . in which the consideration to be received by Security Capital for all its shares of our common stock is payable, and is paid, prior to or simultaneously with the payment of the consideration to other holders of our common stock, entirely in cash; and

   . that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspect of the transaction, within the same period as the take-along period (as described under "--Solicitation of Proposals by Storage USA and Alternative Acquisition Transactions--Permitted Period and Take-Along Rights"), and with a likelihood of successful consummation not less favorable than those applicable to the Transactions.

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Strategic Alliance Agreement

   We are parties to a Strategic Alliance Agreement with Security Capital which, among other things, places restrictions on our ability to incur indebtedness, own real property, and terminate our eligibility for treatment as a REIT for federal income tax purposes. The Strategic Alliance Agreement also contains "standstill" restrictions which, among other things, limit Security Capital's ability to purchase additional shares of our common stock or sell or otherwise dispose of the shares of our common stock it already owns. These "standstill" restrictions may be terminated by certain "early termination events," including our authorization of the solicitation of proposals with respect to an extraordinary transaction. These restrictions are described under "Special Factors--Past Transactions and Relationships." In connection with negotiating and entering into the purchase agreement, the special committee granted to Security Capital waivers from the "standstill" restrictions contained in the Strategic Alliance Agreement for the limited purpose of allowing Security Capital to make a proposal to acquire Storage USA, if it so desired (see "Special Factors--Background of the Transactions").

   The purchase agreement provides that the Strategic Alliance Agreement will continue to be in effect, and that the execution, delivery and performance (but not consummation) of the purchase agreement or of an agreement providing for a superior transaction will not constitute an "early termination event," which would cause many of the restrictions described above (including Security Capital's "standstill" obligation) to expire, under the Strategic Alliance Agreement (see description of early termination events under "Special Factors--Past Transactions and Relationships"). Further, the exercise of any rights in the purchase agreement, in accordance with and subject to its terms, and the consummation of any of the Transactions contemplated by the purchase agreement will not constitute a violation or attempted violation of any provision of the Strategic Alliance Agreement or Storage USA's charter or bylaws.

   However, the purchase agreement expressly provides that:

   . upon the effective time of the merger or consummation of a superior transaction, the Strategic Alliance Agreement will be terminated and cease to have any force or effect; and

   . nothing in the Strategic Alliance Agreement or the purchase agreement will limit the right of Security Capital to make an offer, proposal or inquiry with respect to an improvement or modification in favor of Storage USA or its shareholders in the terms of the Transactions, or to make what would be a superior proposal with respect to any superior transaction entered into by Storage USA following termination of the purchase agreement.

Taking of Necessary Action; SEC Filings

   Each party to the purchase agreement has agreed to use its commercially reasonable best efforts promptly to take all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including all actions and things necessary to cause all conditions precedent in the purchase agreement to be satisfied.

   We have agreed to, in cooperation with Security Capital, prepare and file with the SEC this proxy statement and a statement on Schedule 13E-3 as required under the federal securities laws, to respond to any SEC comments with respect to those filings, and to cause this proxy statement to be mailed to our shareholders at the earliest practicable time. We and Security Capital have also agreed to, and to cause our respective subsidiaries to, prepare and make any other required regulatory filings. We have also agreed to use commercially reasonable best efforts to duly call and hold, as promptly as practicable but not later than 45 days after this proxy statement and the Schedule 13E-3 statement have been cleared by the SEC, a meeting of our shareholders for the purpose of considering and voting on the Transactions.

   Security Capital has agreed to, in cooperation with us, prepare and mail to the holders of operating partnership units, as promptly as practicable but not later than the mailing of this proxy statement to our shareholders, an information statement containing all information necessary or relevant to enable such unitholders to make an election with respect to their continuation as limited partners of the surviving partnership.

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   Security Capital also has agreed to use commercially reasonable efforts to, if necessary, obtain the funds under the commitment letter it received from Wells Fargo Bank in connection with entering into the Transactions and the purchase agreement.

Employee Matters

   Security Capital has agreed to comply with all employment and change in control agreements that were disclosed to it at the time of entering into the purchase agreement. We, in turn, have agreed that neither our board of directors nor any of our officers will take any action that would cause any amount to become due or payable or to be paid under any of those agreements as a result of the execution of the purchase agreement or consummation of any of the Transactions (see "Special Factors--Interests of Storage USA's Executive Officers and Directors in the Transactions").

   We have agreed to use commercially reasonable best efforts to take all action necessary or appropriate, including obtaining consents from holders of options to purchase shares of our common stock as may be required under existing plans or agreements, such that immediately prior to the consummation of the Transactions, all such options will be fully vested, terminated and cashed out as described under "--Consideration to Securityholders."

   We have also agreed to use our commercially reasonable best efforts to take all action necessary or appropriate such that, immediately prior to consummation of the Transactions, each restricted stock award granted by us will become immediately and fully payable or distributable, the restrictions on such award will lapse and any performance targets will be deemed achieved in full.

Indemnification; Directors and Officers Insurance

   Indemnification. Security Capital and the surviving partnership have agreed, jointly and severally, to the fullest extent permitted by Tennessee law:

   . to indemnify, hold harmless and provide advancement of expenses for a period of six years from the closing of the Transactions, to each of our and our subsidiaries' present and former directors, trustees and officers,

   . from, against and with respect to any costs or expenses, including attorneys' fees, judgments, fines, penalties, losses, claims, damages, liabilities, or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative,

   . arising out of or pertaining to acts or omissions, or alleged acts or omissions, by such persons in their capacity as such, which acts or omissions existed or occurred at or prior to the effective time of the merger, including any acts or omissions related to the purchase agreement or the Transactions, whether asserted or claimed prior to, at or after the effective time of the merger, to the maximum extent that Storage USA would then be obligated to indemnify, hold harmless and advance expenses under its charter or bylaws if the same were then in effect.

   The purchase agreement provides that, after consummation of the Transactions, Security Capital will control the defense of any action to which the indemnification obligations described above apply, with counsel selected by Security Capital and reasonably acceptable to the indemnified party; provided, however, that such party may participate in such defense with counsel selected by it and reasonably acceptable to Security Capital, at its expense or (in the event of a conflict of interest or if additional material defenses are available to such party) at the expense of Security Capital (but only for one counsel, plus local counsel, for all indemnified parties in any single action).

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   Security Capital and the surviving partnership also have agreed, jointly and severally, to fulfill and honor our obligations under the indemnification agreements between us and our directors and Messrs. Jernigan, Marr, McConomy and Yale and Kevin Kern, Vice President and Associate General Counsel, and Lee Harkavy, Vice President, Capital Markets and Franchise Lending.

   Directors and Officers Insurance. Security Capital has agreed that, for a period of six years after the closing of the Transactions, it or one of its affiliates will maintain in effect (to the extent available in the market) a directors' and officers' liability insurance policy covering those persons who are currently covered by our directors' and officers' liability insurance policy, with coverage in amount and scope at least as favorable to such persons as our existing coverage, with respect to acts or failures to act occurring prior to the effective time of the merger.

   Proper provisions will be made, in the event that Security Capital or the surviving partnership, or any of their respective successors or assigns, consolidate with or merge into any other person without being the continuing or surviving person in the consolidation or merger, or transfer all or substantially all of its properties and assets, so that the continuing or surviving person or transferee assumes all indemnification and insurance obligations described above.

   The rights to indemnification and directors and officers insurance described under this section are for the benefit of, and enforceable by, each of the indemnified parties and their respective heirs and representatives.

Shareholder Litigation

   Until the earlier of the termination of the purchase agreement or the closing of the Transactions, we have agreed to afford Security Capital the opportunity to participate, at its expense and with separate counsel, in the defense or settlement of any shareholder litigation against us or our board of directors relating to the purchase agreement or any of the Transactions, which includes the actions described under "Special Factors--Shareholder Litigation in Connection with the Transactions." We may settle any such litigation, provided we obtain Security Capital's prior written consent, which Security Capital may not unreasonably withhold or delay.

Conditions to Closing

   Obligations of Security Capital. The obligations of Security Capital to effect the Transactions are subject to the satisfaction or waiver of the following conditions:

   . the representations and warranties of the sellers were true and correct as of the date of the purchase agreement and are true and correct as of the date of consummation of the Transactions (unless they speak as of a specific date and time), other than for failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a "material adverse effect" on Storage USA and its subsidiaries taken as a whole (and without regard to materiality or material adverse effect qualifications contained in such representations and warranties);

   . the sellers have performed, in all material respects, the covenants and agreements required to be performed by them on or before the closing of the Transactions (and without regard to materiality qualifications contained in such covenants or agreements);

   . no condition to lending or funding has been invoked by Wells Fargo Bank and be continuing after any applicable cooling off or similar period, under or in connection with the $115 million financing commitment obtained by Security Capital in connection with the Transactions, based upon or related to a material disruption of, or material adverse change in, financial, banking or capital market conditions, with the effect that all or part of such financing is not available to Security Capital;

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   . any waiting period required under the Hart-Scott-Rodino Antitrust
     Improvements Act has expired or been terminated, and no action (other than actions that have been withdrawn or terminated) shall have been instituted by the U.S. Department of Justice or the Federal Trade Commission challenging the consummation of the Transactions;

   . other than the filing of the merger certificate, all authorizations, consents, and approvals of, or filings with, any governmental authority in connection with the Transactions, the failure of which to file, obtain or occur would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Storage USA, have been filed, been obtained or occurred;

   . the requisite approval of the Transactions by Storage USA's shareholders has been obtained;

   . there is no effective order, decree or injunction of any government authority of competent jurisdiction which enjoins or prohibits consummation of any of the Transactions, or no pending action brought by any such authority which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Storage USA and its subsidiaries taken as a whole;

   . Storage USA has not terminated its election to be taxed as a REIT, and is in compliance with all applicable laws and regulations necessary to permit it to be taxed as a REIT, and has not taken any action or failed to take any action which would reasonably be expected to result in the loss of its status as a REIT;

   . all action necessary or appropriate to issue operating partnership units to Security Capital in the Transactions and to admit Security Capital as the general partner and a limited partner of the operating partnership and of SUSA Holdings L.P., shall have been taken;

   . the Transactions contemplated by the stock purchase agreement between Dean
     Jernigan and Security Capital providing for the sale by Mr. Jernigan to Security Capital of all shares of capital stock owned by him in SUSA Management, Inc. have been consummated; and

   . the sellers have made all of their closing deliveries.

   Obligations of Sellers. The obligations of the sellers to effect the Transactions are subject to the satisfaction or waiver of the following conditions:

   . the representations and warranties of Security Capital were true and correct as of the date of the purchase agreement and are true and correct as of the date of consummation of the Transactions (unless they speak as of a specified date and time), other than for failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of Security Capital to consummate the Transactions (and without regard to materiality or material adverse effect qualifications contained in such representations and warranties);

   . Security Capital has performed, in all material respects, all covenants and agreements required to be performed on or before the closing (and without regard to materiality qualifications contained in such covenants or agreements);

   . any waiting period required under the Hart-Scott-Rodino Antitrust
     Improvements Act has expired or been terminated, and no action (other than actions that have been withdrawn or terminated) shall have been instituted by the U.S. Department of Justice or the Federal Trade Commission challenging the consummation of the Transactions;

   . other than the filing of the merger certificate, all authorizations, consents, approvals or filings with any governmental authority in connection with the Transactions, the failure of which to file, obtain or occur

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     would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of Security Capital to consummate the Transactions, have been filed, been obtained or occurred;

   . the requisite approval of the Transactions by Storage USA's shareholders has been obtained;

   . there is no effective order, decree or injunction of any government authority of competent jurisdiction which enjoins or prohibits consummation of the Transactions; and

   . Security Capital has made all of its closing deliveries.

   Material Adverse Effect. A "material adverse effect" is any change or event or effect that is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of Storage USA and its subsidiaries taken as a whole.

   However, the following events are not deemed to constitute, and are not taken into account in determining whether there has been or will be, a material adverse effect:

   . any change in the market price or trading volume of Storage USA's common stock;

   . any change or event or effect caused by any action taken by Security
     Capital or any of its affiliates or representatives;

   . any change or event or effect caused by any action brought by a Storage
     USA shareholder or a holder of operating partnership units against Storage USA or any of its directors or officers or the operating partnership relating to the Strategic Alliance Agreement, the purchase agreement or the Transactions;

   . any change or event or effect arising out of or relating generally to the U.S. economy; or

   . any change or event or effect relating generally to the industry in which Storage USA and its subsidiaries operate; and any change or event or effect arising out of the purchase agreement, compliance with Storage USA's covenants in the purchase agreement, or the announcement or pendency of the Transactions (including any cancellations of or delays in customer orders, any reduction in revenues, any disruption in supplier, distributor, partner or similar relationships or any loss of employees).

Termination of the Purchase Agreement and Termination Fee

   Termination. The purchase agreement may be terminated at any time by mutual written consent of Storage USA and Security Capital. In addition, the purchase agreement may be terminated at any time, by written notice of the terminating party to the other party:

   . by either party, if the Transactions have not been consummated by June 5, 2002;

   . by either party, if a governmental authority of competent jurisdiction has taken any nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions, but only if the terminating party's material failure to fulfill its obligation under the purchase agreement has not been the principal cause of, or resulted in, such action;

   . by either party, if the requisite vote of our shareholders in favor of the Transactions has not been obtained;

   . by Security Capital if, after the permitted period for the solicitation of alternative acquisition proposals (which period expired on January 19, 2002), our board of directors and the special committee have publicly withdrawn or modified in a manner adverse to Security Capital their recommendation of any of the Transactions or have failed to reconfirm their recommendation of any of the Transactions after Security Capital so requested in writing;

   . by Storage USA, if, prior to the special meeting, we have entered into a superior transaction, provided that Storage USA:

     . has complied with its no-solicitation and notice obligations in all material respects, and

     . concurrently with such termination, pays Security Capital the termination fee required by the purchase agreement,

   . by either party, if the other party has breached or failed to perform any representation, warranty, covenant or agreement in the purchase agreement, and the breach or failure to perform (1) would cause the conditions to the Transactions for the benefit of the terminating party not to be satisfied and (2) has not been cured within 30 days following receipt by the non-terminating party of written notice of the breach from the terminating party.

   In the event of termination, the purchase agreement, with the exception of a limited number of provisions relating to the parties' obligations with respect to the take-along period, public announcements, fees and expenses and miscellaneous provisions, will become void and there will be no liability on the part of any party to the purchase agreement. However, termination will not relieve any party from liability for any willful breach of the purchase agreement.

   Termination Fee. We have agreed to pay Security Capital a termination fee of $22.5 million if the purchase agreement is terminated:

   . by Security Capital if, after the permitted period (which period expired on January 19, 2002) our board of directors and the special committee have publicly withdrawn or modified in a manner adverse to Security Capital their recommendation of any of the Transactions or have failed to reconfirm their recommendation of any of the Transactions after Security Capital so requests in writing; or

   . by Storage USA, if, prior to the special meeting, we have entered into a superior transaction.

   The termination fee is payable within one business day of Security Capital's termination of the purchase agreement or, in the event of termination by Storage USA, concurrently with such termination.

Expenses

   Except as described above with respect to the payment of the termination fee, the parties have agreed that each will pay all fees and expenses incurred by it in connection with the purchase agreement and the Transactions, regardless of whether the Transactions are consummated, except (1) the filing fee of Security Capital's pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act, if any such report is required and (2) fees and expenses (other than accountants' and attorneys' fees) incurred with respect to the printing, filing and mailing of this proxy statement, the information statement to be delivered to holders of operating partnership units and the transaction statement on Schedule 13E-3, will be shared equally by Security Capital and us.

   We estimate that the fees and expenses in connection with the Transactions, consisting primarily of financial advisory fees, SEC filing fees and attorney
and accountant fees will total approximately $      . This estimate consists of
the following estimated fees and expenses:

Description                             Amount
-----------                          ------------
Financial advisory fees and expenses $___________
Legal fees and expenses............. $___________
Accounting fees and expenses........ $___________
SEC filing fees..................... $___________
Printing and mailing costs.......... $___________
Miscellaneous expenses.............. $___________
     Total.......................... $___________

Amendment and Assignment

   The purchase agreement may not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought. After approval of the Transactions is obtained from our shareholders, no amendment may be made for which shareholder approval is required by law without such further approval.

   Neither the purchase agreement nor any of the rights, interests or obligations under it may be assigned or delegated by any of the parties without the prior written consent of the other parties. Security Capital may, however, substitute one or more of its wholly owned subsidiaries for itself without such consent, but will remain jointly and severally liable with the subsidiary assignee for all of its obligations under the purchase agreement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes material U.S. federal income tax considerations of the Transactions generally relevant to holders of our common stock, assuming that the Transactions are consummated as contemplated by the purchase agreement and this proxy statement. This discussion is based upon interpretations of the Code, Treasury regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the Transactions. The tax treatment of a Storage USA shareholder may vary depending upon that shareholder's particular situation. Also, shareholders subject to special treatment, including dealers in securities, tax-exempt entities, U.S. expatriates, non-U.S. shareholders, thrifts, insurance companies, persons that hold our common stock as part of a "straddle," a "hedge," a "constructive sale transaction" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the Transactions to holders of our common stock that do not hold that stock as a capital asset. A U.S. shareholder is a U.S. citizen or resident as defined within the Code, a domestic corporation or partnership, an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all the substantial decisions of the trust. A non-U.S. shareholder is any shareholder that is not a U.S. shareholder.

   The rules governing U.S. federal income taxation of the Transactions for non-U.S. shareholders are complex and no attempt is made to provide more than a brief summary of those rules.

   This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to you. You are urged to consult your tax advisor as to the particular tax consequences of the Transactions to you, including the applicability and effect of any state, local or foreign laws and changes in applicable tax laws.

Consequences to U.S. Shareholders

   For U.S. shareholders, the Transactions will be treated as a taxable sale of our common stock in exchange for their portion of the transaction consideration (i.e., $42.50 per share, with the adjustments described in this proxy statement). As a result, each U.S. shareholder will recognize capital gain or loss with respect to its Storage USA stock, measured by the difference between the tax basis in the Storage USA stock exchanged and the amount of cash received for that stock. The gain or loss on that disposition will constitute long-term capital gain or loss if that stock has been held for more than one year as of the effective time of the Transactions. However, a shareholder who has held our common stock for six months or less at the effective time of the Transactions, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss with respect to that stock will be treated as recognizing long-term capital loss to the extent of any capital gain dividends received from Storage USA, or his share of any designated retained capital gains, with respect to that stock.

   In the case of shareholders who hold multiple blocks of our common stock (i.e., common stock acquired separately at different times and/or prices), gain or loss must be calculated and accounted for separately for each block of our common stock.

Consequences to Non-U.S. Shareholders

   The federal income tax consequences of the Transactions for non-U.S. shareholders will depend in large part on the application of certain provisions of the Foreign Investment in Real Property Tax Act of 1980, or

FIRPTA, which are inconsistent in their treatment of sales of our common stock and distributions by us on such stock and unclear in certain respects. In particular, the consequences to non-U.S. shareholders will depend on whether their receipt of the transaction consideration is taxed under the provisions of FIRPTA governing sales of REIT shares, consistent with the treatment of the merger as a sale of shares for purposes of determining the tax consequences to U.S. shareholders, or whether their receipt of the transaction consideration is taxed under the provisions of FIRPTA governing distributions from REITs. The provisions governing distributions from REITs could apply because, for federal income tax purposes, the Transactions will be treated as a sale of assets followed by a liquidating distribution from us to our shareholders of the proceeds from the asset sale. Current law is unclear as to which provisions should apply, and both sets of provisions are discussed below. In general, the provisions governing the taxation of distributions by REITs are less favorable to non-U.S. shareholders, and non-U.S. shareholders should consult with their tax advisors regarding the possible application of those provisions.

   Assuming that the receipt of the transaction consideration by non-U.S. shareholders is treated as a sale or exchange of their common stock for purposes of FIRPTA, a non-U.S. shareholder should not be subject to U.S. federal income taxation on any gain or loss from the Transactions unless it recognizes a gain with respect to its shares of our common stock (computed in the same manner as for U.S. shareholders) and (a) the gain is effectively connected with a U.S. trade or business of the non-U.S. shareholder, (b) that shareholder is an individual who has been present in the U.S. for 183 days or more during its taxable year that includes the Transactions and certain other conditions are satisfied, or (c) that shareholder's common stock constitutes a "United States real property interest" within the meaning of FIRPTA. If a non-U.S. shareholder's common stock constitutes a "United States real property interest" within the meaning of FIRPTA or if the gain from the Transactions is effectively connected with a U.S. trade or business of the non-U.S. shareholder, that shareholder will be subject to U.S. federal income tax generally at regular capital gains rates with respect to its gain. In addition, the non-U.S. shareholder may be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. If the non-U.S. shareholder is an individual who has been present in the U.S. for 183 days or more during the taxable year that includes the Transactions and certain other conditions are satisfied, that shareholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify certain of these consequences for a non-U.S. shareholder eligible for treaty benefits, and non-U.S. shareholders should consult with their tax advisors regarding the possible applications of such a treaty.

   A non-U.S. shareholder's common stock will constitute a United States real property interest unless (a) we are a "domestically-controlled REIT" at the effective time of the Transactions or (b) that the non-U.S. shareholder never held more than 5% of the total fair market value of our common stock at any time during the shorter of the time that shareholder held our common stock or during the five-year period ending on the effective time of the Transactions. We will be a domestically-controlled REIT at the effective time of the Transactions if non-U.S. shareholders held less than 50% of the value of our common stock at all times during the five-year period ending with the effective time of the Transactions. Based on the record ownership of our common stock and on certain transfer restrictions in our corporate charter intended to preserve our status as a domestically-controlled REIT, we believe that we are a domestically-controlled REIT as of the date hereof, but no assurances can be given that the actual ownership of our common stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at the effective time of the Transactions.

   The tax treatment of non-U.S. shareholders described above assumes that the receipt of their portion of the transaction consideration will be treated as a sale of their shares of our common stock for purposes of FIRPTA. As noted above, non-U.S shareholders' receipt of transaction consideration could be taxed under special provisions of FIRPTA governing distributions from REITs. Those provisions provide that distributions from REITs are treated as gain that is effectively connected with a U.S. trade or business, to the extent that the distributions are attributable to gain from the sale of United States real property interests by the REIT. If those provisions apply, non-U.S. shareholders would be subject to tax at regular capital gain rates on their share of the transaction consideration attributable to our gain on United States real property interests sold to Security Capital in the Transactions and also could be subject to alternative minimum tax and, in the case of non-U.S. corporations, the 30% branch profits tax.

   Irrespective of whether a non-U.S. shareholder's federal income tax liability is determined under the provisions of FIRPTA relating to sales of shares or the provisions relating to distributions from REITs, any portion of the transaction consideration paid to a non-U.S. shareholder will be subject to U.S. income tax withholding at the rate of 10% of the transaction consideration received by the non-U.S. shareholder if the non-U.S. shareholder's common stock constitutes a United States real property interest. Because of the difficulties of proving that a particular non-U.S. shareholder's common stock does not constitute a United States real property interest, non-U.S. shareholders should anticipate that 10% of their portion of the transaction consideration may be withheld and paid over to the IRS. A non-U.S. shareholder may be entitled to a refund or credit against the shareholder's U.S. tax liability with respect to the amount withheld, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. shareholders should consult their own tax advisors regarding withholding tax considerations.

Backup Withholding

   Unless you comply with certain reporting and/or certification procedures or are an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated under the Code, you may be subject to a 30% backup withholding tax with respect to any cash payments you receive pursuant to the Transactions. You should consult your own tax advisors to ensure compliance with these procedures.

   Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a shareholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that shareholder's U.S. federal income tax liability.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements of Storage USA, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this proxy statement to the Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2000.

   On May 24, 2001, at the recommendation of our management and the Audit Committee, our Board of Directors engaged the accounting firm of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2001. Arthur Andersen replaced the firm of PricewaterhouseCoopers, LLP, which was dismissed by our Board of Directors on May 24, 2001, also on the recommendation of our management and the Audit Committee.

                           HOUSEHOLDING INFORMATION

   This proxy statement is being delivered to multiple securityholders sharing an address unless we received contrary instructions from one or more of the securityholders.

   If you wish to receive a separate copy of the proxy statement, please call 901-252-2000 or mail a request to the Corporate Secretary, 175 Toyota Plaza, Memphis TN 38103. We will deliver the requested documents promptly upon your request.

                         PROPOSALS BY OUR SHAREHOLDERS

   If we complete the Transactions, we will cease to exist. If we do not complete the Transactions when currently anticipated, we intend to hold our next annual meeting in May 2002 or shortly thereafter. Any qualified shareholder who wishes to make a proposal to be acted upon at the Annual Meeting of Shareholders in 2002 or to have a proposal or a nomination for director be included in the proxy statement for such meeting must have done so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934 and must have submitted such proposal by November 29, 2001 to John
W. McConomy, Executive Vice President, General Counsel and Secretary of Storage USA, at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

                      WHERE YOU CAN FIND MORE INFORMATION

   We and the operating partnership are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC's office at the public reference facilities of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   Lehman Brothers' opinion is attached to this proxy statement as Appendix C. Lehman Brothers' opinion is also available for inspection and copying by our shareholders (or a representative so designated in writing) at our principal offices at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 during regular business hours and will be transmitted upon written request delivered to the attention of John W. McConomy, at the address listed under "Proposals by our Shareholders" on page 87, by such a shareholder or representative, at the expense of the requesting shareholder.

   You should rely only on the information contained in this document to vote your shares of common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained
in this document. This document is dated [           ], 2002.  You should not
assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. We are incorporating by reference into this proxy statement each document we file with the SEC under the Exchange Act after the date of this proxy statement and prior to the special meeting. All such documents will be incorporated by reference into this proxy statement and will be a part of the proxy statement from the date of filing of such documents.

   We also are incorporating by reference into this proxy statement the documents listed below which have been filed with the SEC under the Exchange
Act:

   . our Annual Report on Form 10-K filed on March 23, 2001 for the fiscal year ended December 31, 2000, as amended on March 26, 2001;

   . our Quarterly Report on Form 10-Q filed on November 14, 2001 for the fiscal quarter ended September 30, 2001;

   . our Quarterly Report on Form 10-Q filed on August 14, 2001 for the fiscal quarter ended June 30, 2001;

   . our Quarterly Report on Form 10-Q filed on May 15, 2001 for the fiscal quarter ended March 31, 2001;

   . Our Current Reports on Form 8-K filed December 6, 2001, November 23, 2001,
     November 8, 2001, November 5, 2001, November 2, 2001, November 1, 2001, October 23, 2001, October 9, 2001, September 19, 2001, September 10, 2001, May 31, 2001, and February 7, 2001; and

   . our Definitive Proxy Statement on Schedule 14-A, filed on March 31, 2001.

   Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

         Storage USA, Inc. 175 Toyota Plaza Suite 700 Memphis, Tennessee 38103 Attention: John W. McConomy
          (901) 252-2000

   If you would like to request documents from us, please do so immediately in order to ensure timely receipt before the special meeting.

                                                                     APPENDIX A

--------------------------------------------------------------------------------

                          PURCHASE AND SALE AGREEMENT

                                 by and among

                               STORAGE USA, INC.

                               STORAGE USA TRUST

                            SUSA PARTNERSHIP, L.P.

                                      and

                      SECURITY CAPITAL GROUP INCORPORATED

                         dated as of December 5, 2001

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
        ARTICLE 1  DEFINITIONS..................................... A-2
           SECTION 1.1   "Acquisition Proposal".................... A-2
           SECTION 1.2   "Action".................................. A-2
           SECTION 1.3   "ADA"..................................... A-2
           SECTION 1.4   "Additional Buyer Units".................. A-2
           SECTION 1.5   "Affiliate"............................... A-2
           SECTION 1.6   "Agreement"............................... A-2
           SECTION 1.7   "Alternative Acquisition Agreement"....... A-2
           SECTION 1.8   "Assignment and Assumption"............... A-2
           SECTION 1.9   "Business Day"............................ A-2
           SECTION 1.10  "Buyer"................................... A-2
           SECTION 1.11  "Buyer Amount"............................ A-2
           SECTION 1.12  "Buyer Filings"........................... A-2
           SECTION 1.13  "Buyer Financing"......................... A-2
           SECTION 1.14  "Capital Expenditure Budget and Schedule". A-2
           SECTION 1.15  "Capitalized Lease Obligation"............ A-2
           SECTION 1.16  "CERCLA".................................. A-2
           SECTION 1.17  "Certificate"............................. A-2
           SECTION 1.18  "Claim"................................... A-2
           SECTION 1.19  "Closing"................................. A-2
           SECTION 1.20  "Closing Date"............................ A-3
           SECTION 1.21  "Code".................................... A-3
           SECTION 1.22  "Company"................................. A-3
           SECTION 1.23  "Company Board"........................... A-3
           SECTION 1.24  "Company Bylaws".......................... A-3
           SECTION 1.25  "Company Charter"......................... A-3
           SECTION 1.26  "Company Common Stock".................... A-3
           SECTION 1.27  "Company Environmental Reports"........... A-3
           SECTION 1.28  "Company Expenditure Budget and Schedule " A-3
           SECTION 1.29  "Company Leases".......................... A-3
           SECTION 1.30  "Company Options"......................... A-3
           SECTION 1.31  "Company Plans"........................... A-3
           SECTION 1.32  "Company Properties"...................... A-3
           SECTION 1.33  "Company Reports"......................... A-3
           SECTION 1.34  "Company Stock"........................... A-3
           SECTION 1.35  "Controlled Group Liability".............. A-3
           SECTION 1.36  "Credit Lines"............................ A-3
           SECTION 1.37  "Deferred Units".......................... A-3
           SECTION 1.38  "Development Budget and Schedule"......... A-4
           SECTION 1.39  "Development Properties".................. A-4
           SECTION 1.40  "Effective Time".......................... A-4
           SECTION 1.41  "Electing Holder"......................... A-4
           SECTION 1.42  "Election"................................ A-4
           SECTION 1.43  "Election Deadline"....................... A-4
           SECTION 1.44  "Election Form"........................... A-4
           SECTION 1.45  "Employee"................................ A-4
           SECTION 1.46  "Employee Arrangements"................... A-4
           SECTION 1.47  "Environmental Claim"..................... A-4
           SECTION 1.48  "Environmental Laws"...................... A-4

                                                                 Page
                                                                 ----
              SECTION 1.49  "Environmental Permits"............. A-4
              SECTION 1.50  "ERISA"............................. A-4
              SECTION 1.51  "ERISA Affiliates".................. A-4
              SECTION 1.52  "Exchange Act"...................... A-4
              SECTION 1.53  "Financial Advisor"................. A-4
              SECTION 1.54  "FIRPTA Certificate"................ A-4
              SECTION 1.55  "GAAP".............................. A-4
              SECTION 1.56  "Government Authority".............. A-4
              SECTION 1.57  "Holdings".......................... A-4
              SECTION 1.58  "Holdings Interest"................. A-4
              SECTION 1.59  "HSR Act"........................... A-4
              SECTION 1.60  "Indemnifiable Action".............. A-5
              SECTION 1.61  "Indemnified Parties"............... A-5
              SECTION 1.62  "Indenture"......................... A-5
              SECTION 1.63  "Information Statement"............. A-5
              SECTION 1.64  "Insurance Policies"................ A-5
              SECTION 1.65  "Intellectual Property"............. A-5
              SECTION 1.66  "Investments"....................... A-5
              SECTION 1.67  "IRS"............................... A-5
              SECTION 1.68  "Liabilities"....................... A-5
              SECTION 1.69  "Liens"............................. A-5
              SECTION 1.70  "Loan Repayment Amount"............. A-5
              SECTION 1.71  "Material Adverse Effect"........... A-5
              SECTION 1.72  "Materials of Environmental Concern" A-6
              SECTION 1.73  "Merger"............................ A-6
              SECTION 1.74  "Merger Certificate"................ A-6
              SECTION 1.75  "Merger Consideration".............. A-6
              SECTION 1.76  "Mortgage Notes".................... A-6
              SECTION 1.77  "No-Solicitation Period"............ A-6
              SECTION 1.78  "No-Solicitation Start Date"........ A-6
              SECTION 1.79  "Notes"............................. A-6
              SECTION 1.80  "Other Assets"...................... A-6
              SECTION 1.81  "Other Filings"..................... A-6
              SECTION 1.82  "Outside Date"...................... A-6
              SECTION 1.83  "Partnership Interests"............. A-6
              SECTION 1.84  "Partnerships"...................... A-6
              SECTION 1.85  "Paying Agent"...................... A-6
              SECTION 1.86  "Pension Plans"..................... A-6
              SECTION 1.87  "Permitted Dividends"............... A-6
              SECTION 1.88  "Permitted Liens"................... A-6
              SECTION 1.89  "Permitted Period".................. A-7
              SECTION 1.90  "person"............................ A-7
              SECTION 1.91  "Pre-Closing Amount"................ A-7
              SECTION 1.92  "Preferred Units"................... A-7
              SECTION 1.93  "Projects".......................... A-7
              SECTION 1.94  "Property Joint Venture"............ A-7
              SECTION 1.95  "Property Restrictions"............. A-7
              SECTION 1.96  "Proxy Statement"................... A-7
              SECTION 1.97  "Purchase".......................... A-7
              SECTION 1.99  "Purchase Consideration"............ A-7

                                                                            Page
                                                                            ----
   SECTION 1.100  "Purchase Price"......................................... A-7
   SECTION 1.101  "Purchase Price Allocation".............................. A-7
   SECTION 1.101  "Purchased Assets"....................................... A-7
   SECTION 1.102  "Purchased Shares"....................................... A-7
   SECTION 1.103  "Purchased Subsidiaries"................................. A-7
   SECTION 1.104  "Redemption"............................................. A-7
   SECTION 1.105  "Regulatory Filings"..................................... A-7
   SECTION 1.106  "REIT"................................................... A-8
   SECTION 1.107  "Release"................................................ A-8
   SECTION 1.108  "Rent Summary"........................................... A-8
   SECTION 1.109  "Representatives"........................................ A-8
   SECTION 1.110  "Schedule 13E-3"......................................... A-8
   SECTION 1.111. "SEC".................................................... A-8
   SECTION 1.112  "SEC Filings"............................................ A-8
   SECTION 1.113  "Securities Act"......................................... A-8
   SECTION 1.114  "Securities Laws"........................................ A-8
   SECTION 1.115  "Sellers"................................................ A-8
   SECTION 1.116  "Share Consideration".................................... A-8
   SECTION 1.117  "Special Committee"...................................... A-8
   SECTION 1.118  "Strategic Alliance Agreement"........................... A-8
   SECTION 1.119  "Subsidiaries"........................................... A-8
   SECTION 1.120  "Superior Proposal"...................................... A-8
   SECTION 1.121  "Superior Transaction"................................... A-8
   SECTION 1.122  "Support Agreement"...................................... A-8
   SECTION 1.123  "Surviving Partnership".................................. A-9
   SECTION 1.124  "SUSA"................................................... A-9
   SECTION 1.125  "SUSA Agreement"......................................... A-9
   SECTION 1.126  "SUSA Debt".............................................. A-9
   SECTION 1.127  "SUSA Interest".......................................... A-9
   SECTION 1.128  "SUSA Management Purchase Agreement"..................... A-9
   SECTION 1.129  "SUSA Subsidiaries Amount"............................... A-9
   SECTION 1.130  "SUSA Units"............................................. A-9
   SECTION 1.131  "Take-Along Period"...................................... A-9
   SECTION 1.132  "Tax" or "Taxes"......................................... A-9
   SECTION 1.133  "Tax Protection Agreements".............................. A-10
   SECTION 1.134  "Tax Return"............................................. A-10
   SECTION 1.135  "Tenancy Leases"......................................... A-10
   SECTION 1.136  "TBCA"................................................... A-10
   SECTION 1.137  "TRULPA"................................................. A-10
   SECTION 1.138  "Transferred Liabilities"................................ A-10
   SECTION 1.139  "Trust".................................................. A-10
   SECTION 1.140  "Unit Consideration"..................................... A-10
   SECTION 1.141  "Welfare Plans".......................................... A-10

ARTICLE 2  THE TRANSACTIONS................................................ A-10
   SECTION 2.1    Stock and Asset Purchase; Transferred Liabilities........ A-10
   SECTION 2.2    Purchase Consideration; Redemption....................... A-11
   SECTION 2.3    Effective Time of the Merger............................. A-11
   SECTION 2.4    Closing.................................................. A-12
   SECTION 2.5    Pre-Closing Amount; Deliveries and Proceedings at Closing A-12

                                                                                        Page
                                                                                        ----
   SECTION 2.6   The Merger; Effects of the Merger..................................... A-12
   SECTION 2.7   Conversion of Capital Stock; Conversion and Issuance of SUSA Units.... A-12
   SECTION 2.8   Options; Restricted Stock............................................. A-16

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................... A-16
   SECTION 3.1   Organization and Qualification; Subsidiaries.......................... A-16
   SECTION 3.2   Authority Relative to Agreements; Board Approval...................... A-17
   SECTION 3.3   Capital Stock and Units............................................... A-18
   SECTION 3.4   No Conflicts; No Defaults; Required Filings and Consents.............. A-19
   SECTION 3.5   SEC and Other Documents; Financial Statements; Undisclosed Liabilities A-19
   SECTION 3.6   Litigation; Compliance With Law....................................... A-20
   SECTION 3.7   Absence of Certain Changes or Events.................................. A-20
   SECTION 3.8   Tax Matters; REIT and Partnership Status.............................. A-21
   SECTION 3.9   Compliance with Agreements; Material Agreements....................... A-22
   SECTION 3.10  Financial Records; Organizational Documents; Corporate Records........ A-24
   SECTION 3.11  Properties............................................................ A-25
   SECTION 3.12  Environmental Matters................................................. A-28
   SECTION 3.13  Employees and Employee Benefits....................................... A-30
   SECTION 3.14  Labor Matters......................................................... A-31
   SECTION 3.15  Affiliate Transactions................................................ A-32
   SECTION 3.16  Insurance............................................................. A-32
   SECTION 3.17  Proxy Statement; Schedule 13E-3; Information Statement................ A-32
   SECTION 3.18  Tennessee Takeover Law................................................ A-32
   SECTION 3.19  Vote Required......................................................... A-32
   SECTION 3.20  Brokers or Finders; Opinion of Financial Advisor...................... A-33
   SECTION 3.21  Intellectual Property................................................. A-33
   SECTION 3.22  SUSA and Holdings Agreement........................................... A-34
   SECTION 3.23  Knowledge Defined..................................................... A-34

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE BUYERS................................ A-34
   SECTION 4.1   Organization.......................................................... A-34
   SECTION 4.2   Due Authorization..................................................... A-34
   SECTION 4.3   Conflicting Agreements and Other Matters.............................. A-34
   SECTION 4.4   Ownership of Shares................................................... A-35
   SECTION 4.5   Proxy Statement; Schedule 13E-3; Information Statement................ A-35
   SECTION 4.6   Buyer Financing....................................................... A-35

ARTICLE 5  COVENANTS RELATING TO CLOSINGS.............................................. A-35
   SECTION 5.1   Taking of Necessary Action............................................ A-35
   SECTION 5.2   Take-Along Right...................................................... A-37
   SECTION 5.3   Strategic Alliance Agreement; Series A Preferred Stock................ A-37
   SECTION 5.4   Public Announcements.................................................. A-38
   SECTION 5.5   Conduct of the Business............................................... A-38
   SECTION 5.6   No Solicitation....................................................... A-40
   SECTION 5.7   Information and Access................................................ A-43
   SECTION 5.8   Notification of Certain Matters....................................... A-44
   SECTION 5.9   Employee Matters...................................................... A-44
   SECTION 5.10  D&O Insurance; Indemnification........................................ A-44
   SECTION 5.11  REIT Status........................................................... A-45
   SECTION 5.12  Shareholder Litigation................................................ A-46
   SECTION 5.13  Purchase Price Allocation............................................. A-46
   SECTION 5.14  Sale of Shares by the Buyer........................................... A-46

                                                                     Page
                                                                     ----

      ARTICLE 6  CONDITIONS TO CLOSINGS............................. A-46
         SECTION 6.1   Conditions to Obligations of the Buyer....... A-46
         SECTION 6.2   Conditions to Obligations of the Sellers..... A-48

      ARTICLE 7  TERMINATION........................................ A-48
         SECTION 7.1   Termination.................................. A-48
         SECTION 7.2   Effect of Termination........................ A-49
         SECTION 7.3   Fees and Expenses............................ A-50

      ARTICLE 8  MISCELLANEOUS...................................... A-50
         SECTION 8.1   Nonsurvival of Representations and Warranties A-50
         SECTION 8.2   Governing Law................................ A-50
         SECTION 8.3   Entire Agreement............................. A-50
         SECTION 8.4   Notices...................................... A-50
         SECTION 8.5   Successors and Assigns....................... A-51
         SECTION 8.6   Amendments and Waivers....................... A-52
         SECTION 8.7   Interpretation; Absence of Presumption....... A-52
         SECTION 8.8   Severability................................. A-52
         SECTION 8.9   Further Assurances........................... A-52
         SECTION 8.10  Remedies..................................... A-52
         SECTION 8.11  Submission to Jurisdiction................... A-53
         SECTION 8.12  Waiver of Jury Trial......................... A-53
         SECTION 8.13  Counterparts and Signature................... A-53
         SECTION 8.14  Post-Closing Tax Matters..................... A-53

   SCHEDULES
   SCHEDULE 1.15     Capitalized Lease Obligations
   SCHEDULE 1.37     Deferred Units
   SCHEDULE 1.76     Mortgage Notes
   SCHEDULE 1.88     Permitted Liens
   SCHEDULE 1.94     Property Joint Venture
   SCHEDULE 1.136    Transferred Liabilities
   SCHEDULE 2.1(a)   Purchased Shares
   SCHEDULE 2.8      Company Plan Approvals
   SCHEDULE 3.1(f)   Subsidiaries
   SCHEDULE 3.1(g)   Company Rights
   SCHEDULE 3.1(h)   Investments
   SCHEDULE 3.3(a)   Capital Stock
   SCHEDULE 3.3(b)   SUSA Units and Unit Rights
   SCHEDULE 3.3(c)   Holdings' Units of Limited Partnership and Rights Thereon
   SCHEDULE 3.4      Consents, Approvals, Etc.; Regulatory Filings
   SCHEDULE 3.5(c)   Material Liabilities
   SCHEDULE 3.6(a)   Pending Litigation; Governmental Orders, Injunctions or Decrees
   SCHEDULE 3.7      Absence of Certain Changes or Events
   SCHEDULE 3.8(a)   Tax Matters
   SCHEDULE 3.8(h)   Capital Accounts, Etc.
   SCHEDULE 3.8(l)   Tax Protection Agreements
   SCHEDULE 3.8(n)   Maintenance of Debt Provision
   SCHEDULE 3.9(c)   Indebtedness; Commitments; Bank Accounts
   SCHEDULE 3.9(d)   Joint Venture and Partnership Agreements
   SCHEDULE 3.9(e)   Material Real Property and Franchise Agreements
   SCHEDULE 3.9(f)   Other Material (Including Non-Compete) Agreements
   SCHEDULE 3.9(g)   Conflict and Affiliate Policies and Agreements; Waivers
   SCHEDULE 3.10(b)  Corporate Records
   SCHEDULE 3.11(a)  Company Properties
   SCHEDULE 3.11(b)  Properties Violations/Engineering Reports
   SCHEDULE 3.11(f)  Company Leases
   SCHEDULE 3.11(g)  Letters of Intent or Similar Understandings
   SCHEDULE 3.11(h)  Rights of First Refusal
   SCHEDULE 3.11(i)  Non-Compliance and Capital Expenditure Budget and Schedule
   SCHEDULE 3.11(j)  Developed, Undeveloped, or Rehabilitated Land of Company Property
   SCHEDULE 3.11(l)  Tenancy Leases
   SCHEDULE 3.12(a)  Environmental Permits
   SCHEDULE 3.12(e)  Material Environmental Concerns
   SCHEDULE 3.12(f)  Company Environmental Reports
   SCHEDULE 3.13(a)  Employment Agreements and Employee Arrangements
   SCHEDULE 3.13(b)  Company Plans
   SCHEDULE 3.13(k)  Accelerated Vesting, Etc.
   SCHEDULE 3.13(n)  Employees
   SCHEDULE 3.14     Collective Bargaining; Labor Union Agreements
   SCHEDULE 3.16     History of Insurance Coverages
   SCHEDULE 3.21(b)  Issued Patents; Registered Trademarks; Material License Agreements
   SCHEDULE 3.22(a)  Partnership Formalities; Limited Partner Agreements

           SCHEDULE 5.5      Conduct of Business
           SCHEDULE 5.6(g)   Determination of Agreed Value
           SCHEDULE 5.10(d)  Indemnification Agreements
             EXHIBITS
             --------
           Exhibit A         Form of Assignment and Assumption
           Exhibit B         Form of Agreement of Limited Partnership
           Exhibit C         Form of Support Agreement

   This PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of December 5, 2001, is made by and among Storage USA, Inc., a Tennessee corporation (the "Company"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company (the "Trust"), SUSA Partnership, L.P., a Tennessee limited partnership of which the Company is the sole general partner ("SUSA" and, together with the Company and the Trust, the "Sellers"), and Security Capital Group Incorporated, a Maryland corporation (the "Buyer").

                                   RECITALS:

   WHEREAS, the Company owns all of the general partnership interest and a 0.8876% limited partnership interest, and the Trust owns an 87.8741% limited partnership interest, in SUSA (all such partnership interests, collectively, the "SUSA Interest"), and the Company owns all of the general partnership interest and a 1% limited partnership interest, and SUSA owns a 99% limited partnership interest, in SUSA Holdings LP, a Tennessee limited partnership of which the Company is the sole general partner ("Holdings") (all such partnership interests, other than those owned by SUSA, collectively, the "Holdings Interest" and, together with the SUSA Interest, the "Partnership Interests");

   WHEREAS, SUSA owns, or on or prior to the Closing (as defined herein) will own, all of the issued and outstanding shares of common stock of each of the Purchased Subsidiaries (as defined herein) (the "Purchased Shares");

   WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Buyer desires to purchase (or cause one or more of its Subsidiaries (as defined herein) to purchase) (i) any and all assets of the Company, (ii) the Partnership Interests from the Company, the Trust and SUSA, and (iii) the Purchased Shares from SUSA, and the Sellers, respectively, desire to sell all such assets to the Buyer (or such Subsidiaries), and the Buyer desires to assume (or cause such Subsidiaries to assume), and the Company desires to transfer, any and all liabilities, direct, indirect, absolute, contingent or otherwise, of the Company (collectively, the "Purchase");

   WHEREAS, on the terms and subject to the conditions contained in this Agreement, following the Purchase, the Buyer and the Sellers desire that the Company merge with and into SUSA (the "Merger"), with the effects set forth herein and in the Revised Uniform Limited Partnership Act of the State of Tennessee ("TRULPA");

   WHEREAS, the Board of Directors of the Buyer has approved this Agreement and the transactions contemplated hereby, and the Company Board and the Special Committee (as defined herein) have each determined that this Agreement and the transactions contemplated herein are in the best interests of the Company's shareholders, and have approved this Agreement and the transactions contemplated hereby;

   WHEREAS, the parties adopt this Agreement as, and intend for the transactions (including the Merger) described herein to constitute, a plan of liquidation for federal income tax purposes;

   WHEREAS, the Company, in its capacity as the sole general partner of SUSA and Holdings and otherwise, has taken all actions necessary to authorize the transactions contemplated hereby;

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

   As used in this Agreement, the following terms shall have the following respective meanings:

   SECTION 1.1 "Acquisition Proposal" shall have the meaning set forth in
Section 5.6(g).

   SECTION 1.2 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

   SECTION 1.3 "ADA" shall have the meaning set forth in Section 3.11(e).

   SECTION 1.4 "Additional Buyer Units" shall have the meaning set forth in
Section 2.7(a)(iii).

   SECTION 1.5 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof; provided, however, that for purposes of this Agreement, the Buyer shall not be deemed an Affiliate of the Company.

   SECTION 1.6 "Agreement" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.7 "Alternative Acquisition Agreement" shall have the meaning set forth in Section 5.6(b)(ii).

   SECTION 1.8 "Assignment and Assumption" shall have the meaning set forth in
Section 2.5(b)(i).

   SECTION 1.9 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

   SECTION 1.10 "Buyer" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.11 "Buyer Amount" shall have the meaning set forth in Section
2.2(a).

   SECTION 1.12 "Buyer Filings" shall have the meaning set forth in Section 5.1(b).

   SECTION 1.13 "Buyer Financing" shall have the meaning set forth in Section
4.6.

   SECTION 1.14 "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(i).

   SECTION 1.15 "Capitalized Lease Obligation" shall mean any obligation of SUSA to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligation is required to be (and is) classified and accounted for as a capital lease on SUSA's balance sheet in accordance with GAAP. Each Capitalized Lease Obligation is listed on Schedule 1.15.

   SECTION 1.16 "CERCLA" shall have the meaning set forth in Section 3.12(e).

   SECTION 1.17 "Certificate" shall have the meaning set forth in Section 2.7(a)(i).

   SECTION 1.18 "Claim" shall have the meaning set forth in Section 3.12(g)(i).

   SECTION 1.19 "Closing" shall have the meaning set forth in Section 2.4.

   SECTION 1.20 "Closing Date" shall have the meaning set forth in Section 2.4.

   SECTION 1.21 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder. All section references to the Code (or Treasury Regulations) shall include all similar provisions under applicable state, local or foreign law.

   SECTION 1.22 "Company" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.23 "Company Board" shall mean the Board of Directors of the Company.

   SECTION 1.24 "Company Bylaws" shall mean the Amended and Restated Bylaws of the Company, as in effect on the date hereof.

   SECTION 1.25 "Company Charter" shall mean the Charter of the Company, as in effect on the date hereof.

   SECTION 1.26 "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

   SECTION 1.27 "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

   SECTION 1.28 "Company Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(i).

   SECTION 1.29 "Company Leases" shall have the meaning set forth in Section 3.11(f).

   SECTION 1.30 "Company Options" shall have the meaning set forth in Section 2.8(a).

   SECTION 1.31 "Company Plans" shall have the meaning set forth in Section 3.13(h).

   SECTION 1.32 "Company Properties" shall have the meaning set forth in
Section 3.11(a).

   SECTION 1.33 "Company Reports" shall have the meaning set forth in Section 3.5(a).

   SECTION 1.34 "Company Stock" shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

   SECTION 1.35 "Controlled Group Liability" shall have the meaning set forth in Section 3.13(h).

   SECTION 1.36 "Credit Lines" shall mean (a) the Third Amended and Restated Unsecured Revolving Credit Agreement, dated as of September 17, 2001, among SUSA, as Borrower, the Company, as General Partner, Guarantor and REIT, the Trust, as Trust and Guarantor, the Lenders described therein, and Bank One, NA, as Administrative Agent for the Lenders, (b) the Second Amended and Restated Loan Agreement, dated as of October 16, 2001, among SUSA, as Borrower, the Company, as General Partner, Guarantor and REIT, the Trust, as Trust and Guarantor and First Tennessee Bank, N.A., as Lender, and (c) the Unsecured Revolving Credit Agreement, dated as of December 19, 2000, among Storage USA Franchise Corp., as Borrower, SUSA, as General Partner and Guarantor, the Company, as Guarantor and REIT, the Trust, as Trust and Guarantor, and First Union National Bank, as Lender and Administrative Agent.

   SECTION 1.37 "Deferred Units" shall mean any SUSA Units which SUSA has, prior to the date hereof, agreed to issue at future dates, in partial consideration for the purchase of properties, as set forth on Schedule 1.37.

   SECTION 1.38 "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(j).

   SECTION 1.39 "Development Properties" shall have the meaning set forth in
Section 3.11(j).

   SECTION 1.40 "Effective Time" shall have the meaning set forth in Section
2.3.

   SECTION 1.41 "Electing Holder" shall have the meaning set forth in Section 2.7(a)(ii).
   SECTION 1.42  "Election" shall have the meaning set forth in Section
2.7(a)(ii).

   SECTION 1.43  "Election Deadline" shall have the meaning set forth in
Section 2.7(a)(ii).

   SECTION 1.44 "Election Form" shall have the meaning set forth in Section 2.7(a)(ii).

   SECTION 1.45  "Employee" shall have the meaning set forth in Section 3.13(h).

   SECTION 1.46  "Employee Arrangements" shall have the meaning set forth in
Section 3.13.

   SECTION 1.47  "Environmental Claim" shall have the meaning set forth in
Section 3.12(g)(ii).

   SECTION 1.48  "Environmental Laws" shall have the meaning set forth in
Section 3.12(g)(iii).

   SECTION 1.49  "Environmental Permits" shall have the meaning set forth in
Section 3.12(a).

   SECTION 1.50 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

   SECTION 1.51 "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

   SECTION 1.52 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   SECTION 1.53  "Financial Advisor" shall have the meaning set forth in
Section 3.20(a).

   SECTION 1.54 "FIRPTA Certificate" shall mean a certificate in form and substance reasonably satisfactory to the Buyer duly executed and acknowledged certifying facts that would exempt from any withholding requirement under
Section 1445 of the Code any payments to the Sellers for any United States real property interests being transferred pursuant to this Agreement.

   SECTION 1.55  "GAAP" shall have the meaning set forth in Section 3.5(b).

   SECTION 1.56 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

   SECTION 1.57 "Holdings" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.58 "Holdings Interest" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.59 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   SECTION 1.60  "Indemnifiable Action" shall have the meaning set forth in
Section 5.10(a).

   SECTION 1.61  "Indemnified Parties" shall have the meaning set forth in
Section 5.10(a).

   SECTION 1.62 "Indenture" shall have the meaning set forth in Section 1.125 (SUSA Debt).

   SECTION 1.63 "Information Statement" shall have the meaning set forth in
Section 5.1(d).

   SECTION 1.64  "Insurance Policies" shall have the meaning set forth in
Section 3.16.

   SECTION 1.65  "Intellectual Property" shall have the meaning set forth in
Section 3.21(a).

   SECTION 1.66 "Investments" shall mean all equity interests of the Company or its Subsidiaries, as the case may be, in any non-publicly traded entity (other than a Subsidiary).

   SECTION 1.67  "IRS" shall mean the Internal Revenue Service.

   SECTION 1.68 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including (a) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (b) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (c) all obligations of such person as lessee under leases, capital or other, (d) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of Company Plans for Employees or their respective families or beneficiaries, (e) reimbursement obligations of such person in respect of letters of credit, (f) all obligations of such person arising under acceptance facilities, (g) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (h) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (i) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

   SECTION 1.69 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

   SECTION 1.70 "Loan Repayment Amount" shall mean an amount in cash, equal to
(a) the amount of any borrowings outstanding under the Credit Lines minus (b) the SUSA Subsidiaries Amount, and to be used by SUSA for the repayment at the Closing of any borrowings outstanding under the Credit Lines, in accordance with Section 2.5(b)(ii).

   SECTION 1.71 "Material Adverse Effect" shall mean any change or event or effect that is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; it being understood that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any change in the market price or trading volume of the Company Common Stock after the date hereof, (b) any change or event or effect caused by any action taken by Buyer or any of its Affiliates or Representatives, (c) any change or event or effect caused by any Action previously or hereafter brought by a shareholder of the Company or a holder of SUSA Units against the Company, SUSA or any director or officer of the Company relating to the Strategic Alliance Agreement or this

Agreement or the transactions contemplated hereby, (d) any change or event or effect arising out of or relating generally to the U.S. economy, (e) any change or event or effect relating generally to the industry in which the Company and its Subsidiaries operate, and (f) any change or event or effect arising out of this Agreement, compliance with the Company's covenants in this Agreement, the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in customer orders, any reduction in revenues, any disruption in supplier, distributor, partner or similar relationships or any loss of employees).

   SECTION 1.72 "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(g)(iv).

   SECTION 1.73 "Merger" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.74 "Merger Certificate" shall have the meaning set forth in
Section 2.3.

   SECTION 1.75 "Merger Consideration" shall mean the Share Consideration and the Unit Consideration.

   SECTION 1.76 "Mortgage Notes" shall mean the notes of the Company and/or one or more of its Subsidiaries that are secured by one or more Company Properties, all of which are listed on Schedule 1.76.

   SECTION 1.77 "No-Solicitation Period" shall have the meaning set forth in
Section 5.6(a).
   SECTION 1.78 "No-Solicitation Start Date" shall have the meaning set forth in Section 5.6(a).

   SECTION 1.79 "Notes" shall have the meaning set forth in Section 2.2.

   SECTION 1.80 "Other Assets" shall have the meaning set forth in Section
2.1(c).

   SECTION 1.81 "Other Filings" shall have the meaning set forth in Section 5.1(b).

   SECTION 1.82 "Outside Date" shall have the meaning set forth in Section
7.1(b).

   SECTION 1.83 "Partnership Interests" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.84 "Partnerships" shall have the meaning set forth in Section
3.8(h).

   SECTION 1.85 "Paying Agent" shall have the meaning set forth in Section 2.7(b)(i).

   SECTION 1.86 "Pension Plans" shall have the meaning set forth in Section 3.13(h).

   SECTION 1.87 "Permitted Dividends" shall mean (a) normal quarterly dividends (not to exceed $0.71 per share), declared and paid on the Company Common Stock in the ordinary course of business consistent with past practice, and (b) any corresponding distribution on SUSA Units as required under and in accordance with the provisions of the SUSA Agreement.

   SECTION 1.88 "Permitted Liens" shall mean (i) Liens for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (including Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries, whether or not required by GAAP, (iii) the Company Leases,

(iv) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not
(x) interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties taken as a whole, (v) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described on Schedule 3.9(c), (vi) Liens and Property Restrictions described on
Schedule 1.88, and (vii) such imperfections of title and encumbrances, if any, as are not material to the Company and its Subsidiaries, taken as a whole.

   SECTION 1.89 "Permitted Period" shall have the meaning set forth in Section 5.6(f).
   SECTION 1.90 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

   SECTION 1.91 "Pre-Closing Amount" shall mean, with respect to any share of Company Common Stock or SUSA Unit, as applicable, an amount equal to the product of (a) the Permitted Dividend relating to the quarterly period in which the Closing occurs payable on such share or unit multiplied by (b) a fraction the denominator of which is the number of calendar days included in such quarterly period and the numerator of which is the number of days included in the period from (and including) the first day of such quarterly period to (and including) the Closing.

   SECTION 1.92 "Preferred Units" means SUSA's 8 7/8% Series A Cumulative Redeemable Preferred Units of Partnership Interest, as established by the fourth amendment to the SUSA Agreement.

   SECTION 1.93 "Projects" shall have the meaning set forth in Section 3.11(j).

   SECTION 1.94 "Property Joint Venture" shall mean each of the joint venture partnerships listed on Schedule 1.94 which holds a fee or leasehold interest in one or more Company Properties, as indicated on said Schedule.

   SECTION 1.95 "Property Restrictions" shall have the meaning set forth in
Section 3.11(a).

   SECTION 1.96 "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

   SECTION 1.97 "Purchase" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.98 "Purchase Consideration" shall have the meaning set forth in
Section 2.2.

   SECTION 1.99 "Purchase Price" shall mean the sum of the Purchase Consideration and the Transferred Liabilities.

   SECTION 1.100 "Purchase Price Allocation" shall have the meaning set forth in Section 5.13.

   SECTION 1.101 "Purchased Assets" shall have the meaning set forth in Section 2.1(c).

   SECTION 1.102 "Purchased Shares" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.103 "Purchased Subsidiaries" shall mean Storage USA Franchise Corp and SUSA Management, Inc.

   SECTION 1.104 "Redemption" shall have the meaning set forth in Section
2.2(b).

   SECTION 1.105 "Regulatory Filings" shall have the meaning set forth in
Section 3.4(e).

   SECTION 1.106 "REIT" shall have the meaning set forth in Section 3.8(b).

   SECTION 1.107 "Release" shall have the meaning set forth in Section
3.12(g)(v).

   SECTION 1.108 "Rent Summary" shall have the meaning set forth in Section 3.11(f).

   SECTION 1.109 "Representatives" mean, with respect to any person, such person's directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives.

   SECTION 1.110 "Schedule 13E-3" shall have the meaning set forth in Section 5.1(b).

   SECTION 1.111 "SEC" shall mean the United States Securities and Exchange Commission.

   SECTION 1.112 "SEC Filings" shall have the meaning set forth in Section
5.1(b).

   SECTION 1.113 "Securities Act" shall mean the Securities Act of 1933, as amended.

   SECTION 1.114 "Securities Laws" shall have the meaning set forth in Section 3.5(a).

   SECTION 1.115 "Sellers" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.116 "Share Consideration" shall mean $42 in cash, without interest, per share of Company Common Stock, subject to (a) increase by the per share amount of any Pre-Closing Amount payable on the Company Common Stock and
(b) reduction by the per share amount of any dividend or distribution in excess of Permitted Dividends paid by the Company on the Company Common Stock after the date hereof.

   SECTION 1.117 "Special Committee" shall mean the special committee of the Company Board appointed by the Company Board in connection with the consideration and negotiation of certain matters relating to the Buyer and certain related matters.

   SECTION 1.118 "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement, dated as of March 19, 1996, by and among the Company, SUSA, the Trust, Security Capital U.S. Realty, a Luxembourg corporation ("USRealty"), and Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of USRealty ("SC Holdings"), to which the Buyer (both as to itself and as successor to all the rights of USRealty and SC Holdings under the Strategic Alliance Agreement) became party as a result of the transactions between Security Capital, USRealty and SC Holdings and the consent provided by the Company pursuant to that certain letter agreement dated July 7, 2000 between the Company and the Buyer, as the same has been or may be amended, modified or waived from time to time.

   SECTION 1.119 "Subsidiaries" shall mean with respect to any person, any corporation, partnership, joint venture, limited liability company, business trust or other entity, of which such person, directly or indirectly, owns or controls at least 50% of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or which such person otherwise controls. Without limiting the generality of the foregoing, the Company's Subsidiaries shall include (a) the Trust, (b) SUSA, and (c) each of the Purchased Subsidiaries and any entity that is a direct or indirect Subsidiary of the Trust or SUSA.

   SECTION 1.120 "Superior Proposal" shall have the meaning set forth in
Section 5.6(g).

   SECTION 1.121 "Superior Transaction" shall have the meaning set forth in
Section 5.6(g).

   SECTION 1.122 "Support Agreement" shall have the meaning set forth in
Section 5.2.

   SECTION 1.123 "Surviving Partnership" shall have the meaning set forth in
Section 2.6.

   SECTION 1.124 "SUSA" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.125 "SUSA Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of SUSA Partnership, L.P., dated as of September 21, 1994, as amended as of March 19, 1996, June 14, 1996, August 14, 1996 and November 12, 1998.

   SECTION 1.126 "SUSA Debt" shall mean (a) the 7.125% Notes due 2003, 8.20% Notes due 2017, 6.95% Notes due 2006, 7.45% Debentures due 2018, 7.00% Notes due 2007 and 7.50% Debentures due 2027, in each case, issued under the indenture, dated as of November 1, 1996, between SUSA, as issuer, and The First National Bank of Chicago, as trustee (the "Indenture"), (b) the Preferred Units, (c) the Credit Lines, (d) the Deferred Units, (e) the Mortgage Notes, and (f) the Capitalized Lease Obligations.

   SECTION 1.127 "SUSA Interest" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.128 "SUSA Management Purchase Agreement" shall have the meaning set forth in Section 6.1(j).

   SECTION 1.129 "SUSA Subsidiaries Amount" shall mean $15,859,000.
   SECTION 1.130 "SUSA Units" shall mean any class of limited partnership units representing shares of partnership interests in SUSA, but shall not include the Preferred Units.

   SECTION 1.131 "Take-Along Period" shall mean the period commencing on the date of termination of this Agreement pursuant to and in accordance with
Section 7.1(f) (in connection with an agreement providing for a Superior Transaction and entered into during the Permitted Period) to and including the date that is four months from such date of termination of this Agreement; provided, however, that (a) if the meeting of the Company's shareholders referred to in Section 5.2 (including any adjournment or postponement thereof) is delayed because of a breach (including any omission by the Buyer or any of its Affiliates to take, when required, any action as to which they are contractually obligated hereunder) by the Buyer of this Agreement or any other action of the Buyer or any of its Affiliates, then the Take-Along Period shall be extended by the number of days of such delay, or (b) in the event that the Company has not been able to duly convene and hold the special meeting of its shareholders referred to in Section 5.2 on or prior to the date that is four months from such date of termination of this Agreement (x) because the requisite proxy or other related or required materials have not been cleared by the SEC sufficiently in advance of such date, provided that such proxy or other related or required materials were filed with the SEC in preliminary form within 45 days following such date of termination of this Agreement, and that the Company and the person with whom the Company has agreed to enter into a Superior Transaction have used their reasonable efforts to clear such proxy or other related or required materials with the SEC as promptly as practicable, or
(y) because of another regulatory obstacle to the convening and holding of such shareholder meeting or the closing of the Superior Transaction, despite the Company's reasonable efforts to overcome such obstacle, then, in each such case referred to in the foregoing clauses (x) and (y), the Take-Along Period shall be extended until the earlier of (i) two Business Days following the date of such shareholder meeting or (ii) the date that is six months after such date of termination of this Agreement.

   SECTION 1.132 "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and shall include any amounts payable pursuant to any tax sharing agreement or with respect to which any relevant entity is liable as a successor, pursuant to contract or otherwise.

   SECTION 1.133 "Tax Protection Agreements" shall mean any agreement pursuant to which (a) any Liability to holders of SUSA Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of SUSA Units, the Company, SUSA or their respective Subsidiaries or the Partnerships have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, and/or (v) only dispose of assets in a particular manner; and/or (c) limited partners of a Partnership have guaranteed debt of such Partnership or any other Partnership or agreed to indemnify another person for a Liability of or that relates to a Partnership.

   SECTION 1.134 "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

   SECTION 1.135 "Tenancy Leases" shall have the meaning set forth in Section 3.11(l).

   SECTION 1.136 "TBCA" shall mean the Tennessee Business Corporation Act.

   SECTION 1.137 "TRULPA" shall have the meaning set forth in the Recitals hereto.

   SECTION 1.138 "Transferred Liabilities" shall mean all of the Liabilities of the Company, as set forth or described on Schedule 1.136.

   SECTION 1.139 "Trust" shall have the meaning set forth in the first paragraph hereof.

   SECTION 1.140 "Unit Consideration" shall mean $42 in cash, without interest, per SUSA Unit, subject to (a) increase by the per SUSA Unit amount of any Pre-Closing Amount payable on the SUSA Units and (b) reduction by the per SUSA Unit amount of any distribution in excess of Permitted Dividends paid by SUSA on the SUSA Units after the date hereof to comply with the requirements of
Section 5.11.

   SECTION 1.141 "Welfare Plans" shall have the meaning set forth in Section 3.13(h).

                                   ARTICLE 2

                               THE TRANSACTIONS

   SECTION 2.1 Stock and Asset Purchase; Transferred Liabilities. On the terms and subject to the conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing:

   (a) the Company shall, and shall cause SUSA to, grant, sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company, free and clear of all Liens, all of SUSA's right, title and interest in and to all of the Purchased Shares, constituting all of the issued and outstanding shares of capital stock of the Purchased Subsidiaries, as set forth on Schedule 2.1(a), in exchange for the SUSA Subsidiaries Amount. The transfer of the Purchased Shares from SUSA to the Buyer shall be in a form acceptable for transfer on the books of the Purchased Subsidiaries. Unless the context otherwise requires, references in this Article 2 to the Buyer shall be deemed references to the Buyer and the Subsidiary or Subsidiaries the Buyer may substitute for itself pursuant to Section 8.5;

   (b) immediately after the purchase and sale of the Purchased Shares, the Company and the Trust shall (and the Company shall cause the Trust to) grant, sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company and the Trust, all of the their respective right, title and interest in and to each of the Partnership Interests (all limited partnership interests first, followed by the general partnership interests), in each case, free and clear of all Liens. The transfer of the SUSA Interest and the Holdings Interest from the Company and the Trust to the Buyer shall be in a form acceptable for transfer on the books of SUSA and Holdings, respectively;

   (c) immediately after the purchase and sale of the Purchased Shares and concurrently with the purchase and sale of the Partnership Interests pursuant to Section 2.1(b), the Company shall grant, sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company, free and clear of all Liens (other than Permitted Liens), all of the Company's right, title and interest in, to and under, all of the assets, properties and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, wherever located and whether now existing or hereafter acquired (other than the Partnership Interests and the Purchase Consideration) of the Company, and as the same shall exist on the Closing Date, whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the Company's books or financial statements (collectively, the "Other Assets" and, together with the Partnership Interests, the "Purchased Assets"); it being understood and agreed that "Other Assets" shall also include all of the issued and outstanding shares of capital stock of the Trust, Huron Acquisitions, Inc. and SUSA Finance Corp.; and

   (d) the Company shall grant, sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, all of the Transferred Liabilities; it being understood and agreed that Liabilities relating to the SUSA Debt shall not constitute Transferred Liabilities and shall continue to be Liabilities of the Surviving Partnership after the Closing, unless otherwise satisfied and paid by SUSA as contemplated hereby.

   SECTION 2.2 Purchase Consideration; Redemption. (a) The aggregate purchase price to be paid by the Buyer to the Sellers for the Purchased Assets, which shall be in addition to the assumption of the Transferred Liabilities pursuant to Section 2.1(d), shall be equal to the sum of (a) the aggregate Share Consideration payable pursuant to Section 2.7 and (b) the aggregate consideration payable with respect to Company Options pursuant to Section 2.8 (the "Purchase Consideration"); provided, however, that the Buyer may, in its sole discretion, elect to pay a portion of the Purchase Consideration (up to an amount equal, in the aggregate, to the product of the number of shares of Company Common Stock held by the Buyer and its Affiliates multiplied by $42 (the "Buyer Amount")) in the form of one or more promissory notes (which shall have terms acceptable to the Buyer in its sole discretion) entitling the holder thereof (subject to compliance with the provisions of this Agreement) to the payment of the amount set forth thereon (the "Notes"). The Purchase Consideration (other than the amount, if any, represented by the Notes) shall be payable at the Closing by wire transfer of immediately available funds to such accounts as the Sellers shall designate at least two Business Days prior to the Closing Date.

   (b) Immediately after the Purchase and prior to the Merger, the Company shall purchase from the Buyer and its Affiliates, and the Buyer shall sell and shall cause its Affiliates to sell, all shares of Company Common Stock owned at such time by the Buyer and its Affiliates, in accordance with Section 48-16-302 of the TBCA, for an amount equal to the Buyer Amount, in cash and/or, to the extent any portion of the Buyer Amount was paid in the form of Notes, such Notes (the "Redemption"), and all such shares so acquired shall become authorized but unissued shares of the Company in accordance with such Section.

   SECTION 2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date the Buyer shall cause to be filed with the Secretary of State of the State of Tennessee, a certificate of merger (the "Merger Certificate") in such form as is required by, and executed by the Surviving Partnership in accordance with, Section 61-2-211 of the TRULPA, and the Buyer, the Company and the Surviving Partnership shall make all other filings or recordings required under the TRULPA and the TBCA. The Merger shall become effective upon the filing of the Merger Certificate with the

Secretary of State of the State of Tennessee or at such later date and time as is agreed to by the Buyer and the Company prior to such filing and is set forth in the Merger Certificate (the "Effective Time").

   SECTION 2.4 Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms hereof, the closing of the Purchase, the Redemption and the Merger (the "Closing") shall take place (a) at the New York, New York offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m. local time, on a date mutually agreed upon by the Buyer and the Company but not later than two Business Days after the Business Day on which the conditions precedent set forth in Article 6 have been satisfied or waived (other than the conditions precedent that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions), or (b) at such other place, date or time as may be mutually agreed upon in writing by the Buyer and the Company. The date of the Closing is referred to herein as the "Closing Date."

   SECTION 2.5 Pre-Closing Amounts; Deliveries and Proceedings at Closing. (a) All Pre-Closing Amounts shall be paid as set forth in Section 2.7.

   (b) At the Closing and subject to the terms and conditions contained herein:

      (i) Deliveries by Sellers. The appropriate Seller(s) shall (A) deliver or cause to be delivered to the Buyer (w) one or more stock certificates, together with stock powers executed in blank, representing all of the issued and outstanding Purchased Shares, (x) an instrument or instruments for the assignment and assumption of the Purchased Assets and the Transferred Liabilities in the form attached hereto as Exhibit A, duly executed by the Company and the Trust (the "Assignment and Assumption"), (y) the Additional Buyer Units, and (z) a FIRPTA Certificate from each Seller and (B) use the Loan Repayment Amount and the SUSA Subsidiaries Amount to repay all borrowings outstanding under the Credit Lines;

      (ii) Deliveries by the Buyer. The Buyer shall deliver or cause to be delivered (A) to the appropriate Seller(s) (w) the Purchase Consideration, as set forth in Section 2.2, (x) the SUSA Subsidiaries Amount, (y) the Loan Repayment Amount, and (z) the Assignment and Assumption, duly executed by the Buyer, and (B) to the Paying Agent, in accordance with Section 2.7(b)(i), an amount of cash equal to the aggregate Unit Consideration payable pursuant to Sections 2.7(a)(iii) and 2.7(b); and

      (iii) Other Deliveries. The Sellers shall also execute, acknowledge and deliver to the Buyer bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment as the Buyer may reasonably request in order to effect the sale, transfer, assignment, conveyance and delivery of the Purchased Shares and the Purchased Assets to the Buyer or otherwise carry out the provisions of this Agreement. Each instrument of transfer referred to in this Section 2.5 that is not attached as an Exhibit to this Agreement shall be in customary form and shall be reasonably satisfactory in form and substance to the Buyer.

      (iv) Officers. The officers of the Surviving Partnership shall be such officers as the Buyer shall designate on or prior to the Closing.

   SECTION 2.6 The Merger; Effects of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (a) the separate existence of the Company shall cease and the Company shall be merged with and into SUSA (SUSA following the Merger is sometimes referred to herein as the "Surviving Partnership"), (b) the SUSA Agreement, as amended as set forth in Exhibit B, shall be the agreement of limited partnership of the Surviving Partnership, until further amended in accordance with the TRULPA and (c) the Merger shall have the effects set forth herein and in the TRULPA and the TBCA. The provisions of Sections 2.6 and 2.7 shall constitute a Plan of Merger under the TRULPA and the TBCA.

   SECTION 2.7 Conversion of Capital Stock; Conversion and Issuance of SUSA Units. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, SUSA, the Company or any of the holders of any of the outstanding securities of the Company, SUSA or any of their respective
Affiliates:

      (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company as treasury stock or owned by any of the Company's wholly owned Subsidiaries, which shares shall be cancelled without any payment being made pursuant to this Agreement with respect thereto) shall be automatically converted into the right to receive the Share Consideration upon surrender of the certificate representing such share (each a "Certificate") in the manner provided in Section 2.7(b). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate or Certificates shall cease to have any rights with respect thereto, except the right to receive the Share Consideration pursuant to this Section 2.7(a). In the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock permitted hereunder, occurring (or for which a record date is established) after the date hereof and prior to the Effective Time, the Share Consideration shall be proportionately adjusted to reflect fully such event;

      (ii) each SUSA Unit issued and outstanding immediately prior to the Effective Time (other than those held by the Buyer of any of its direct or indirect Subsidiaries or by an Electing Holder) shall be cancelled and shall be converted automatically into the right to receive the Unit Consideration, payable to the holder of such SUSA Unit; provided, however, that each such holder may, at such holder's sole discretion, elect (each an "Election") to
   (x) continue as a limited partner of the Surviving Partnership, in accordance with the terms of the SUSA Agreement, as amended as set forth in Exhibit B hereto (and also to be annexed to the Information Statement), until further amended in accordance with the TRULPA, in which case, such holder shall not be entitled to receive the Unit Consideration and Section 2.7(a)(iii) shall apply or (y) make an Election with respect to some but not all of such holder's SUSA Units (with the effects set forth in the foregoing clause (x) with respect to, but only with respect to, the SUSA Units covered by such Election), in which case, such holder shall be entitled to receive Unit Consideration with respect to, but only with respect to, the SUSA Units with respect to which an Election has not been made, in accordance with
   Section 2.7(a)(iii); provided, further, that any holder of SUSA Units who
   (x) is entitled to receive an amount of Unit Consideration equal to $250,000 or less, in the aggregate, (y) is not an "accredited investor" (as such term is defined in Rule 501(a) under the Securities Act) or (z) would not be eligible, in the Buyer's reasonable judgment (after being advised by outside counsel), based on the Buyer's (and such counsel's) review of such holder's responses to a questionnaire sent to the holders of SUSA Units (which questionnaire shall be in form and substance reasonably acceptable to the Buyer and the Company) and such other customary matters as are reasonably taken into account by the Buyer and its counsel, to continue as a limited partner of the Surviving Partnership in accordance with this Agreement without registration of such holder's SUSA Units under the Securities Laws or state securities or blue sky laws, shall, in each of cases (x), (y) and
   (z), have no right to make an Election hereunder. Elections shall be made in a form designated by the Buyer for that purpose, which form shall be reasonably acceptable to the Company (an "Election Form"). The Election Form shall (x) state that, by making an Election, a holder of SUSA Units shall be deemed to (A) have consented to the amendment of the SUSA Agreement, as amended as set forth in Exhibit C, and (B) have unconditionally and irrevocably waived any and all rights such holder may have against the Sellers or the Buyer or any of their respective Subsidiaries, Affiliates or Representatives under the SUSA Agreement or, in connection with and with respect to the Purchase, the Redemption, the Merger, the repayment of the Credit Lines and the other transactions contemplated by this Agreement, under the Tax Protection Agreements, (y) when completed, specify the number of SUSA Units, if less than all, with respect to which an Election is made (failing which, the holder thereof shall be deemed to have made an Election with respect to all of such holder's SUSA Units), and (z) provide any other information or certification relating to Taxes that is reasonably required in connection with the transactions contemplated hereby. The Election Form shall offer each holder of SUSA Units who has made an Election, and who is a party to a Tax Protection Agreement obligating such holder to indemnify the general partner of SUSA with respect to any SUSA Debt, the opportunity to enter into an amendment to such Tax Protection Agreement that permits such holder to continue such indemnity, after the transactions contemplated by this Agreement (including repayment of the Credit Lines), with respect to the same amount of SUSA Debt to which the indemnity applied before such sale. In order to be effective, an Election Form must be duly completed, signed and submitted to the Buyer, and must be received by the Buyer by the date (the "Election Deadline") specified in the Election Form or in the letter of transmittal referred to in Section 2.7(b)(i). Any holder of SUSA Units who has the right to make, and has made, an Election pursuant to this Section 2.7(a)(ii) (each an "Electing Holder") may at any time prior to the Election Deadline revoke such Election by written notice to the Buyer received by the Buyer prior to the Election Deadline. Any Electing Holder who does not submit a properly completed Election Form which is received by the Buyer prior to the Election Deadline, or who has duly revoked such Election, shall be deemed not to have made an Election and shall be entitled to receive the Unit Consideration. The Buyer shall, in its sole discretion, determine whether an Election Form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in such form. Such decision shall be conclusive and binding. If any Electing Holder shall submit a defective Election Form, upon discovery of such defect, the Buyer shall use commercially reasonable efforts to notify such holder and to permit such holder to (prior to the Election Deadline) cure such defect. Any defective Election not cured prior to the Election Deadline shall be deemed to be of no force and effect and the holder of SUSA Units making such purported Election shall be deemed not to have made an Election and shall be entitled to receive the Unit Consideration;

      (iii) each general or limited partnership interest of SUSA owned by the Buyer or its direct or indirect Subsidiaries immediately prior to the Effective Time, and each SUSA Unit issued and outstanding immediately prior to the Effective Time with respect to which the holder thereof has the right to make, and has duly made, an Election in accordance with Section 2.7(a)(ii), shall remain a general or limited partnership interest, as applicable, of the Surviving Partnership and no payment shall be made pursuant to this Agreement with respect thereto. In addition, Buyer shall contribute cash to SUSA (directly or indirectly through depositing the same with the Paying Agent in accordance with Section 2.7(b)) in an amount not to exceed $128,197,920 as needed to pay the Unit Consideration to non-Electing Holders, and SUSA Units shall be issued to the Buyer in an amount equal to the sum of (i) the number of non-Electing Holders' SUSA Units cancelled pursuant to Section 2.7(a)(ii) (which SUSA Units shall be treated as having been sold to the Buyer by the non-Electing Holders for federal income tax purposes) and (ii) a number of SUSA Units equal to the quotient of (x) the Loan Repayment Amount divided by (y) the Unit Consideration (the "Additional Buyer Units"); and

      (iv) each SUSA Unit held in the treasury of SUSA immediately prior to the Effective Time, if any, shall remain issued and held in treasury after the Merger and no payment shall be made with respect thereto, and all such SUSA Units shall thereafter constitute limited partnership interests in the Surviving Partnership.

      (b) (i) Prior to the Effective Time, the Buyer shall designate an agent reasonably satisfactory to the Company (the "Paying Agent") for the holders of Company Common Stock and SUSA Units (other than any Electing Holders) to receive the Merger Consideration to which they shall become entitled pursuant to Section 2.7(a), and, at the Closing, the Company shall deposit, or cause to be deposited, in trust with the Paying Agent the Purchase Consideration, and the Buyer shall deposit, or cause to be deposited, in trust with the Paying Agent an amount in cash as is necessary to pay (after using the Purchase Consideration for such purpose) the Merger Consideration to which the holders of shares of Company Common Stock and SUSA Units (other than Electing Holders), as the case may be, are entitled to receive in exchange for their Certificates and SUSA Units, as the case may be, pursuant to Section 2.7(a). Promptly after the Effective Time, the Surviving Partnership shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Certificates or SUSA Units, and who, in each case, is entitled to receive the Merger Consideration pursuant to
   Section 2.7(a), a form of letter of transmittal (which shall (x) specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass only upon proper delivery of such Certificates to the Paying Agent, (y) in the case of holders of SUSA Units, include a Form of Election and (z) otherwise be in such form and have such other provisions as the Buyer may reasonably specify) and instructions for use in effecting the surrender of any Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate (if applicable), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or a holder of SUSA Units (other than an Electing Holder) shall be entitled to receive in exchange therefor the Share Consideration for each share of Company Common Stock formerly evidenced by such Certificate or the Unit Consideration for each such SUSA Unit, as the case may be, and such Certificate shall then be canceled. Until such time, each share of Company Common Stock or SUSA Unit (with respect to which an Election has not been made by the holder thereof) outstanding after the Effective Time, shall be deemed for all purposes to evidence only the right to receive the Merger Consideration. No interest shall accrue or be paid on the Share Consideration or Unit Consideration payable upon the surrender of any Certificate (if applicable) and a duly completed and validly executed letter of transmittal for the benefit of the holder thereof.

      (ii) If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate (if applicable) is registered and/or who is submitting the letter of transmittal, it shall be a condition of payment that any Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and otherwise that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or holder of SUSA Units to which the letter of transmittal relates, as the case may be, or shall have established to the satisfaction of the Surviving Partnership that such taxes either have been paid or are not applicable.

      (iii) At any time following the third month after the Effective Time, the Buyer or the Surviving Partnership, as applicable, shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock or SUSA Units (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Buyer (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of any Certificates (if applicable) held by them and a duly completed and validly executed letter of transmittal. Notwithstanding the foregoing, none of the Buyer, the Surviving Partnership, the Company, the Trust and the Paying Agent or any other person shall be liable to any holder of shares of Company Common Stock or SUSA Units for any Merger Consideration delivered in respect of such shares or SUSA Units, as the case may be, to a public official pursuant to any abandoned property, escheat or other similar law.

      (iv) Any amounts remaining unclaimed by such holders three years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Government Authority) shall become, to the extent permitted by applicable law, the property of Buyer free and clear of any claims or interest of any person previously entitled thereto.

      (v) After the close of business on the day of the Effective Time or the Effective Time, whichever is earlier, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Company or of SUSA Units on the records of SUSA for the SUSA Units. From and after the Effective Time, the holders of shares of Company Common Stock or SUSA Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares or SUSA Units, respectively, except as otherwise provided herein or by applicable law, and, if after the Effective Time, any Certificates are presented to the Surviving Partnership or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.7.

      (vi) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Partnership, the posting by such person of a bond in such reasonable amount as the Surviving Partnership may direct as indemnity against any claim that may be made against it with respect to such Certificate the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Share Consideration.

      (vii) Each of the Buyer and the Surviving Partnership shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or SUSA Units, as the case may be, such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Buyer or the Surviving Partnership, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or SUSA Units, as the case may be, in respect of which such deduction and withholding was made by the Buyer or the Surviving Partnership, as the case may be.

   SECTION 2.8  Options; Restricted Stock.

   (a) Prior to the Closing, the Sellers shall use commercially reasonable best efforts to take such action as may be necessary or appropriate, including obtaining consents from holders of options to purchase shares of Company Common Stock granted pursuant to the Company Plans listed on Schedule 2.8 ("Company Options"), to the extent required by the applicable Company Plan or option award agreement, such that immediately prior to the Closing, all Company Options shall be fully vested and the Company Options shall terminate and be cashed out pursuant to the following sentence. At or immediately prior to the Effective Time, in exchange for the cancellation of each Company Option, each holder of a Company Option shall be paid by the Company in full satisfaction of such Company Option a cash payment in an amount in respect thereof equal to the product of (i) the excess, if any, of the Share Consideration over the exercise price per share of Company Stock subject to such Company Option and (ii) the number of shares of Company Common Stock subject to the Company Option, less any income or employment tax withholding required under the Code or any provision of state or local law and less the amount of any unpaid loan from the Company to the holder of the Company Option to the extent the shares of Company Common Stock subject to such Company Option were pledged as a security interest for the payment of such loan.

   (b) Prior to the Closing, the Sellers shall use their commercially reasonable best efforts to take such action as may be necessary or appropriate such that, immediately prior to the Closing, each restricted stock award granted by the Company shall become immediately and fully payable or distributable and the restrictions thereon shall lapse and any performance targets shall be deemed achieved in full.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except (i) as disclosed in the Company Reports filed after January 1, 2001 and publicly available prior to the date of this Agreement, or (ii) as set forth on the disclosure schedules (with specific reference to the particular section or subsection of this Agreement to which the information set forth in the relevant disclosure schedule relates; provided, however, that an item included on a disclosure schedule with respect to any section or subsection of this Article 3 shall be deemed to relate to each other section or subsection of this Article 3 but only to the extent that such relationship is reasonably inferable) delivered by the Sellers to the Buyer prior to execution hereof, the Sellers hereby represent and warrant, jointly and severally, to the Buyer as follows:

   SECTION 3.1 Organization and Qualification; Subsidiaries. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

   (b) The Trust is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. The Trust has all requisite organizational power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

   (c) SUSA is a limited partnership duly organized and validly existing under the laws of the State of Tennessee. SUSA has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

   (d) Each Subsidiary of the Company (other than the Trust and SUSA) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing, as applicable, under the laws of the jurisdiction of its incorporation or organization, and has all requisite organizational power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

   (e) Each of the Company and its Subsidiaries is duly qualified to do business, licensed and in good standing, as applicable, in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or license, except for any failures to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (f) Schedule 3.1(f) sets forth the name of each Subsidiary of the Sellers (whether owned, directly or indirectly, through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each such Subsidiary (including the Purchased Shares) are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company, the Trust or SUSA, as applicable, free and clear of all Liens. The following information for each Subsidiary is set forth on
Schedule 3.1(f), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by each Seller in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and the partnership agreement or other organizational documents of the Subsidiary, and (iii) any loans from any Seller to, or priority payments due to any Seller from, the Subsidiary, and the rate of return thereon. Except for interests in Subsidiaries of the Company and for the Investments, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any person (other than investments in short-term investment securities). The SUSA Interest and the SUSA Units are not evidenced by any certificate or document other than the SUSA Agreement. Except for shares of SUSA Management, Inc. subject to the SUSA Management Purchase Agreement, SUSA owns all of the outstanding capital stock of each of the Purchased Subsidiaries.
   (g) There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company, the Trust, SUSA or any other Subsidiary of the Company to issue, transfer or sell or to repurchase, redeem or otherwise acquire any shares of capital stock or equity interests in the Trust or SUSA and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, such other Subsidiary.

   (h) The Company or its Subsidiaries, as the case may be, own all right, title and interest in the Investments, free and clear of all Liens other than Permitted Liens. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or its Subsidiaries, as the case may be, to transfer, sell, decrease or increase the amount of, or otherwise dispose of any Investment. No event, fact or circumstance exists that has impaired or would reasonably be expected to impair the value of any Investment, except, in each case, for events, facts and circumstances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Investment is listed on Schedule 3.1(h).

   SECTION 3.2 Authority Relative to Agreements; Board Approval. (a) The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate, trust or partnership, as applicable) on the part of each of the Sellers, subject only to approval by the Company's shareholders as contemplated by this Agreement. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the valid and legally binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

   (b) Each of the Company Board and the Special Committee, at a meeting duly called and held, by the unanimous vote of all members of the Special Committee,
(i) determined that the transactions contemplated hereby, including the Purchase, the Redemption and the Merger, are advisable and in the best interests of the Company and its shareholders, and approved this Agreement and the transactions contemplated hereby, including the Purchase, the Redemption and the Merger, (ii) directed that this Agreement, the Purchase and the Merger and the other transactions contemplated hereby be submitted to the shareholders of the Company for their approval and resolved to recommend that the shareholders of the Company vote in favor of this Agreement and the approval of the Purchase, the Merger and the other transactions contemplated hereby and
(iii) if and to the extent necessary, adopted a resolution having the effect of causing the parties hereto not to be subject to any state takeover law that might otherwise apply to any of the transactions contemplated by this Agreement. The Company, in its capacity as the sole general partner of SUSA and Holdings and otherwise, has taken (and caused its Subsidiaries to take) all action necessary or appropriate under the SUSA Agreement and Holdings' agreement of limited partnership or otherwise to authorize the Purchase, the Redemption, the Merger, the issuance of the Additional Buyer Units and the other transactions contemplated by this Agreement.

   SECTION 3.3 Capital Stock and Units. (a) The authorized capital stock of the Company as of November 30, 2001 consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2001, there are 28,103,721 shares of Company Common Stock issued and outstanding, and no shares of preferred stock issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of the Company on any matter. As of November 30, 2001, other than (i) for 2,873,760 SUSA Units which may be redeemed by the holders thereof for Company Common Stock or the cash equivalent thereof (at the option of the Company) pursuant to the provisions of the SUSA Agreement, or (ii) 2,160,790 shares of Company Common Stock subject to grant or issuance under Company Options and pursuant to the Prudential Profit Sharing and 401(k) Plan, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell or repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company.

   (b) As of November 30, 2001, 30,261,231 SUSA Units are validly issued and outstanding, fully paid and nonassessable, 27,387,471 of which are owned directly or indirectly by the Company or its Subsidiaries as set forth on
Schedule 3.3(b). There is only one class of SUSA Units, and, except for the Preferred Units (650,000 of which are issued and outstanding as of November 30, 2001), there is no other form of limited partnership interest in SUSA issued or outstanding. SUSA has not issued or granted securities convertible into interests in SUSA, and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in SUSA, whether issued or unissued. The Company is the sole general partner of SUSA. The Conversion Factor (as defined in the SUSA Agreement) is 1.0.

   (c) As of November 30, 2001, all of the limited partnership interests of Holdings are validly issued and outstanding, fully paid and nonassessable, and are owned directly or indirectly by the Company or its Subsidiaries, as set forth on Schedule 3.3(c). There is only one class of Holdings' units of limited partnership, and there is no other form of limited partnership interest in Holdings issued or outstanding. Holdings has not issued or granted securities convertible into interests in Holdings, and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in Holdings, whether issued or unissued. The Company is the sole general partner of Holdings.

   SECTION 3.4 No Conflicts; No Defaults; Required Filings and Consents. Neither the execution and delivery by any of the Sellers hereof nor the consummation by such Seller of the transactions contemplated hereby, including the Purchase, the Redemption and the Merger, will:

   (a) conflict with or result in a breach of any provisions of the Company Charter, the Company Bylaws, the SUSA Agreement or the organizational documents of the Trust, Holdings or any other Subsidiary of the Company or any of the Partnerships;
   (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any Company Plan or any grant or award made under any of the foregoing, except as specifically contemplated by this Agreement or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

   (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

   (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) or a change of control (or equivalent thereof) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement (including any of the agreements set forth on Schedule 3.9(d)) or other instrument, commitment or obligation to which the Company or such Subsidiary is a party, or by which the Company or such Subsidiary or any of its properties is bound or affected (including the SUSA Debt or the SUSA Agreement), except for any of the foregoing matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

   (e) require any consent, approval or authorization of, or declaration, filing, notice to or registration with, any Government Authority, other than any filings required under the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws or specified on Schedule 3.4 (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of Tennessee or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities. (a) Each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by the Company or SUSA or relating to their respective properties, since January 1, 1999, each in the form (including exhibits and any amendments thereto) filed or to be filed by the Company or SUSA, as applicable, with the SEC (collectively, the "Company Reports") is or will be available on the SEC's Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to the extent such Company Report is required to be filed through such system. The Company Reports were or will be filed with the SEC in a timely manner and constitute or will constitute all forms, reports and documents required to be filed by the Company or SUSA under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied or will comply as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports. No Subsidiary of the Company, other than SUSA, is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

   (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented or will present the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented or will present the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The independent accountants who have audited the financial statements included in or incorporated by reference into the Company Reports have not delivered to the Company or the Company Board any "management letters" with respect to such financial statements or related matters of internal accounting control structures or procedures.

   (c) Neither the Company nor any of its Subsidiaries has any Liabilities that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.6 Litigation; Compliance With Law. (a) There are no Actions pending or, to the Sellers' knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would question the validity hereof or any action taken or to be taken in connection herewith. There are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound (which orders, injunctions or decrees are listed on Schedule 3.6), except those orders, injunctions or decrees which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (b) Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The provisions of Chapter 23 (Dissenters' Rights) of Title 48 of the Tennessee Code Annotated will not apply to the Purchase, the Redemption or the Merger, and no holders of securities of any of the Sellers or their respective Subsidiaries (including holders of shares of Company Common Stock or SUSA Units) shall have any dissenters', appraisal, redemption, buy-out or other similar rights (other than the right of holders of SUSA Units under the SUSA Agreement to receive the Unit Consideration) in connection with the Purchase, the Redemption, the Merger, the issuance of the Additional Buyer Units or any other transaction contemplated by this Agreement.

   SECTION 3.7 Absence of Certain Changes or Events. Since September 30, 2001, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has acquired real estate and entered into financing arrangements in connection therewith only in the ordinary course of such business, and there has not been (a) any change, circumstance or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (b) any commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Company or any of its Subsidiaries, other than any such transaction which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (c) any change in the Company's or SUSA's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (d) any declaration, setting aside or payment of any dividend or other distribution with respect to the

Company Common Stock or the SUSA Interest or any other action or event that would have required the consent of the Buyer pursuant to Section 5.5.

   SECTION 3.8 Tax Matters; REIT and Partnership Status. (a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all material Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects. All material Taxes owed by the Company or any of its Subsidiaries have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries has properly accrued all material Taxes for such periods subsequent to the periods covered by such Tax Returns. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. None of the Company or any of its Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any material Tax, and no claim for assessment or collection of any material Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company and each of its Subsidiaries for 1998, 1999 and 2000 and all written communications with Taxing authorities relating thereto have been delivered to the Buyer or made available to representatives of the Buyer prior to the date hereof. No claim has been made in writing or, to the Sellers' knowledge, otherwise by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which the Company or any of its Subsidiaries has knowledge. No issues have been raised in writing in any examination by any taxing authority with respect to the Company or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a material deficiency or increase in Tax for any other period not so examined. Schedule 3.8(a) lists all federal and state income Tax Returns filed with respect to the Company or SUSA for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. All federal, state, local, and foreign income Tax Returns filed with respect to the Company or any of its Subsidiaries for taxable periods ended on or after December 31, 1996 have been provided or made available to the Buyer.

   (b) The Company (i) intends to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") through the close of the tax year in which the Closing occurs and has complied (and will comply) with all applicable provisions of the Code relating to a REIT, through the close of the tax year in which the Closing occurs, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 2000 and 2001, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the Sellers' knowledge, no such challenge is pending or threatened.

   (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee, officer, or director of the Company or SUSA or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

   (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any Company Plan or other agreement, program, arrangement or understanding currently in effect.

   (e) The Company, for its taxable year ended December 31, 1994 was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes and at all times thereafter continued such election and continued to be so eligible to be taxed as a REIT for federal income tax purposes. Each Subsidiary that is treated as an association taxed as a corporation for federal income tax purposes and that is owned directly or indirectly by the

Company is either a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code or a "taxable REIT subsidiary" within the meaning of
Section 856(l)(1) of the Code.

   (f) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and/or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, or other third party.

   (g) The Company and each other entity transferring an interest in United States real property in the Purchase hereunder is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

   (h) SUSA, each Subsidiary of the Company organized as a partnership, each Property Joint Venture and each other partnership or other "flowthrough" entity in which the Company directly or indirectly owns any interest that files Tax Returns as a partnership for federal income tax purposes (the "Partnerships") is classified as a partnership for federal income tax purposes, and neither the Partnerships, the Company nor any of the Subsidiaries of the Company has taken a position inconsistent with such treatment with regard to any Tax. Schedule 3.8(h) sets forth the Company's interest in profits, losses and cash distributions in each of the Partnerships as of the date hereof (or such other dates specified on such Schedule). Storage USA Franchise Corp has not made any contributions that would subject it to allocations under Section 704(c) of the Code. Other than the Partnerships, the Company does not own, directly or indirectly, any material interest in any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes. SUSA has the right to make or to require and, after the Closing, will continue to have the right to make or to require each Partnership to make, in the manner provided in Section 1.754-1(b) of the Treasury Regulations, an election under Section 754 of the Code (and any corresponding elections under state or local tax law) to adjust the basis of its property as provided in Sections 734(b) and 743(b) of the Code.

   (i) Neither the Company nor any of its Subsidiaries has (i) made any election, and is not required, to treat any asset of any Subsidiary as owned by another person for tax purposes (other than by reason of a Subsidiary being a "qualified REIT subsidiary" or a "disregarded entity" for federal income tax purposes and any comparable provision of state, local or foreign law) or (ii) carried out or been engaged in any transaction or arrangement such that the law provides that there may be substituted for the amount or value or the actual consideration given or received (or to be given or received) by any Subsidiary any different amount or value for Tax purposes (other than immaterial differences).

   (j) Other than as a result of the Tax Protection Agreements, neither the Company nor any of its Subsidiaries has received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes.

   (k) Other than the Tax Protection Agreements, neither the Company nor any of its Subsidiaries (i) is a party to or is otherwise subject to any Tax allocation or sharing agreement and (ii) has any liability for the Taxes of another person under law, by contract or otherwise.

   (l) A true, complete and correct copy of each Tax Protection Agreement has been delivered to the Buyer, and each such agreement is listed on Schedule 3.8(l).

   (m) The Trust is not subject to federal, state or local income Tax and will not have any such Tax liability as a result of the transactions contemplated by this Agreement.

   (n) The repayment of any borrowings outstanding under the Credit Lines will not result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, any Tax Protection Agreement.

   SECTION 3.9 Compliance with Agreements; Material Agreements. (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of the Company Charter, the Company Bylaws, the SUSA Agreement or other organizational document of such Subsidiary, except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
   (b) The Company and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Sellers' knowledge, there is no unresolved violation asserted by any Government Authority with respect to any such report or statement relating to an examination of the Company or any of its Subsidiaries which, if resolved in a manner unfavorable to the Company or such Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (c) Schedule 3.9(c) sets forth a list of (i) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred (whether unsecured, or secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or any other assets of the Company or any of its Subsidiaries, or otherwise), and the respective principal amounts outstanding thereunder as of the date hereof (which outstanding indebtedness, (x) if a Credit Line, may be prepaid by the Company or such Subsidiary at any time without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty, and (y) if a Mortgage Note, may be prepaid in full by the Company or such Subsidiary at any time without the consent or approval of any other person), (ii) each commitment, whether written or oral, entered into by the Company or any of its Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries) which may result in total payments or liability in excess of $100,000 and (iii) each bank account (and the applicable outstanding balance as of September 30, 2001) of the Company or any of its Subsidiaries with deposits in excess of $100,000. True and complete copies of the documents relating clauses (i) and (ii) hereof have been delivered or made available to Buyer prior to the date hereof. Neither the Company nor any of its Subsidiaries is in default, and, to the Sellers' knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of this paragraph or in respect of any payment obligations thereunder except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no outstanding guarantees that would cause SUSA or the Company not to be in compliance with the limitations on incurrence of indebtedness under the Indenture.

   (d) All joint venture and partnership agreements to which the Company or any of its Subsidiaries is a party as of the date hereof, as set forth on Schedule 3.9(d), are in full force and effect as against the Company or such Subsidiary and, to the Sellers' knowledge, as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default, and, to the Sellers' knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as set forth on Schedule 3.9(d) or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Sellers' knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as set forth on Schedule 3.9(d) or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Sellers' knowledge, there is no condition with respect to the Company's Subsidiaries (including with respect to the partnership agreements for the Company's Subsidiaries that are partnerships) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (e) Schedule 3.9(e) sets forth a complete and accurate list of (i) material agreements entered into by the Company or any of its Subsidiaries as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for self-storage facilities or other real properties or (ii) all material agreements relating to the franchise operations or franchised properties of the Company and its Subsidiaries (including Storage USA Franchise Corp), in each case, which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation. True and complete copies of such agreements have been delivered or made available to the Buyer prior to the date hereof.

   (f) Except for (i) agreements made in the ordinary course of business consistent with past practice with a maturity of less than one year or that are terminable on 30 days or less notice, and (ii) agreements the breach or non-fulfillment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Schedule 3.9(f) sets forth a complete and accurate list of all material agreements entered into by the Company or any of its Subsidiaries as of the date hereof which are not listed in any other Schedule hereto, which list shall also include non-competition or other similar agreement in favor of a third party, commitment, judgment, injunction or order to which the Company or any of its Subsidiaries is a party or subject that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of the business by the Company and its Subsidiaries before or after the Closing. Each agreement set forth on Schedule 3.9(f) is in full force and effect as against the Company or such Subsidiary and, to the Sellers' knowledge, as against the other parties thereto, no payments, if any, thereunder are delinquent, the Company or such Subsidiary is not in default thereunder, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries, except where the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Sellers' knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or any of its Subsidiaries under any agreement set forth on Schedule 3.9(f), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Sellers' knowledge, the other parties to such agreements are not in breach of their respective obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of each such agreement have been delivered or made available to the Buyer prior to the date hereof.

   (g) Schedule 3.9(g) sets forth a complete and accurate list of all agreements and policies of the Company in effect on the date hereof relating to transactions with Affiliates and potential conflicts of interest. Each agreement or policy set forth on Schedule 3.9(g) is in full force and effect, and the Company, each of its Subsidiaries, and, to the Sellers' knowledge, the other parties thereto are in compliance with such agreements and policies, or such compliance has been waived by the Company Board or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of each such agreement or policy have been delivered or made available to the Buyer prior to the date hereof.

   SECTION 3.10 Financial Records; Organizational Documents; Corporate Records.
(a) The books of account and other financial records of the Company, each of its Subsidiaries and each of the Partnerships are in all respects true and complete, have been maintained in accordance with good business practices, and are and will be accurately reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (b) The Company has previously delivered or made available to the Buyer true and complete copies of the Company Charter, the Company Bylaws, the SUSA Agreement, and the charter, bylaws, organization documents, partnership agreements and joint venture agreements of its Subsidiaries, and all amendments thereto. All such documents are listed on Schedule 3.10(b).

   (c) The minute books and other records of corporate or partnership (or equivalent) proceedings of the Company and each of its Subsidiaries have been made available to the Buyer, contain accurate records of all meetings and accurately reflect all other corporate action of the shareholders and directors and any committees of the Board of Directors of the Company and its Subsidiaries which are corporations and all actions of the partners of SUSA and its Subsidiaries which are partnerships, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.11 Properties. (a) Schedule 3.11(a) sets forth as of the date hereof a complete and accurate list and the addresses of all real property owned or leased by the Company or any of its Subsidiaries or any Property Joint Venture or otherwise used by the Company or any of its Subsidiaries or any Property Joint Venture in the conduct of their business (other than Tenancy Leases which are addressed in Section 3.11(l)) or operations (collectively, and together with the land at each address referenced on Schedule 3.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Properties"). Each of the Company Properties is owned or leased by SUSA, a Subsidiary of SUSA or a Property Joint Venture, as indicated on
Schedule 3.11(a), and the Company itself does not directly own or lease any Company Property. To the Sellers' knowledge, SUSA or, in the case of Company Properties owned by Subsidiaries of SUSA or Property Joint Ventures, such Subsidiaries or Property Joint Ventures, own good and marketable fee simple or leasehold title, as applicable, to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens and (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar properties. To the Sellers' knowledge, none of the matters described in clauses (i) and (ii) of the immediately preceding sentence materially interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of, the Company Properties taken as a whole, and such matters do not, individually or in the aggregate, have a Material Adverse Effect. American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued insuring the fee simple or leasehold, as applicable, title of SUSA, its Subsidiaries or the Property Joint Ventures, as applicable, with respect to all of the Company Properties in amounts at least equal to the original cost thereof, and, to the Sellers' knowledge, such policies are valid and in full force and effect and no claim has been made under any such policy. The Sellers have delivered or made available to the Buyer true and complete copies of all such policies and of the most recent surveys of the Company Properties indicated on Schedule 3.11(a), and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys (to the extent not previously delivered or made available to the Buyer) of each of the Company Properties available to the Company or any of its Subsidiaries will be provided or made available by the Sellers for inspection by the Buyer.

   (b) Except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole, the Sellers have no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property, or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means of egress and ingress to and from any of the Company Properties, has not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of same, or (ii) of any violation by any Company Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use or occupancy of such Company Property or otherwise. Except as communicated to the Buyer in its capacity as claims administrator with respect to insurance coverage for the Company Properties, the Sellers have no knowledge of uninsured physical damage to any Company Property in excess of $250,000 in the aggregate. To the Sellers' knowledge, except for repairs identified in the Capital Expenditure Budget and Schedule, each Company Property, (i) is in good operating condition and repair and is structurally sound and free of defects, with no alterations or repairs being required thereto under applicable law or insurance company requirements, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property, for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy of the Company Properties taken as a whole (or, in the case of the Development Property, the development and operation thereon of the applicable Project). True and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to the condition of any Company Property prepared for the Company or otherwise in the Company's or any of its Subsidiaries' possession have been delivered or made available to the Buyer prior to the date hereof.

   (c) The Sellers have no knowledge (i) that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties, (ii) that any road widening or change of grade of any road adjacent to any Company Property is underway or has been proposed, (iii) of any proposed change in the assessed valuation of any Company Property other than customarily scheduled revaluations, (iv) of any special assessment made or threatened against any Company Property, or (v) that any of the Company Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole.

   (d) To the Sellers' knowledge, each of the Company Properties is an independent unit which does not rely on any facilities located on any property not included in such Company Property to fulfill any municipal or governmental requirement or for the furnishing to such Company Property of any essential building systems or utilities, other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements. Each of the Company Properties is served by public water and sanitary systems and all other utilities, and, to the Sellers' knowledge, each of the Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property (or, in the case of the Development Property, for the development and operation thereon of the applicable Project). To the Sellers' knowledge, all parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips or gores. To the Sellers' knowledge, no portion of any Company Property lies in any flood plain area (as defined by the U.S. Army Corps of Engineers or otherwise) or includes any wetlands or vegetation or species protected by any applicable laws. To the Sellers' knowledge, no improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property. No representation set forth in this subsection (d) shall be deemed to be untrue unless such untruths are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole.

   (e) The Company Properties comply with the requirements of the Americans with Disabilities Act (the "ADA"), except for such failures to comply as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (f) The Company has provided to the Buyer a complete and accurate rent summary for each Company Property for the year ended December 31, 2000 and for the month ended October 31, 2001 (the "Rent Summary"). The Rent Summary accurately describes, as of the date thereof, for all Company Properties, in the aggregate, (i) the total number of rentable square feet of self-storage units at all Company Properties, (ii) the physical occupancy rate of the self-storage units at all Company Properties on a rented square foot basis,
(iii) the average term under the leases of self-storage units or other space at all Company Properties (all such leases for all Company Properties, collectively, the "Company Leases"), (iv) the delinquency rate of tenants at all Company Properties, (v) the average rent per rentable square foot at all Company Properties. True and accurate variance reports for each of the Company Properties have been delivered or made available to the Buyer prior to the date hereof.

   (g) Schedule 3.11(g) sets forth a complete and accurate list of all binding commitments, letters of intent or similar written agreements made or entered into by the Company or any of its Subsidiaries as of the date hereof (x) to sell, mortgage, pledge or hypothecate any Company Properties, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Properties, or (y) to purchase or acquire an option, right of first refusal or similar right in respect of any real property or properties, which, in any such case, has not yet been reduced to a written contract. True and complete copies of each such commitment, letter of intent or other understanding have been delivered or made available to the Buyer prior to the date hereof.

   (h) Except as set forth in the Rent Summary, none of the Company or any of its Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Properties (excluding, however, leases of self-storage facilities and immaterial commercial and retail leases at the Company Properties), and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Properties or any part thereof. None of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

   (i) Schedule 3.11(i) contains a complete and accurate description of any non-compliance by any Company Properties, to the Sellers' knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement (except for the ADA, which is addressed in this respect in Section 3.11(e) above), other than such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 3.11(i) also sets forth the Company's or any of its Subsidiaries' or any Property Joint Venture's capital expenditure budget and schedule for all Company Properties taken as a whole (the "Capital Expenditure Budget and Schedule"), which describes any material capital expenditures (other than periodic maintenance and repairs to be made in the ordinary course of business) which the Company or any of its Subsidiaries or any Property Joint Venture has budgeted for each Company Property for the period running through December 31, 2001, and such other material capital expenditures as are necessary, to the Sellers' knowledge, in order to bring such Company Property into compliance with applicable laws, ordinances, codes, health and safety regulations and insurance requirements (including in respect of fire sprinklers, compliance with the ADA and asbestos containing material) or which the Company or such Subsidiary otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, rehabilitate or modernize such Company Property, or otherwise. To the Sellers' knowledge, the costs and time schedules for 2001 set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. There are no outstanding or, to the Sellers' knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Company Properties, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Properties that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no expenditures expected after December 31, 2001 which would cause any future year's aggregate capital expenditures for the Company Properties to exceed in any material respect the amounts set forth for 2001 in the Capital Expenditure Budget and Schedule for such Company Property.

   (j) Schedule 3.11(j) contains a list of each Company Property, other than franchised properties, which consists of or includes undeveloped land or which is in the process of being developed (collectively, the "Development Properties") and a brief description of the development intended by the Company or any of its Subsidiaries or any Property Joint Venture to be carried out or completed thereon (collectively, the "Projects"), including the total estimated cost of each Project, the stage of completion of each Project and the amount expended to date on such Project (collectively, the "Development Budget and Schedule"). To the Sellers' knowledge, there are no material impediments to or constraints on the development or rehabilitation of any

Project within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto, and there have not been any material overruns with respect to any Project the development of which has commenced.

   (k) The Sellers have disclosed to the Buyer all adverse matters known to the Sellers with respect to or in connection with the Company Properties (including the Company Leases and the Tenancy Leases), which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

   (l) Schedule 3.11(l) sets forth a complete and accurate list of all leases pursuant to which the Company or any of its Subsidiaries occupies commercial or office space (collectively, the "Tenancy Leases"). Each of the Tenancy Leases is valid, binding and in full force and effect as against the Subsidiary and, to the Sellers' knowledge, as against the other party thereto. None of the Tenancy Leases is subject to any pledge, Lien, sublease, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder, except for such pledges, Liens, subleases, assignments, licenses or other agreements that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the Tenancy Leases (including all amendments, modifications and supplements thereto) have been delivered or made available to the Buyer prior to the date hereof. To the Sellers' knowledge, there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries. There does not exist under any of the Tenancy Leases any default, and, to the Sellers' knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

   (m) The Company and each of its Subsidiaries have good and sufficient title to all the personal properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of September 30, 2001, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   SECTION 3.12 Environmental Matters. (a) To the Sellers' knowledge, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits required under Environmental Laws (the "Environmental Permits") which are material to the operation of its businesses and properties, taken as a whole, all of which are listed on Schedule 3.12(a). To the Sellers' knowledge, except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries, and each Company Property is in compliance with the Environmental Permits and all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Seller's knowledge, there are no circumstances that are reasonably likely to prevent or interfere with such compliance as the operation of the Company Properties is currently conducted.

   (b) Each of the Company and its Subsidiaries has provided or made available to the Buyer all material written communications (whether from a Government Authority, citizens' group, employee or other person) in its possession or control regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected Liability of the Company or any of its Subsidiaries under any Environmental Law, except such noncompliance or Liability which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (c) There are no Liens on any of the Company Properties which arose pursuant to or in connection with any Environmental Law or Environmental Claim and, to the Sellers' knowledge, no government actions have been taken or are in process which are reasonably likely to subject any Company Property to any such Liens.

   (d) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Company Environmental Reports, no Environmental Claim with respect to the operations or the businesses of the Company or any of its Subsidiaries, or with respect to the Company Properties, has been asserted or, to the Sellers' knowledge, threatened, and, to the Sellers' knowledge, no circumstances exist with respect to the Company or any of its Subsidiaries or the Company Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) the Company or any of its Subsidiaries, or (ii) to the Sellers' knowledge, any person whose liability for any Environmental Claims the Company or any of its Subsidiaries has assumed pursuant to contract or by operation of law

   (e) Except as set forth in the Company Environmental Reports, (i) none of the Company and its Subsidiaries has been notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., or analogous state laws, (ii) to the Sellers' knowledge, none of the Company and its Subsidiaries has Released any Materials of Environmental Concern at any Company Property or any other location to an extent or in a manner which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) to the Sellers' knowledge, no underground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, or open trenches is present at any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) to the Sellers' knowledge, no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any Company Properties in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except for any such transformers, capacitors or other equipment owned by any utility company, and (v) to the Sellers' knowledge, no asbestos or asbestos-containing material is present at any Company Properties other than floor tiles that do not contain any friable asbestos and no Employee or any other person is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Company Properties, except, in the case of each of the matters set forth in this clause (v), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   (f) Schedule 3.12(f) contains a list of each material environmental report prepared by or for the Company or any of its Subsidiaries, in the possession of any of them (provided that the Company has used, and has caused its Subsidiaries to use, reasonable efforts to obtain such possession), with respect to the environmental condition of any Company Properties, including Phase I and Phase II environmental site assessments (collectively, the "Company Environmental Reports"). True and complete copies of each Company Environmental Report have been delivered or made available to the Buyer prior to the date hereof. To the Sellers' knowledge, there are no facts or circumstances relating to the environmental condition of any real property that is not a Company Property that, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect.

   (g) For purposes hereof, the terms listed below shall have the following meanings:

      (i) "Claim" shall mean all Actions, causes of action, suits, judgments, executions, claims and demands whatsoever, in law or equity.

      (ii) "Environmental Claim" shall mean any Claim or written notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

      (iii) "Environmental Laws" shall mean federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes, regulations, agreements and treaties relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (A) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, (B) exposure of persons to, or Release or threat of Release of, Materials of Environmental Concern, and (C) noise.

      (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. (S) 6601(14)), or solid or hazardous wastes as defined and regulated under any Environmental Laws.

      (v) "Release" shall have the meaning set forth in CERCLA.

   SECTION 3.13 Employees and Employee Benefits. (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment, severance, consulting, retention, termination and change-in-control agreements or arrangements in effect with Employees of the Company or any of its Subsidiaries ("Employee Arrangements"). Except for the Employees who are parties to the scheduled employment agreements, all of the current Employees of the Company and each of its Subsidiaries are employed on an at-will basis.

   (b) Schedule 3.13(b) sets forth a complete and accurate list of all Company Plans. With respect to each Company Plan, the Sellers have delivered or made available to the Buyer true and complete copies of: (i) the plan documents and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

   (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, and, in the case of clause (i) through (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Internal Revenue Service has issued a favorable determination letter (or opinion letter, as the case may be) with respect to each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, and, to the Sellers' knowledge, there are no circumstances nor any events that reasonably could be expected to adversely affect the qualified status of any such plan.

   (d) None of the Company or any of its Subsidiaries has made any binding commitment to establish any new Company Plan except as may be required by law, to modify any Company Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Sellers' knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

   (e) There are no pending or, to the Sellers' knowledge, anticipated claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

   (f) None of the Company, SUSA or any entity under "common control" with the Company or SUSA within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

   (g) The Company and its Subsidiaries do not maintain or contribute to any plan or arrangement that provides or has any liability to provide life insurance, medical or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as required by the Employee Arrangements or the Consolidated Omnibus Budget Reconciliation Act of 1985 or equivalent state law and, to the Sellers' knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee that such benefits would be provided.

   (h) For purposes hereof, "Company Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained within the last five years or contributed to within the last five years by a Seller or in which a Seller participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"), as well as all other life and health insurance, hospitalization, savings, equity, bonus, loan, deferred compensation, incentive compensation, holiday, vacation, severance pay (including statutory severance), termination pay, sick pay, sick leave, bereavement leave, maternity leave, military leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance agreements or arrangements and any other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees. As used herein, the term "Employee" refers to any current employee, former employee or retired employee of the Company or any of its Subsidiaries, including any such employee on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA,
(ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, and (iv) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Plans.

   (i) No Company Plan is or was subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code.

   (j) To the Sellers' knowledge, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, to the Sellers' knowledge, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or
Section 4204 of ERISA.

   (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Employee of the Company, and the transactions contemplated by this Agreement will not constitute constructive termination or "good reason" under any Company Plan (it being understood and agreed, however, that the Company is making no representation or warranty as to whether consummation of the transactions contemplated hereby constitutes "good reason" under the Employee Arrangements).

   (l) All personnel who manage or operate the Company Properties, or any of them, are employed directly by SUSA or SUSA-TN LLC, and the Company itself does not have any Employees. Neither SUSA Management, Inc. nor any of its current Employees are involved in the management or operation of any Company Property.

   (m) No Company Plan or related trust is maintained outside of the United States or is subject to regulation under non-U.S. laws.

   (n) Schedule 3.13(n) sets forth, for each Employee, such Employee's annual salary (and annual bonus opportunity), department and location.

   SECTION 3.14 Labor Matters. None of the Company and its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no unfair labor practice or labor arbitration proceeding pending or, to the Sellers' knowledge, threatened against the Company or any of its Subsidiaries. To the Sellers' knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving Employees of the Company or any of its Subsidiaries.

   SECTION 3.15 Affiliate Transactions. There are no transactions, series of related transactions, or currently proposed transactions or series of related transactions, entered or to be entered into by the Company or any of its Subsidiaries which are of the type required to be disclosed by the Company or SUSA pursuant to Item 404 of Regulation S-K under the Securities Act that are not so disclosed, other than with the Buyer or any of its Affiliates. True and complete copies of all agreements or contracts relating to any such transaction have been delivered or made available to the Buyer prior to the date hereof.

   SECTION 3.16 Insurance. The Company maintains policies of insurance covering the assets, business, properties and assets, Employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies"), which are of a type and in amounts reasonable for the business conducted by the Company and its Subsidiaries. Except as previously communicated in writing to the Buyer in its capacity as claims administrator with respect to the Company's insurance coverage, there are no claims in excess of $50,000 individually or $100,000 in the aggregate by the Company or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, (ii) none of the Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of the transactions contemplated by this Agreement, (iii) the Company and each of its Subsidiaries have complied with the provisions of each Insurance Policy under which it is the insured party, (iv) no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy and (v) all claims under the Insurance Policies have been filed in a timely fashion.

   SECTION 3.17 Proxy Statement; Schedule 13E-3; Information Statement. The Proxy Statement and the Schedule 13E-3 and all of the information included or incorporated by reference therein and all amendments and supplements thereto (other than any information supplied or to be supplied by the Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement, Schedule 13E-3, amendments or supplements are filed with the SEC or the Proxy Statement is mailed to the shareholders of the Company and as of the time of any meeting of the shareholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will at such times comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The Information Statement (other than any information supplied or to be supplied by the Buyer for inclusion therein, and other than information related to the Election, the terms and conditions of the Agreement of Limited Partnership set forth in Exhibit B, the consequences of the Election on an Electing Holder, including Tax consequences, and the proposed business of the Surviving Partnership) will not, as of the date the Information Statement is mailed to the holders of SUSA Units, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   SECTION 3.18 Tennessee Takeover Law. The terms of Chapter 103 of Title 48 of the Tennessee Code Annotated will not apply to the Buyer, the Purchase, the Redemption, the Merger or any other transaction contemplated hereby.

   SECTION 3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (including shares of Company Common Stock held by the Buyer or Affiliates of the

Buyer) entitled to vote hereon is the only vote of the holders of any class or series of Company Stock or other securities of the Company necessary under the TRULPA, the TBCA, the Company Charter, the Company Bylaws or any contract binding the Company to approve this Agreement and the transactions contemplated hereby, including the Purchase, the Redemption and the Merger. No approval, consent or vote of the holders of SUSA Units or Preferred Units or holders of securities of any Subsidiary of the Company is required to effect the transactions contemplated by this Agreement, including the Purchase, the Redemption and the Merger.

   SECTION 3.20 Brokers or Finders; Opinion of Financial Advisor. (a) Except for Lehman Brothers, Inc. (in its capacity as the Company's financial advisor, the "Financial Advisor"), no agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries or Affiliates in connection with this Agreement or any of the transactions contemplated hereby, for which the Buyer or any of its Affiliates will be responsible.

   (b) The Financial Advisor has delivered to the Company an opinion dated the date of this Agreement to the effect, as of such date, the Merger Consideration is fair from a financial point of view to the holders of the Company Common Stock and the holders of SUSA Units unaffiliated with the Company, a copy of which opinion in the form in which it has been or will be delivered to the Company has been delivered to the Buyer.

   SECTION 3.21 Intellectual Property. (a) Other than with respect to software programs that are commercially available on a general basis, the Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used in or reasonably necessary to the conduct of the business of the Company and its Subsidiaries, except where the failure to own, license or have rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term "Intellectual Property" means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) any applications for and registrations of such patents, trademarks, service marks, trade names, domain names and copyrights and designs, and (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications (except for computer software programs and applications that are commercially available on a general basis at a cost that does not exceed $100,000 in any one case or $250,000 giving effect to multiple licenses to the same program).

   (b) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to any Intellectual Property or any software programs that are commercially available on a general basis, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any of its Subsidiaries, except for such breaches and rights to terminate or modify as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Schedule 3.21(b) sets forth a complete and accurate list of the Company's issued patents, registered trademarks, material software license agreements and all other material license agreements.

   (c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) all patents and registrations and applications for registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries are valid and subsisting and (ii) the Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Sellers' Intellectual Property. To the Sellers' knowledge, no other person or entity is infringing, violating or misappropriating any of the Sellers' Intellectual Property, except for infringements, violations or misappropriations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (d) None of the (i) products sold by the Company or any of its Subsidiaries or (ii) business or activities conducted by the Company or any of its Subsidiaries infringes, violates or constitutes a misappropriation of, or infringed, violated or constituted a misappropriation of, any Intellectual Property of any third party (including any software programs and applications that are commercially available), except for infringements, violations or misappropriations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written (or has any knowledge of any) complaint, claim or notice alleging any such infringement, violation or misappropriation. For purposes of this Section 3.21(d), the word "patents" in the definition of Intellectual Property shall be deemed a reference to United States patents issued on or before the date of this Agreement.

   SECTION 3.22 SUSA and Holdings Agreements. (a) Schedule 3.22(a) sets forth all action that is required to be taken under the SUSA Agreement and Holdings' agreement of limited partnership in order to admit the Buyer as the general partner and a limited partner, as applicable, of SUSA and Holdings, in connection with the Purchase, and under the SUSA Agreement to issue the Additional Buyer Units.

   (b) Other than the SUSA Agreement and the Tax Protection Agreements, there are no (written or oral) agreements currently in effect between the Company and any holder of SUSA Units (other than the Company), including agreements pursuant to which the Company has agreed to guarantee the obligations of such holder or consented to any disposition of any of such holder's SUSA Units.

   SECTION 3.23 Knowledge Defined. As used herein, the phrase "to the Sellers' knowledge" (or words of similar import) shall mean the actual knowledge, after reasonable inquiry, of any of Dean Jernigan, Christopher Marr, Karl Haas, John McConomy, Richard Stern, Bruce Taub, Mark Yale or Ed Ansbro; provided, however, that for purposes of Sections 3.11(b), 3.11(d) and 3.11(i), the phrase "to the Sellers' knowledge" (or words of similar import) shall mean the actual knowledge of such individuals as well as the actual knowledge of the Company's ten Regional Managers and three Division Vice Presidents.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

   The Buyer hereby represents and warrants to the Sellers as follows:

   SECTION 4.1 Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

   SECTION 4.2 Due Authorization. The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby, by the Buyer, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

   SECTION 4.3 Conflicting Agreements and Other Matters. Neither the execution and delivery by the Buyer hereof nor the consummation by the Buyer of the transactions contemplated hereby will conflict with, result in a breach or violation of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the creation of any Lien upon any of the properties or assets of the Buyer pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government

Authority under, the organizational documents of the Buyer or any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, order, judgment, decree, statute, law, rule or regulation by which the Buyer is bound, except for filings required under the Securities Laws or the HSR Act or as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

   SECTION 4.4 Ownership of Shares. The Buyer owns as of the date hereof, either directly or through one or more of its Affiliates, 11,765,654 shares of Company Common Stock.

   SECTION 4.5 Proxy Statement; Schedule 13E-3; Information Statement. None of the information supplied or to be supplied by or on behalf of the Buyer for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 or any amendment or supplements thereto will, as of the date the Proxy Statement, the Schedule 13E-3 or any such amendment or supplement is filed with the SEC or the Proxy Statement is mailed to the shareholders of the Company and as of the time of any meeting of the shareholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied by or on behalf of the Buyer for inclusion in the Information Statement (including for these purposes, whether or not so supplied, all information related to the Election, the terms and conditions of the Agreement of Limited Partnership set forth in Exhibit B, the consequences of the Election on an Electing Holder, including Tax consequences, and the proposed business of the Surviving Partnership) will, as of the date the Information Statement is mailed to the holders of SUSA Units, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   SECTION 4.6 Buyer Financing. Without prejudice to the fact that this Agreement does not provide for any financing condition or contingency (but subject to the condition set forth in Section 6.1(c) and to the other terms and conditions hereof), the Buyer has provided to the Company a true and complete copy of the Buyer's Revolver Commitment Letter, dated November 28, 2001, providing for a commitment by Wells Fargo Bank, N.A. of up to $60 million of the Revolver Financing above the Target Hold level of $55 million, as set forth in and subject to the terms and conditions of such Letter (the "Buyer Financing"). Taking into account and assuming the availability of the $115 million of funds pursuant to the Buyer Financing, and subject to the terms and conditions thereof and hereof, at the Closing the Buyer will have sufficient funds to consummate the transactions contemplated by this Agreement, including to make all payments (including in respect of fees and expenses) required to be made in connection with this Agreement. The Buyer currently expects that, to the extent necessary, all of the funds will be available pursuant to the Buyer Financing at the Closing.

                                   ARTICLE 5

                        COVENANTS RELATING TO CLOSINGS

   SECTION 5.1 Taking of Necessary Action. (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions hereof, including all actions and things necessary to cause all conditions precedent set forth in Article 6 to be satisfied.

   (b) As promptly as practicable after the date hereof, the Company, in cooperation with the Buyer, shall prepare and shall file with the SEC (i) a proxy statement (the "Proxy Statement") by which the Company's shareholders will be asked to approve the transactions contemplated hereby, including the Purchase and the Merger and (ii) a statement on Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3" and, together with the Proxy Statement, the "SEC Filings"). The SEC Filings as initially filed with the SEC, as each may be supplemented, amended and refiled with the SEC, and the Proxy Statement as it may be mailed to the Company's shareholders, shall each be in form and substance reasonably satisfactory to the Buyer. The Company shall use its commercially reasonable best efforts to, in cooperation with the Buyer, respond to any comments of the SEC on the SEC Filings and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time. As promptly as practicable after the date hereof,
(i) the Company shall, and shall cause its Subsidiaries to, prepare and file the Regulatory Filings (other than the SEC Filings) and any other filings required of the Company or such Subsidiaries under the U.S. or foreign federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including under state takeover laws (the "Other Filings"), and (ii) the Buyer shall, and shall cause its Subsidiaries to, prepare and file any filings required of the Buyer or such Subsidiaries under any such laws (the "Buyer Filings"). The Company and the Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the SEC Filings or any Regulatory Filings, Other Filings or Buyer Filings or for additional information, and will supply each other with copies of all correspondence between each of them or any of their respective Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to any such filings. The SEC Filings and any Regulatory Filing, Other Filing and Buyer Filing shall comply in all material respects with all applicable requirements of law. The Buyer shall promptly provide to the Company all information about the Buyer required to be included or incorporated by reference in the SEC Filings or any Regulatory Filing or Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to an SEC Filing or any Regulatory Filing, Other Filing or Buyer Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other Government Authority, and/or mailing to shareholders of the Company, such amendment or supplement, and each party shall bear all responsibility and any liability with respect to the information it provides.

   (c) The Buyer, in cooperation with the Company, shall prepare and mail to the holders of SUSA Units (other than the Company and its Subsidiaries), as soon as practicable after the date hereof (but no later than the mailing of the Proxy Statement to holders of Company Common Stock), an information statement (the "Information Statement") containing (i) to the extent relevant, substantially the same information as the information contained in the Proxy Statement to be mailed to holders of Company Common Stock, (ii) information relating to the Unit Consideration, the Election and the other transactions affecting such holders described in Section 2.7, the terms and conditions of the Agreement of Limited Partnership set forth on Exhibit B, the consequences of the Election (including tax consequences thereof), and the proposed business of the Surviving Partnership, and (iii) a prospective Electing Holder questionnaire to determine whether such holder is an "accredited investor".

   (d) Subject to Section 5.6, the Company shall use commercially reasonable best efforts to take all actions in accordance with applicable law, the Company Charter and the Company Bylaws to promptly and duly call, give notice of, convene and hold as promptly as practicable, (and in any event within 45 days after the Proxy Statement and the Schedule 13E-3 have been cleared by the SEC), a meeting of its shareholders for the purpose of considering and voting upon the transactions contemplated by this Agreement, including the Purchase and the Merger. Subject to Section 5.6, to the fullest extent permitted by applicable law, (i) the Company Board shall recommend and the Special Committee shall unanimously recommend approval by the shareholders of the Company of this Agreement and the transaction contemplated hereby, including the Purchase and the Merger, and include in the Proxy Statement such recommendation, and (ii) the Company Board and the Special Committee shall not withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Buyer, such recommendation. Subject to Section 5.6, the Company shall solicit from its shareholders proxies in favor of the approval of the transaction contemplated hereby, including the Purchase and the Merger, and, in connection therewith, shall use commercially reasonable best efforts to comply with the applicable requirements of the national securities exchange on which the Company Common Stock is listed or the TBCA; provided that, after consultation with the Buyer, the Company may adjourn or postpone such shareholder meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's shareholders or if, as of the time for which the meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting.

   (e) The Company shall use its commercially reasonable best efforts to obtain the consents set forth on Schedule 3.4.

   (f) The Buyer shall use commercially reasonable efforts to obtain the funds under the Buyer Financing as and to the extent necessary in connection with the transactions contemplated hereby.

   SECTION 5.2 Take-Along Right. During the Take-Along Period, the Buyer shall
(a) at any meeting of shareholders of the Company called to approve an agreement providing for a Superior Transaction (entered into during the Permitted Period), and at every adjournment or postponement thereof, vote (and cause its Affiliates to vote) all of the shares of Company Common Stock owned of record or beneficially as of the date hereof by the Buyer (or such Affiliates) in favor of the approval of such Superior Transaction, and (b) sell (or cause to be sold) all of the shares of Company Common Stock owned of record or beneficially by the Buyer (and its Affiliates), for the same consideration and on terms no less favorable (except as otherwise contemplated by the Support Agreement) as are offered to the other holders of the Company Common Stock in such Superior Transaction, except in each case as otherwise provided in, and subject to, the definition of Superior Transaction; provided that (i) at the time of termination hereof (in connection with such Superior Transaction) the Company shall have complied with Sections 5.6(c) (after taking into account the provisions of the last sentence of that Section) and 7.1(f), and (ii) immediately prior to or upon consummation of such Superior Transaction, the Buyer shall receive cash consideration for all of its shares of Company Common Stock as set forth in the definition of Superior Transaction in Section 5.6(g)(ii). In addition, the Buyer shall, and shall cause each of its Affiliates that owns shares of Company Common Stock to, execute and deliver to the other party to a definitive agreement relating to a Superior Transaction that has been agreed and entered into by the Company at the time such agreement is entered into, a support agreement in the form attached as Exhibit C (the "Support Agreement"), upon the written request of such party.

   SECTION 5.3 Strategic Alliance Agreement; Series A Preferred Stock. (a) In all respects not inconsistent with the terms and provisions of this Section, the Strategic Alliance Agreement shall continue to be in full force and effect in accordance with the terms and subject to the conditions thereof, and the execution, delivery and performance (other than consummation) hereof, or the execution, delivery and performance (other than consummation) of an agreement providing for a Superior Transaction (in compliance with the terms hereof), shall not constitute an "Early Termination Event" thereunder; provided that, upon the Effective Time or consummation of a Superior Transaction, in compliance with the terms hereof, the Strategic Alliance Agreement shall be terminated and shall cease to have any force or effect, and provided further that it is explicitly understood and agreed that nothing in the Strategic Alliance Agreement or herein shall prevent, limit or restrict in any way the right of the Buyer and its Affiliates to make, in response to any matter of which the Buyer is notified in accordance with Section 5.6(c) or of which the Buyer otherwise becomes aware or for any other reason or no reason, an offer, proposal or inquiry with respect to an improvement or modification in favor of the Company and its shareholders in the terms of the transaction to be effected hereby, or to enter into any negotiation or discussion relating thereto, or to make what would be a Superior Proposal with respect to any Superior Transaction entered into by the Company in connection with or following the termination of this Agreement (or to make any inquiry with respect thereto, or to enter into any negotiation or discussion relating thereto). The Company, the Buyer and SUSA hereby acknowledge and agree that the negotiations leading to, or the entering into, this Agreement, the exercise of any rights hereunder in accordance with and subject to the terms hereof (including the rights afforded to the Sellers under Sections 5.6(f) and 7.1(f) of this Agreement), and the consummation of any of the transactions contemplated by this Agreement shall not, in any event, constitute a violation or attempted violation by any of such parties of any provision of the Strategic Alliance Agreement (or of any provision of the Company Charter or the Company Bylaws), and each such party hereby irrevocably waives any claim in connection therewith against any of the other parties or their respective Representatives, including for purposes of Section 7.8 of the Strategic Alliance Agreement.

   (b) At or prior to the Closing, and from time to time thereafter, the Buyer shall take all action necessary and appropriate to designate or cause to be designated 650,000 shares of preferred stock of the general partner of the Surviving Partnership as "8 7/8% Series A Cumulative Redeemable Preferred Stock," having substantially the same terms as the Company's Series A Preferred Stock (as defined in the Company Charter).

   SECTION 5.4 Public Announcements. Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules, the Company and the Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby.

   SECTION 5.5 Conduct of the Business. Except as expressly provided herein or contemplated hereby or as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts, consistent with past practice, to maintain and preserve its and each Subsidiary's business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, except as set forth on
Schedule 5.5, directly or indirectly, do any of the following without the prior written consent of the Buyer, except as expressly provided herein or contemplated hereby:

   (a) except for the redemption of SUSA Units for Company Stock in the ordinary course of business, change the number of shares of the authorized or issued capital stock (or equivalent thereof) of the Company or such Subsidiary or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock (or equivalent thereof) of the Company or such Subsidiary (unless expressly required by the terms of a Company Plan or preexisting Employment Arrangement, in each case, as in effect as of the date of this Agreement), or any securities convertible into shares of such stock (including, in the case of the Company, SUSA Units), or split, combine or reclassify any shares of the capital stock (or equivalent thereof) of the Company or such Subsidiary or declare, set aside or pay any extraordinary dividend (except for Permitted Dividends or as may be required to comply with the requirements of Section 5.11), other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock (or equivalent thereof) of the Company or such Subsidiary, or redeem or otherwise acquire any shares of such stock (or equivalent thereof), or take any action that would cause the Conversion Factor (as defined in the SUSA Agreement) to be other than 1.0;

   (b) except as permitted by Section 5.5(l), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of the capital stock (or equivalent thereof) of the Company or such Subsidiary, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms);

   (c) amend the Company Charter or the Company Bylaws or the organizational documents of such Subsidiary (including the SUSA Agreement), except as provided in this Agreement;

   (d) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock (or equivalent thereof) of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, other than acquisitions of self storage facilities and related assets in the ordinary course of business consistent with past practice;

   (e) except for the sale of inventory or the sale or lease of self storage facilities and related assets in the ordinary course of business consistent with past practice or as otherwise provided in this Section 5.5, sell, lease, license, pledge, encumber, assign, dispose of or otherwise transfer (including by means of a contribution to a partnership or joint venture) any Company Properties or other material asset of the Company or such Subsidiary (including any contracts or stock (or equivalent thereof) of the Company's Subsidiaries);

   (f) except to the extent expressly contemplated by this Agreement, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;

   (g) (A) incur any indebtedness for borrowed money in excess of $50,000 individually or $150,000 in the aggregate, (B) issue, sell or amend any debt securities or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (C) make any loans, advances or capital contributions (other than as expressly required by the terms of the Property Joint Ventures) to, or investment in, or repay any indebtedness owing to (except as contemplated hereby with the Loan Repayment Amount or the SUSA Subsidiaries Amount or as expressly required by the terms of any contract, as set forth on Schedule 5.5(g)), any person other than the Company or any of its direct or indirect wholly owned Subsidiaries or (D) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

   (h) make any capital expenditures or other expenditures in excess of $150,000 in the aggregate with respect to property, plant or equipment for the Company or its Subsidiaries (or, with respect to Company Properties, in the Capital Expenditure Budget and Schedule or as may be required to correct any material deficiencies in the Company Properties that are discovered after the date hereof, and with respect to Projects, in the Development Budget and Schedule, respectively);

   (i) make any changes in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any method of calculating any bad debt, contingency or other reserve;

   (j) knowingly modify, amend or terminate in any adverse manner any contract or agreement to which the Company or any of its Subsidiaries is party involving payments to or from the Company in excess of $100,000 in any twelve month period, or knowingly waive, release or assign any material rights or claims in an adverse manner (including any write-off or other adverse compromise of any material accounts receivable of the Company or any of its Subsidiaries);

   (k) enter into any contract or agreement requiring the Company or any of its Subsidiaries to make payments in excess of $100,000 in any twelve month period;

   (l) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof or as contemplated by Section 5.9, (A) adopt, enter into, terminate or amend any employment, severance or similar agreement or other Company Plan for the benefit or welfare of any current or former director, officer, Employee or consultant or any collective bargaining agreement, (B) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, Employee or consultant, (C) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (D) pay any material benefit not provided for as of the date of this Agreement under any Company Plan, (E) grant any awards under any bonus, incentive, performance or other Company Plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Plans or awards made thereunder, or (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Plan;

   (m) make or rescind any material Tax election, settle or compromise any material Tax liability or make any material amendment to any Tax return;

   (n) initiate, compromise or settle any litigation or arbitration proceeding relating to this Agreement or the transactions contemplated hereby (and subject to Section 5.12) or material to the Company and its Subsidiaries, taken as a whole;

   (o) open or close any facility or office material to the Company and its Subsidiaries, taken as a whole;

   (p) adopt or implement any shareholder rights plan or similar device or arrangement; or

   (q) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction of any conditions in Article 6.

   SECTION 5.6 No Solicitation. (a) No Solicitation or Negotiation. Except as expressly permitted by this Section, during the period from and including the 46th day following the date of this Agreement (the "No-Solicitation Start Date") until the termination of this Agreement in accordance with the terms hereof (the "No-Solicitation Period"), the Company shall not, nor shall it cause, authorize or permit any of its Subsidiaries or Affiliates or any of its or their Representatives to, directly or indirectly:

      (i) solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, relates to, or could reasonably be expected to lead to, any Acquisition Proposal; or

      (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by, or otherwise cooperate in any way with, any person with respect to, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal.

Notwithstanding the foregoing, but subject to Section 5.6(f), in response to an Acquisition Proposal that did not result or arise from a breach of this Section, and subject to compliance with Section 5.6(c), the Company may
(x) furnish information, including non-public information, with respect to the Company to any person (and the Representatives of such persons) making an Acquisition Proposal that the Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) is a Superior Proposal, pursuant to a customary confidentiality agreement containing customary standstill provisions) and (y) engage in discussions or negotiations with such person and its Representatives regarding any such Superior Proposal. Without limiting the foregoing, it is agreed that any violation of any of the restrictions set forth in this Section 5.6(a) by any Affiliate or Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a violation of such restrictions.

   (b) No Change in Recommendation or Alternative Acquisition Agreement. The Company Board and the Special Committee shall not, during the No-Solicitation
Period:

      (i) except as set forth in this Section 5.6(b), withdraw or publicly propose to withdraw or modify in any manner adverse to the Buyer or publicly propose to modify in any manner adverse to the Buyer, its approval or recommendation of this Agreement or the transactions contemplated hereby;

      (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative

   Acquisition Agreement") constituting or relating to any Acquisition Proposal other than a confidentiality agreement referred to in Section 5.6(a) entered into in the circumstances referred to in such Section 5.6(a); or

      (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, the Company Board and the Special Committee may, during such period, (x) withdraw or publicly propose to withdraw or modify or publicly propose to modify in a manner adverse to the Buyer its approval or recommendation of this Agreement and the transactions contemplated hereby, if the Company Board or the Special Committee determines in good faith (after consultation with the Company's or the Special Committee's outside counsel and the financial advisor for the Special Committee) that an Acquisition Proposal constitutes a Superior Proposal as to which the Company intends to enter into a binding written agreement as provided in Section 7.1(f) and (y) adopt, approve or recommend, or propose to adopt, approve or recommend, any Superior Proposal subject to compliance with Section 7.1(f).

   (c) Notices to the Buyer. The Company shall promptly advise the Buyer orally, with written confirmation to follow within 24 hours of the occurrence of the event or circumstance giving rise to the Company's obligation under this
Section 5.6(c), of the Company's receipt of any Acquisition Proposal or any material negotiation or discussion concerning the material economic terms and material conditions of such Acquisition Proposal made by any person(s), and the identity of the person(s) making or engaging in any such Acquisition Proposal, negotiation or discussion (including a copy of any such Acquisition Proposal, or negotiation or discussion, if in writing). The Company shall promptly inform the Buyer orally, with written confirmation to follow within 24 hours of the occurrence of the event or circumstance giving rise to the Company's obligation under this Section 5.6(c), of all material changes or material modifications to the economic terms of any such Acquisition Proposal, negotiation or discussion (including a copy thereof, if in writing). The Company shall also notify the Buyer orally, with written confirmation to follow within 24 hours, of the identity of any entity that has requested or been granted access to the data room maintained by the Company (but in each case only in the first instance thereof by any such entity). Notwithstanding the foregoing, if the Company, acting in good faith, has immaterially or inadvertently breached its obligations under this Section 5.6(c), it shall nevertheless not in any event be considered a breach hereof, if, no less than three Business Days prior to entering into an agreement with respect to any Acquisition Proposal, the Company shall have provided the Buyer with the then-current material business terms of such Acquisition Proposal, including any then-current written proposal or agreement embodying such Acquisition Proposal (but not including any drafts or other obsolete or superseded materials). For purposes of this Section 5.6(c), the Company's receipt of any Acquisition Proposal or any material negotiation or discussion concerning the material economic terms and material conditions of any Acquisition Proposal (or subsequent communications relating thereto and described herein, including material changes or material modifications to any Acquisition Proposal) shall be solely limited to communications made to or which become known to any one of Messrs. Dean Jernigan, Christopher Marr, Alan Graf, John McCann, Fred Caven, Scott Mohr, Gilbert Menna or Randy Parks. For purposes of this Section 5.6(c) and notwithstanding Section 8.4 to the contrary, notices under this Section shall be deemed to have been given by the Company to the Buyer only if sent by (i) any one of Messrs. Dean Jernigan, Christopher Marr, Alan Graf, John McCann, Fred Caven, Scott Mohr, Gilbert Menna or Randy Parks by electronic mail (with confirmation by fax in the manner and to the persons set forth in Section 8.4), to (ii) the attention of all of Messrs. Ronald Blankenship (rblankenship@securitycapital.com), Paul Szurek (pszurek@securitycapital.com), Jeffrey Klopf (jklopf@securitycapital.com), Murray McCabe (murray.mccabe@jpmorgan.com) and Adam Emmerich (aoemmerich@wlrk.com), or, with the consent of any one or more of such named recipients, by other confirmed delivery to him alone or such other of such recipients as he may specify.

   (d) Certain Permitted Disclosure. Nothing contained in this Section 5.6 or elsewhere in this Agreement shall be deemed to prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender offer contemplated by Rule 14e-2(a) and related Item 1012(a) of Regulation M-A promulgated under the

Exchange Act or from making any other disclosure to its shareholders or in any other regulatory filing if, in the good faith judgment of the Company Board or the Special Committee, based on the advice of outside counsel, failure to so disclose would be inconsistent with their or the Company's obligations under applicable law.

   (e) Cessation of Ongoing Discussions. During the No-Solicitation Period, subject to the provisions of the penultimate sentence of Section 5.6(a), the Company shall, and shall cause its Subsidiaries and its and their Affiliates and Representatives to, cease immediately all discussions and negotiations commenced on or prior to the No-Solicitation Start Date regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. From and after the No-Solicitation Start Date, the Company shall use commercially reasonable efforts to have all copies of all nonpublic information it or its Subsidiaries and its and their Representatives have distributed since the date hereof, to persons who have executed a confidentiality agreement in connection with such person's consideration of an Acquisition Proposal, destroyed or returned to the Company as soon as possible.

   (f) Permitted Period. It is understood and agreed that none of the limitations set forth in this Section 5.6 (other than Section 5.6(c)) with respect to the solicitation, negotiation or furnishing of information with respect to Acquisition Proposals shall apply during the period from (and including) the date of this Agreement to (but excluding) the No-Solicitation Start Date (the "Permitted Period").

   (g) Definitions.  For purposes of this Agreement:

      "Acquisition Proposal" means any proposal, offer or inquiry by any person or group (as defined in Section 13(d)(3) under the Exchange Act) (other than the Buyer or any of its Affiliates or any group including Buyer or any of its Affiliates) (i) for or with respect to or relating to a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination or similar transaction (or series of transactions) involving the Company and its Subsidiaries, taken as a whole, (ii) for or with respect to or relating to a transaction pursuant to which the Company or any of its Subsidiaries issues or would issue, or such person or group acquires or would acquire, over 15% of the equity securities of the Company or such Subsidiary or (iii) for or with respect to or relating to a transaction pursuant to which such person or group acquires or would acquire in any manner, directly or indirectly, over 15% of the consolidated total assets of the Company, in each case, other than the transactions contemplated by this Agreement. Any Superior Proposal shall also be deemed an Acquisition Proposal for the purposes hereof.

      "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to effect a Superior Transaction.

      "Superior Transaction" means the acquisition or cancellation of all of the common equity securities of the Company pursuant to or in connection with a tender or exchange offer, a merger, a consolidation, a sale of all or substantially all of its assets or similar transaction:

        (i) on terms which the Special Committee determines in its good faith judgment to be more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement (based on the advice of a nationally recognized independent financial advisor), taking into account all the terms and conditions of such transaction (including the financial terms thereof and the likelihood of such a proposal being completed) and this Agreement (including any written proposal by the Buyer to amend the terms of this Agreement);

        (ii) (w) in which all of the holders of Company Common Stock (except as set forth in clause (z) below) and all of the holders of SUSA Units (other than the Company) would have the right to receive consideration, in the form of cash and/or securities (and which securities will be publicly traded and listed on the NYSE, AMEX or NASDAQ following consummation of the Superior Transaction), in a per share amount in excess of $42 (with the value of any common stock or security determined at the time the Superior Transaction is entered into, based upon the Trailing Average (as to any such security, if such security is publicly traded and listed on the NYSE, AMEX or NASDAQ prior to the time the Superior Transaction is entered into) or the Agreed Value (as to any such security, if such security is not publicly traded and listed on the NYSE, AMEX or NASDAQ prior to the time the Superior Transaction is entered into)), (x) in which SUSA's limited partners (other than the Company) have the right, at their sole discretion, to remain as limited partners of SUSA or a successor limited partnership on terms comparable to those contemplated by this Agreement or otherwise to continue their equity interest and tax deferred status, (y) which does not prohibit the Buyer from being able to propose any amendments to the terms of this Agreement to make them more favorable from a financial point of view to the holders of Company Common Stock than the Superior Transaction, and (z) in which the consideration to be received by the Buyer for all of its shares of Company Common Stock is payable, and is paid, prior to or simultaneously with the payment of the consideration to be received by holders of Company Common Stock other than the Buyer, entirely in cash (and, if any Company shareholders are to receive or have the option to receive any securities, in an amount per share equal to the greatest of
     (A) if only cash consideration is payable on any shares of Company Common Stock, the per share cash consideration payable on such shares, (B) if only securities are payable on any shares of Company Common Stock, an amount in cash equal to value of such securities determined at the time the Superior Transaction is entered into (with the value of any such securities determined at the time the Superior Transaction is entered into, based upon the Trailing Average, as to securities that are publicly traded and listed on the NYSE, AMEX or NASDAQ prior to the time the Superior Transaction is entered into, or the Agreed Value, as to any such securities which are not publicly traded and listed on the NYSE, AMEX or NASDAQ prior to the time the Superior Transaction is entered into) and (C) if a combination of cash and securities is payable as consideration for any shares of Company Common Stock, an amount in cash equal to the sum of the values determined in accordance with clause (A), with respect to the cash portion of the per share consideration payable to holders of Company Common Stock, and clause (B), with respect to the securities portion of the per share consideration payable to holders of Company Common Stock); and

        (iii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such transaction, within the same time-period as the Take-Along Period (giving due consideration to the respective dates the Buyer and such person executed definitive agreements with the Company) and with a likelihood of successful consummation not less favorable than those applicable to the transactions contemplated hereby.

      "Trailing Average", with respect to any publicly traded security listed on the NYSE, AMEX or NASDAQ, means the average Closing Price (as defined below) of such security on the fifteen consecutive Trading Days (as defined below) immediately preceding the date of determination. "Trading Day", with respect to any security, means a day on which such security is traded on the national securities exchange or quotation system or in the over-the-counter market used to determine Closing Prices for such security. "Closing Price" of a security on any day means the last reported sale price, regular way, of such security on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and asked prices, regular way, of such security on such day, in each case, on the national securities exchange or quotation system or in the over-the-counter market on which such security is listed or admitted to trading or quoted.

      "Agreed Value", with respect to any security not publicly traded and listed on the NYSE, AMEX or NASDAQ, means an amount equal to what the Special Committee's and the Buyer's respective financial advisors mutually agree would be the Trailing Average, were such securities then publicly listed and traded on the NYSE, AMEX or NASDAQ, or, in the event that such financial advisers are unable to reach agreement as to such hypothetical Trailing Average within 5 days after a written request by the Buyer or the Company, as may be determined by the investment banking firm appointed pursuant to Schedule 5.6(g). Any mutual determination of the financial advisors or determination by the investment banking firm appointed pursuant to this definition shall be final and binding on the parties.

   SECTION 5.7 Information and Access.  From the date hereof until the Closing
(a) the Company shall, and shall cause its Subsidiaries to, afford to the Buyer and its Representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the properties, books, contracts, commitments, records and appropriate personnel of the Company and such Subsidiaries and, during such period, shall furnish promptly to the Buyer (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws or the HSR Act, and (ii) all other information concerning the businesses, assets or personnel of the Company and such Subsidiaries or the Company Properties as the Buyer may reasonably request, and (b) without limiting the generality of the foregoing, the Buyer shall have the right to conduct or cause to be conducted, at the Buyer's expense, an environmental, physical, structural, electrical, mechanical and other inspection and review of any Company Properties or request that the Company update, at the Buyer's expense, any existing reports, reviews or inspections thereof, in which case the Company shall promptly cause its reports, reviews and inspections to be so updated by the firm or person who prepared such report or conducted such review or inspection. The Buyer and its Representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries or unduly interfere with, restrict or restrain the access of other persons to the properties, books, contracts, commitments, records and senior management of the Company and such Subsidiaries during the Permitted Period or otherwise unduly impair the ability of the Company to receive a Superior Proposal during the Permitted Period. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty of the Sellers contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

   SECTION 5.8 Notification of Certain Matters. The Buyer and the Company shall use commercially reasonable efforts to give reasonably prompt notice to each other of the occurrence, or failure to occur, of any event, known to such party, which occurrence or failure to occur would be reasonably likely to result in (a) a breach of any representation or warranty of such party contained in this Agreement or (b) the failure of any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. In furtherance of and without limiting the foregoing, the Buyer shall use commercially reasonable efforts to (i) inform the Company if the Buyer no longer expects that all of the funds, to the extent necessary, will be available pursuant to the Buyer Financing at the Closing, and (ii) reasonably promptly apprise the Company of circumstances relating to the Buyer Financing upon reasonable request of the Company from time to time prior to the Closing. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the transactions contemplated hereby.

   SECTION 5.9 Employee Matters.

   (a) The Buyer agrees to comply with the terms of all employment and change-in-control agreements set forth (and designated as such) on Schedule 3.13(a). After the date hereof until the Closing, neither the Company Board nor any committee thereof nor any officer of the Company shall take any action that would cause any amount to become due or payable or to be paid under any Employee Arrangement as a result of the execution hereof, the Purchase, the Redemption or the Merger or any other matter contemplated hereby.

   (b) Nothing in this Agreement (other than Section 5.10), express or implied, shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person other than the parties hereto, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever.

   SECTION 5.10 D&O Insurance; Indemnification. (a) From and after the Closing, the Surviving Partnership and the Buyer shall, jointly and severally, to the fullest extent permitted by Tennessee law for a period of six years from the Closing, indemnify, hold harmless and provide advancement of expenses to, each present and former director, trustee and officer of the Company or any of its Subsidiaries and each person who becomes prior to the Effective Time a director, trustee or officer of the Company or any of its Subsidiaries (each, an

"Indemnified Party" and, collectively, the "Indemnified Parties"), from, against and with respect to any costs or expenses (including attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions existed or occurred at or prior to the Effective Time, including any acts or omissions related to this Agreement or the transactions contemplated hereby (an "Indemnifiable Action"), whether asserted or claimed prior to, at or after the Effective Time, to the maximum extent that the Company would then be obligated to indemnify, hold harmless and advance expenses under the Company Charter or the Company Bylaws if the same were then in effect.

   (b) From and after the Closing, the Buyer shall control the defense of any Indemnifiable Action with counsel selected by the Buyer, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall, at such party's expense, be permitted to participate in such defense with counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Buyer. Notwithstanding the foregoing, if there is any conflict of interest between the Buyer and any Indemnified Party or there are additional material defenses available to any Indemnified Party, such Indemnified Party shall be permitted to participate in the defense of such Indemnifiable Action with counsel selected by such Indemnified Party, which counsel shall be reasonably acceptable to the Buyer, and the Buyer shall pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Indemnifiable Action to the fullest extent permitted by Tennessee law; provided, however, that, notwithstanding any other provision of this Section 5.10(b), the Buyer shall not be obligated to pay fees and expenses of more than one such counsel (plus local counsel) for all Indemnified Parties in any single Indemnifiable Action.

   (c) For a period of six years after the Closing, the Buyer shall, or shall cause one of its Affiliates to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a complete and accurate copy of which has been delivered or made available to the Buyer prior to the date of this Agreement) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage with respect to acts or failures to act occurring prior to the Effective Time.

   (d) From and after the Effective Time, the Buyer and the Surviving Partnership will, jointly and severally, fulfill and honor in all respects the obligations of the Company pursuant to the indemnification agreements between the Company and its directors and officers in effect immediately prior to the date hereof and set forth on Schedule 5.10(d).

   (e) If Buyer or the Surviving Partnership or any of their respective successors or assigns (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving person of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of the Buyer or the Surviving Partnership shall assume all of the obligations set forth in this Section 5.10.

   (f) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.

   SECTION 5.11 REIT Status. From and after the date hereof until the Closing, the Company will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes. For purposes of determining whether a dividend, other than a Permitted Dividend, is required to be paid in order to comply with this covenant, the parties agree that both the distribution of the Share Consideration in the Merger and the Buyer Amount paid to the Buyer in redemption of its Company Common Stock, to the extent that such transactions are scheduled to occur during the applicable tax year, shall be treated as a distribution qualifying for a dividends paid deduction under Sections 561 and 562 of the Code to the extent provided therein.

   SECTION 5.12 Shareholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Closing Date, the Company shall afford the Buyer the opportunity to participate, at the Buyer's expense and with separate counsel, in the defense or settlement of any shareholder litigation against the Company or the Company Board relating to this Agreement or any of the transactions contemplated hereby, it being understood that the Company shall be entitled to settle any such litigation, but only with the Buyer's prior written consent, which will not be unreasonably withheld or delayed.

   SECTION 5.13 Purchase Price Allocation. The Purchase Price, the Transferred Liabilities and any other capitalized item (including SUSA liabilities treated as additional purchase price under Section 752) shall be allocated among the SUSA Interest and the Other Assets in a manner consistent with a schedule to be provided by the Buyer to the Company at or prior to the Closing (the "Purchase Price Allocation"). The Buyer and the Company shall each file Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis reporting the allocation of the Purchase Price consistent with such Purchase Price Allocation. Except as may be required by law, the Buyer and the Company will
(i) file, or cause to be filed, all Tax Returns in a manner consistent with the Purchase Price Allocation, as adjusted as a result of a substantial increase or decrease in the Purchase Price, if any, and (ii) may not take any action inconsistent therewith.

   SECTION 5.14 Sale of Shares by the Buyer. The Buyer agrees that, until the later of (i) termination hereof or (ii) the expiration of the Take-Along Period, it shall not sell, transfer, pledge or otherwise dispose of any shares of Company Common Stock (and it shall cause its Affiliates not to take any of the foregoing actions) other than to its (or their) Affiliates or in accordance with Section 5.2 of this Agreement. Each Affiliate of the Buyer that owns shares of Company Common Stock shall, and the Buyer shall cause any such Affiliate to, agree to be bound by the provisions of this Section 5.14.

                                   ARTICLE 6

                            CONDITIONS TO CLOSINGS

   SECTION 6.1 Conditions to Obligations of the Buyer. The obligations of the Buyer to effect the transactions contemplated by this Agreement are subject to satisfaction on or prior to the Closing Date of each of the following conditions precedent, any of which may be waived in writing exclusively by the
Buyer:

   (a) Representations and Warranties. The representations and warranties of the Sellers contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except, in any such case, for representations and warranties that speak as of a specific date or time, which need only be true and correct in all respects as of such date or time), other than, in all such cases, for such failures to be true and/or correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (without regard, for purposes of this Section 6.1(a), to any materiality or Material Adverse Effect qualifications contained in such representations and warranties). The Sellers shall have delivered to the Buyer at the Closing certificates of appropriate officers dated the Closing Date to such effect.

   (b) Covenants. The covenants and agreements of the Sellers to be performed on or before the Closing Date in accordance with this Agreement (other than Section 5.8) shall have been duly performed in all material respects (without regard, for purposes of this Section 6.1(b), to any materiality qualifications contained in such covenants or agreements). The Sellers shall have delivered to the Buyer at the Closing certificates of appropriate officers dated the Closing Date to such effect.

   (c) No Material Adverse Change. No condition to lending or funding, under or in connection with the Buyer Financing, based upon or related to a material disruption of, or material adverse change in, financial, banking or capital market conditions shall have been invoked and be continuing after any applicable cooling off or similar period, in each case, with the effect that all or part of the Buyer Financing shall not be available to the Buyer.

   (d) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

   (e) Governmental Approvals. Other than the filing of the Merger Certificate, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority (other than under the HSR Act) in connection with the Purchase, the Redemption, the Merger or the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, shall have been filed, been obtained or occurred.

   (f) Shareholder Approval. The Purchase, the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the Company's shareholders under applicable law, the Company Charter and the Company Bylaws at a duly called meeting of such shareholders at which a quorum was present.

   (g) No Injunction. There shall not be in effect any order, decree or injunction of any Government Authority of competent jurisdiction which enjoins or prohibits consummation of any of the transactions contemplated hereby, and there shall be no pending Actions brought by any Government Authority (including a stop order or similar SEC proceeding with respect to the Proxy Statement) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

   (h) Tax Matters. The Company shall not have terminated its election to be taxed as a REIT, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

   (i) Partnership Matters. All action necessary or appropriate to issue the Additional Buyer Units and to admit the Buyer as the general partner and a limited partner, as applicable, of SUSA and Holdings, as set forth on Schedule 3.22(a), in each case, effective as of the Closing, shall have been duly taken, and the Company (including in its capacity as the sole general partner of SUSA and Holdings) shall have taken (and caused its Subsidiaries to take) all action necessary or appropriate to authorize the Purchase, the Redemption, the Merger, the issuance of the Additional Buyer Units and the other transactions contemplated hereby.

   (j) SUSA Management Purchase Agreement. The transactions contemplated by the agreement (the "SUSA Management Purchase Agreement"), between Dean Jernigan and the Buyer, dated as of the date hereof, pursuant to which Dean Jernigan will sell to the Buyer (or one or more of its Subsidiaries) and the Buyer (or such Subsidiaries) will purchase from Dean Jernigan, effective immediately prior to the Purchase, all of the shares of capital stock of SUSA Management, Inc. owned by Dean Jernigan; shall have been consummated in accordance with their terms.

   (k) Other Deliveries. The Sellers shall have made the deliveries to be made by the Sellers pursuant to Section 2.5(b)(ii) and (iii).

   SECTION 6.2 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement is subject to satisfaction on or prior to the Closing Date of each of the following conditions precedent, any of which may be waived in writing exclusively by the
Company:

   (a) Representations and Warranties. The representations and warranties of the Buyer contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except, in any such case, for representations and warranties that speak as of a specific date or time, which need only be true and correct in all respects as of such date or time), other than, in all such cases, for such failures to be true and/or correct as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby (without regard, for purposes of this Section 6.2(a), to any materiality or material adverse effect qualifications contained in such representations and warranties). The Buyer shall have delivered to the Sellers at the Closing a certificate of appropriate officers dated the Closing Date to such effect.

   (b) Covenants. The covenants and agreements of the Buyer to be performed on or before the Closing Date in accordance with this Agreement (other than Section 5.8) shall have been duly performed in all material respects (without regard, for purposes of this Section 6.2(b), to any materiality qualifications contained in such covenants or agreements). The Buyer shall have delivered to the Sellers at the Closing a certificate of appropriate officers dated the Closing Date to such effect.

   (c) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

   (d) Governmental Approvals. Other than the filing of the Merger Certificate, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority (other than under the HSR Act) in connection with the Purchase, the Redemption, the Merger or the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, shall have been filed, been obtained or occurred.

   (e) Shareholder Approval. The Purchase, the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the Company's shareholders under applicable law, the Company Charter and the Company Bylaws at a duly called meeting of such shareholders at which a quorum was present.

   (f) No Injunction. There shall not be in effect any order, decree or injunction of any Government Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

   (g) Other Deliveries. The Buyer shall have made the deliveries to be made by the Buyer pursuant to Section 2.5(b)(ii).

                                   ARTICLE 7

                                  TERMINATION

   SECTION 7.1 Termination. This Agreement may be terminated at any time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party) as follows:

   (a) by mutual written consent of the Buyer and the Company; or

   (b) by either the Buyer or the Company, if the Purchase, the Redemption and the Merger shall not have been consummated by June 5, 2002 (the "Outside Date"); or

   (c) by either the Buyer or the Company, if a Governmental Authority of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Purchase, the Redemption or the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose material failure to fulfill any obligation under this Agreement, including Section 5.1, has been the principal cause of or resulted in such order, decree ruling or action); or

   (d) by either the Buyer or the Company, if, at the meeting of Company shareholders (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Purchase, the Merger and the other transactions contemplated hereby is taken, the requisite vote of such shareholders in favor of such transactions shall not have been obtained; or

   (e) by the Buyer, if, after the Permitted Period (i) the Company Board and the Special Committee shall have publicly withdrawn or modified in a manner adverse to the Buyer their recommendation of the Purchase or the Merger or (ii) the Company Board and the Special Committee fail to reconfirm their recommendation of the Purchase or the Merger within five Business Days after the Buyer so requests in writing (which five Business Day period will be extended for an additional five Business Days if the Company certifies to the Buyer prior to the expiration of the initial five Business Day period that the Company Board and the Special Committee are in good faith seeking to obtain additional information regarding their decision to reconfirm their recommendation of the Purchase or the Merger, as applicable); or

   (f) by the Company, if, prior to the meeting of the Company shareholders at which a vote on the Purchase, the Merger and the other transactions contemplated hereby is to be taken, the Company Board and the Special Committee have entered into a Superior Transaction; provided that:

      (i) the Company shall have complied with Section 5.6 in all material respects; and

      (ii) the Company shall, concurrently with such termination, pay the Buyer the termination fee required by Section 7.3(b); or

   (g) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.1 not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Company of written notice of such breach from the Buyer; or

   (h) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.2 not to be satisfied, and (ii) shall not have been cured within 30 days following receipt by the Buyer of written notice of such breach from the Company.

   SECTION 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and have no effect, all rights and obligations of any party hereto shall cease and there shall be no liability or obligation on the part of the Buyer, the Sellers or their respective officers, directors, shareholders or Affiliates; provided that (i) any such termination shall not relieve any party hereto from liability for any willful breach of this Agreement and (ii) the provisions of Sections 5.2 and 5.4, this Section 7.2, Section 7.3 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   SECTION 7.3 Fees and Expenses. (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Purchase, the Redemption, the Merger and the other transactions contemplated hereby are consummated; provided, however, that the Company and the Buyer shall share equally (i) the filing fee of the Buyer's pre-merger notification report under the HSR Act and (ii) all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing, filing and mailing (as applicable) of the Proxy Statement, the Information Statement and the Schedule 13E-3, including any related preliminary materials and any amendments or supplements thereto. All fees and expenses payable pursuant to this Section 7.3 shall be paid by wire transfer of same-day funds.

   (b) The Company shall pay the Buyer (in full satisfaction of the Company's obligations hereunder) a termination fee of $22.5 million if this Agreement is terminated pursuant to Section 7.1(e) or 7.1(f).

   (c) Any fee due under Section 7.3(b) shall be paid by the Company, (i) in the event of a termination pursuant to Section 7.1(e), within one Business Day after the date of such termination, and (ii) in the event of a termination pursuant to Section 7.1(f), concurrently with (x) such termination, and (y) if requested in accordance with Section 5.2 prior to such termination, the execution of the Support Agreement in accordance with such Section 5.2.

   (d) The Sellers acknowledge that the agreements contained in this Section
7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Buyer would not enter into this Agreement. If the Company fails to promptly pay to the Buyer any fee due under this Section 7.3, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Chase Manhattan Bank, N.A. plus four percent per annum, compounded quarterly, from the date such fee was required to be paid.

                                   ARTICLE 8

                                 MISCELLANEOUS

   SECTION 8.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Sellers and the Buyer contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Closing Date. This Section shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after consummation of the transactions contemplated hereby.

   SECTION 8.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

   SECTION 8.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except as set forth in Section 5.10(e), this Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

   Section 8.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by registered or certified mail, overnight delivery service or, to the extent receipt is confirmed, via facsimile, telecopy or telefax, to the appropriate address or number as set forth below.

Notices to the Company or the Trust shall be addressed to:

          Storage USA, Inc.
          175 Toyota Plaza, Suite 700
          Memphis, Tennessee 38103
          Attention: Chief Executive Officer
          Attention: General Counsel
          Telecopy Number: (901) 252-2174

   with a copy to:

          Goodwin Procter LLP
          Exchange Place
          Boston, Massachusetts 02109-2881
          Attention: Gilbert G. Menna, P.C.
          Telecopy Number: (617) 523-1231

   and to:

          Hunton & Williams
          Riverfront Plaza, East Tower
          951 East Byrd Street
          Richmond, Virginia 23219-4074
          Attention: Randall S. Parks, Esq.
          Telecopy Number: (804) 788-8218

Notices to the Buyer shall be addressed to:

          Security Capital Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico 87501
          Attention: Jeffrey A. Klopf, Esq.
          Telecopy Number: (505) 982-2925

   with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention: Adam O. Emmerich, Esq.
          Telecopy Number: (212) 403-2000

Notices and other communications hereunder shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail (return receipt requested, postage prepaid), (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) when actually received by the party for whom it is intended in all other cases. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

   Section 8.5 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may substitute one or more of its wholly owned Subsidiaries for itself without consent of the other parties hereto, provided that the Buyer shall remain jointly and severally liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

   Section 8.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought; provided that, after approval of the shareholders of the Company has been obtained as contemplated hereby, no amendment hereto shall be made which by law requires further approval by such shareholders without such further approval. Any party hereto may, only by an instrument in writing, waive compliance by any other party with any term or provision hereof on the part of such other party hereto to be performed or complied with. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, and any waiver pursuant to this Section 8.6 by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

   Section 8.7 Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless the context otherwise requires, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references shall be deemed to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement, and (v) provisions shall apply, when appropriate, to successive events and transactions.

   (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

   Section 8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

   Section 8.9 Further Assurances. The parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

   Section 8.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

   Section 8.11 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Maryland, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.4 as to giving notice hereunder shall be deemed effective service of process on such party.

   Section 8.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

   Section 8.13 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

   Section 8.14 Post-Closing Tax Matters. The Buyer shall use its commercially reasonable best efforts to cause any dividends paid by the Company during the Company's taxable year ending with the Effective Time to be designated as "capital gain dividends" within the meaning of Section 857(b)(3) of the Code to the extent permitted under applicable law. The Buyer and SUSA will not take any action following the Closing that is inconsistent with the Company's status as a REIT for any period prior to the Closing.

   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                          STORAGE USA, INC.

                                          By:  /S/  DEAN JERNIGAN
                                             -----------------------------------
                                             Name: Dean Jernigan
                                             Title: Chairman of the Board,
                                             Chief Executive        Officer and
                                             President

                                          STORAGE USA TRUST

                                          By:  /S/  DEAN JERNIGAN
                                             -----------------------------------
                                             Name: Dean Jernigan
                                             Title: Chairman of the Board,
                                             Chief Executive        Officer and
                                             President

                                          SUSA PARTNERSHIP, L.P.

                                          By:  /S/  DEAN JERNIGAN
                                             -----------------------------------
                                             Name: Dean Jernigan
                                             Title: Chairman of the Board,
                                             Chief Executive        Officer and
                                             President

                                          SECURITY CAPITAL GROUP INCORPORATED

                                          By:  /S/  C. RONALD BLANKENSHIP
                                             -----------------------------------
                                             Name: C. Ronald Blankenship
                                             Title: Vice Chairman and Chief
                                             Operating        Officer

                                                                     APPENDIX B

                      Security Capital Group Incorporated
                              125 Lincoln Avenue
                          Santa Fe, New Mexico 87501

                               January 17, 2002

Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
175 Toyota Plaza, Suite 700
Memphis, Tennessee 38103

   Re: Purchase and Sale Agreement, dated as of December 5, 2001, by and among Storage USA, Inc., a Tennessee corporation ("Storage USA"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of Storage USA, SUSA Partnership, L.P., a Tennessee limited partnership of which Storage USA is the sole general partner, and Security Capital Group Incorporated, a Maryland corporation ("Security Capital") (the "Purchase Agreement")

Ladies and Gentlemen:

   This is to confirm that, in connection with the Memorandum of Understanding, dated January 17, 2002 (a copy of which is attached hereto), entered into on behalf of the parties to the litigation referred to therein by their respective attorneys (the "MOU"), and in consideration of the settlement set forth in the MOU, all references in the Purchase Agreement to $42.00 -- including without limitation in Sections 1.116 (definition of "Share Consideration"), Section
1.140 (definition of "Unit Consideration"), Section 2.2(a) (Purchase Consideration; Redemption), and Section 5.6(g) (No Solicitation -- definition of "Superior Transaction") -- shall for all purposes be deemed references to $42.50, and the words "not to exceed $128,197,920" in Section 2.7(a)(iii) shall be deleted, in each case, effective as of the date hereof and of the MOU.

Storage USA, Inc.
Storage USA Trust
SUSA Partnership, L.P.
c/o Storage USA, Inc.
Page 2

   In all respect not inconsistent with the terms and provisions of this letter agreement, the Purchase Agreement shall continue in full force and effect in accordance with the terms and conditions thereof. From and after the date hereof, each reference to the Purchase Agreement in any other instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby, unless the context otherwise requires.

                                          Very truly yours,

                                          SECURITY CAPITAL GROUP INCORPORATED

                                          By: /s/ C. RONALD BLANKENSHIP
                                            -------------------------
                                            Name: C. Ronald Blankenship
                                            Title:  Vice Chairman and
                                                  Chief Operating Officer

Accepted and agreed:

STORAGE USA, INC.

By: /s/ DEAN JERNIGAN
  -----------------------
  Name: Dean Jernigan
  Title:Chairman, Chief Executive
        Officer and President

STORAGE USA TRUST

By: /s/ DEAN JERNIGAN
  -----------------------
  Name: Dean Jernigan
  Title:Chairman, Chief Executive
        Officer and President

SUSA PARTNERSHIP, L.P.

By: /s/ DEAN JERNIGAN
  -----------------------
  Name: Dean Jernigan
  Title:Chairman, Chief Executive
        Officer and President

                                                                     APPENDIX C

                                LEHMAN BROTHERS

                                                               December 3, 2001

Storage USA, Inc.
Special Committee of the Board of Directors
175 Toyota Plaza, Suite 700
Memphis, TN 38103

Members of the Special Committee of the Board:

   We understand that Storage USA, Inc. ("Storage USA" or the "Company") intends to enter into a transaction (the "Proposed Transaction") with Security Capital Group Incorporated ("Security Capital"), which holds approximately 43% of the outstanding common shares (the "Common Shares") of the Company. We further understand that, pursuant to the Proposed Transaction, among other events, (1) Security Capital will acquire all of the general and limited partnership interests in SUSA Partnership, L.P. (the "Operating Partnership" or "OP") that are held directly or indirectly by the Company, (2) the Company will merge with and into the Operating Partnership, (3) in the merger, the holders of the Common Shares, other than Security Capital and its affiliates (the "Shareholders"), will receive cash equal to $42.00 per share, and (4) in the merger, the holders of common units of limited partnership interest (the "Common Units") in the OP, other than Security Capital and its affiliates (the "Unitholders," whose interests currently comprise approximately 10% of the outstanding interests in the OP), will be offered the option of (i) receiving cash equal to $42.00 per Common Unit (the "Cash Option" and, together with the cash consideration received by the Shareholders, the "Cash Consideration") or
(ii) as to all or part of their Common Units, remaining as limited partners of the OP, which will survive the transaction and exist as a subsidiary of Security Capital (the "Non-Cash Option"). We further understand that Security Capital will assume or repay approximately $936 million of the OP's debt and preferred securities. We also understand that the Company will have a 45-day period following execution of the Agreement (as defined below) to solicit superior proposals. The terms and conditions of the Proposed Transaction are set forth in more detail in the Purchase and Sale Agreement by and among Storage USA, Storage USA Trust, the OP and Security Capital (the "Agreement").

   We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Shareholders and the Unitholders of the Cash Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (1) the Company's underlying business decision to proceed with or effect the Proposed Transaction, (2) the fairness to the Unitholders of the Non-Cash Option to be offered to such holders in the Proposed Transaction or the relative value to the Unitholders of the Cash Option and the Non-Cash Option, and (3) the tax consequences to the Shareholders and the Unitholders of the Proposed Transaction generally or of the Cash Option and Non-Cash Option specifically.

   In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) the Second Amended and Restated Agreement of Limited Partnership for the Operating Partnership and certain agreements between the Company and Security Capital (and/or its affiliates or predecessors) including, without limitation, the Stock Purchase Agreement, dated March 1, 1996, as amended; the Strategic Alliance Agreement, dated March 19, 1996, as amended; and the Registration Rights Agreement, dated March 19, 1996, (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including the Company's net asset value analysis and financial projections of the Company prepared by the Company's management, (5) a trading

Storage USA, Inc.
Special Committee of the Board of Directors
December 3, 2001
Page 2

history of the Common Shares from their initial public offering in March 1994 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) published reports of third party research analysts with respect to the net asset value, stock price targets and future financial performance of the Company, and (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. However, for purposes of our analysis, we also have considered certain somewhat more conservative assumptions which resulted in certain adjustments to the net asset value analysis prepared by the management of the Company. We have discussed these adjustments with the management of the Company and they have agreed with the reasonableness of the use of such adjustments in arriving at our opinion. In arriving at our opinion, we have conducted only a limited physical inspection of certain of the properties and facilities of the Company and have not made or obtained any evaluations of the assets or liabilities of the Company. In addition, prior to the execution of the Agreement, we have not been authorized to solicit, and we have not so solicited, any indications of interest from any third party with respect to the purchase of all or a part of the business of the Company and/or the Operating Partnership. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Cash Consideration to be offered to the Shareholders and to the Unitholders in the Proposed Transaction is fair to such holders.

   We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which has been paid and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute (1) a recommendation to any Shareholder or Unitholder as to whether to accept the consideration to be offered in connection with the Proposed Transaction or (2) a recommendation to any Unitholder as to whether to elect the Cash Option or the Non-Cash Option.

                                          Very truly yours,

                                          /S/ LEHMAN BROTHERS

 (Front of Proxy)
                               STORAGE USA, INC.

                          175 TOYOTA PLAZA, SUITE 700

                               MEMPHIS, TN 38103

        Proxy Solicited by the Board of Directors of Storage USA, Inc.
             For The Special Meeting Of Shareholders To Be Held On

                               ,              , 2002.

        The undersigned shareholder of Storage USA, Inc., a Tennessee corporation (the "Company"), hereby constitutes and appoints Dean Jernigan and Christopher P. Marr, and each of them acting singly, as proxies (the "Proxy Holders") for the undersigned, with full power of substitution in each, and authorizes each of them to represent and vote all shares of common stock of the Company held of record by the undersigned as of the
     close of business on              , 2002, at the special meeting of
     shareholders of the Company to be held at       , on              , 2002
     at       , local time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting.

        When properly executed, this proxy will be voted in the manner directed therein by the undersigned shareholder(s). If this proxy is executed, but no direction is given, this Proxy will be voted FOR the proposal set forth in Proposal 1 on the reverse side hereof. The Proxy Holders are each authorized to vote, in the discretion of the Proxy Holders, upon such other business as may properly come before the special meeting and any adjournment or postponement thereof. Shareholders who plan to attend the special meeting may revoke their proxy by attending and casting their vote at the special meeting in person.

        The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

    PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT
                      PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)
-------------------------------------------------------------------------------
                (triangle up)FOLD AND DETACH HERE(triangle up)

 (Back of Proxy)

     [X]               Please mark your votes as in this example.

--------------------------------------------------------------------------------

   The Board of Directors of the Company recommends a vote "FOR" Proposal 1.

     1. To approve the Purchase and Sale Agreement by and among the Company, SUSA Partnership, L.P., Storage USA Trust and Security Capital Group Incorporated, dated as of December 5, 2001, which is attached to the accompanying proxy statement as Appendix A, as amended by the Letter Agreement by and among the Company, SUSA Partnership, L.P., Storage USA Trust and Security Capital Group Incorporated, dated as of January 17, 2002, which is attached to the accompanying proxy statement as Appendix B, and the transactions contemplated thereby including the sale of all of the Company's assets to Security Capital Group Incorporated and the merger of the Company with and into SUSA Partnership, L.P., all as more fully described in the accompanying proxy statement.

        [_] For                    [_] Against                  [_] Abstain
     2. To transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting in the discretion of the Proxy Holders.
     Check here only if you plan to attend the special meeting in person. [_]


                                                          ----------------------

                                                          ----------------------
                                                          Shareholder(s)
                                                              Signature(s)

                                                          Date ______________
                                                          Please sign exactly
                                                          as your name appears
                                                          hereon. When shares
                                                          are held by joint
                                                          tenants, only one of
                                                          such persons need
                                                          sign. When signing as
                                                          attorney, executor,
                                                          administrator,
                                                          trustee or guardian,
                                                          please give full
                                                          title as such. If a
                                                          corporation, please
                                                          sign in full
                                                          corporate name by the
                                                          president or other
                                                          authorized officer.
                                                          If a partnership,
                                                          please sign in
                                                          partnership name by
                                                          an authorized person.
                                                          Please mark, sign,
                                                          date and return the
                                                          proxy card promptly,
                                                          using the enclosed
                                                          envelope.

--------------------------------------------------------------------------------
               (triangle up) FOLD AND DETACH HERE (triangle up)